As filed with the Securities and Exchange              Registration No. 333-
Commission on January 3, 2006

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ING Life Insurance and Annuity Company

                                   Connecticut

                                   71-0294708

                                      6311

               151 Farmington Avenue, Hartford, Connecticut 06156
                                 (860) 723-2239

                             James A. Shuchart, Esq.
                                       ING
                               1475 Dunwoody Drive
                           West Chester, PA 19380-1478
                                 (610) 425-3563

--------------------------------------------------------------------------------

Approximate date of Commencement of proposed sale to the public: It is proposed that the public offering will commence as soon as practicable after effectiveness of the registration statement.

If any of the securities being registered to this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [XX]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement No. 033-63657, as filed with the Securities and Exchange Commission ("SEC") on April 29, 2005.

                         CALCULATION OF REGISTRATION FEE



                                                              Proposed        Proposed
                                                              maximum          maximum
    Title of each class of securities        Amount to     offering price     aggregate          Amount of
            to be registered               be registered      per unit     offering price    registration fee

Individual and Group Single Premium
Modified Guaranteed Deferred Annuity
Contracts                                        *               *              $N/A**             $0.00**



* The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

** The amount previously registered in connection with File No. 033-63657 was $290,000. Pursuant to Rule 429 under the 1933 Act, unsold securities previously registered under Registration Statement No. 033-63657 are being carried forward to this Registration Statement. As of January 3, 2006, the amount of such unsold securities was $195,082.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                     PART I



     ING Life Insurance and Annuity Company Supplement dated January 3, 2006

This supplement adds certain information to the most recent ING Multi-Rate Annuity (IICA) prospectus. Please read it carefully and keep it with your prospectus for future reference.

         -------------------------------------------------------------

The following is hereby added immediately following the section entitled "Legal Matters" on page 27 of the prospectus:

Trading - Industry Developments

As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

Fund Regulatory Issues

Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares, revenue sharing and directed brokerage, compensation, sales practices and suitability, arrangements with service providers, pricing, compliance and controls, and adequacy of disclosure.

In addition to responding to governmental and regulatory requests on fund regulatory issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

As previously reported, ING Funds Distributors, LLC ("IFD"), the distributor of certain ING Funds (U.S.) and an affiliate of the Company, received notice from the staff of the National Association of Securities Dealers ("NASD") that the staff made a preliminary determination to recommend disciplinary action against IFD and one of its registered persons for violations of the NASD Conduct Rules and federal securities laws in connection with certain frequent trading arrangements.

In September of 2005 IFD settled an administrative proceeding with the NASD regarding these arrangements. Under the terms of the Letter of Acceptance, Waiver and Consent ("AWC") with the NASD, under which IFD neither admitted nor denied the allegations or findings, IFD consented to the following sanctions:
(i) a censure; (ii) a fine of $1.5 million; (iii) restitution of approximately $1.44 million to certain ING Funds (U.S.) for losses attributable to excessive trading described in the AWC; and (iv) agreement to make certification to the NASD regarding the review and establishment of certain procedures. IFD's settlement of this administrative proceeding is not material to the Company.

Other regulators, including the Securities and Exchange Commission ("SEC") and the New York Attorney General, are also likely to take some action with respect to certain ING affiliates before concluding their investigation of ING relating to fund trading. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of such action will have a material adverse effect on ING or ING's U.S.-based operations, including the Company.



ILIAC-138497                      Page 1 of 2                        01/03/06

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING's U.S.-based operations, including the Company.

Other Regulatory Matters

The New York Attorney General and other regulators are also conducting broad inquiries and investigations involving the insurance industry. These initiatives currently focus on, among other things, compensation and other sales incentives, potential conflicts of interest, potential anti-competitive activity, marketing practices, certain financial reinsurance arrangements, and disclosure. It is likely that the scope of these investigations will further broaden before the investigations are concluded. U.S. affiliates of ING have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information.

These initiatives may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged.

In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

















ILIAC-138497                     Page 2 of 2                         01/03/06

--------------------------------------------------------------------------------
ING Life Insurance and Annuity Company
Single Premium Deferred Modified Guaranteed Annuity Contract

                          ING MULTI-RATE ANNUITY (IICA)

--------------------------------------------------------------------------------

                                                                 JANUARY 3, 2006

THE CONTRACT. The contract described in this prospectus is a group or individual, single purchase payment, modified guaranteed deferred annuity contract issued by ING Life Insurance and Annuity Company (the "Company," "we," "us," our). Prior to January 1, 2006, the Contract was issued by ING Insurance Company of America ("IICA"). On December 31, 2005, IICA merged with and into ING Life Insurance and Annuity Company, and ING Life Insurance and Annuity Company assumed responsibility for all of IICA's obligations under the contracts. See "Other Topics: The Company" for information about the merger of IICA with and into the Company. The contract is available as a nonqualified deferred annuity. Additionally, the contract is available as a rollover to a traditional Individual Retirement Annuity ("IRA") under section 408(b) of the Internal Revenue Code of 1986, as amended ("Tax Code") or a rollover to a Roth IRA under Tax Code section 408A. See "Purchase" in this prospectus for additional information.

The contract is no longer available for purchase.

WHY READING THIS PROSPECTUS IS IMPORTANT. This prospectus contains facts about the contract that you should know before investing. The information will help you determine if the contract is right for you. Read this prospectus carefully. If you do invest in the contract, retain this document for future reference.

HOW IT WORKS. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and including twenty years. Each guaranteed term has its own guaranteed interest rate. When the guaranteed term(s) end, you can reinvest in another guaranteed term, begin receiving income payments, or withdraw your full account value.

WITHDRAWALS. You may withdraw all or part of your accumulated funds at any time. WITHDRAWALS PRIOR TO THE END OF A GUARANTEED TERM MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT AND CERTAIN FEES. UPON A FULL WITHDRAWAL, YOU COULD, THEREFORE, RECEIVE LESS THAN YOUR PURCHASE PAYMENT. SEE THE "MARKET VALUE ADJUSTMENT" SECTION AND "FEES" SECTION IN THIS PROSPECTUS FOR ADDITIONAL INFORMATION.

ADDITIONAL DISCLOSURE INFORMATION. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state that does not permit their sale. We have not authorized anyone to provide you with information different from that contained in this prospectus. The contract is not a deposit with, obligation of, or guaranteed or endorsed by any bank, nor is it insured by the FDIC.

            Our Home Office:                      Our Customer Service Center:
 ING Life Insurance and Annuity Company                        ING
         151 Farmington Avenue                            P.O. Box 9271
           Hartford, CT 06156                       Des Moines, IA 50306-9271
             (866) 723-4646                              (800) 531-4547


IICA/ILIAC - MRA - 137341

--------------------------------------------------------------------------------
 TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                           PAGE

  CONTRACT OVERVIEW ..................................................      1

  GUARANTEED TERMS AND GUARANTEED INTEREST RATES .....................      2

  YOUR CHOICES AT THE END OF A GUARANTEED TERM .......................      4

  PURCHASE ...........................................................      5

  RIGHT TO CANCEL ....................................................      6

  FEES ...............................................................      6

  WITHDRAWALS ........................................................      8

  SYSTEMATIC DISTRIBUTION OPTIONS ....................................      9

  MARKET VALUE ADJUSTMENT (MVA) ......................................     10

  DEATH BENEFIT ......................................................     11

  INCOME PHASE .......................................................     12

  INVESTMENTS ........................................................     15

  TAXATION ...........................................................     16

  OTHER TOPICS .......................................................     24
   The Company --Contract Distribution --Payment of Commissions --Payment Delay or Suspension --Voting Rights --Contract Modifications --Transfer of
   Ownership: Assignment --Involuntary Terminations --Trading --Industry Developments --Legal Matters and Proceedings

  APPENDIX I -- CALCULATING A MARKET VALUE ADJUSTMENT (MVA) .............    I-1


IICA/ILIAC - MRA - 137341                        i

--------------------------------------------------------------------------------
 CONTRACT OVERVIEW
--------------------------------------------------------------------------------

The following is intended as a summary. Please read each section of this prospectus for additional detail.

QUESTIONS: CONTACTING THE COMPANY. To answer your questions, contact your sales representative or write or call our Customer Service Center:

                   ING
                   P.O. Box 9271
                   Des Moines, IA 50306-92711
                   (800) 531-4547

CONTRACT DESIGN:

The contract described in this prospectus is a group or individual, single purchase payment, modified guaranteed deferred annuity contract issued by ING Life Insurance and Annuity Company. It is intended to be used as a retirement savings vehicle that allows you to invest in fixed interest options in order to help meet long-term financial goals.

WHO'S WHO:

The contract holder (you): The person to whom we issue an individual contract or a certificate under a group contract.

The Company (we, us, our): ING Life Insurance and Annuity Company. We issue the contract.

The contract: Both individual contracts and certificates under a group contract are referred to in this prospectus as the contract.

CONTRACT PHASES:

THE ACCUMULATION PHASE

o AT INVESTMENT. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and including twenty years. Each guaranteed term has its own guaranteed interest rate. Generally, your purchase payment will earn interest at the guaranteed interest rate(s) for the duration of the guaranteed term(s) you select. If you withdraw or transfer amounts prior to the end of a guaranteed term, those amounts may be subject to a market value adjustment and certain fees. See "Market Value Adjustment" and "Fees."

o AT MATURITY. We will notify you at least 18 days before the guaranteed term ends. If you do not make any election before the guaranteed term ends, we will automatically renew the contract for a guaranteed term of the same or similar duration. If you do not want to automatically renew, contact us before the guaranteed term ends. Prior to the end of a guaranteed term, you can elect to reinvest in a different guaranteed term, begin income phase payments, or withdraw the full amount available at maturity.

THE INCOME PHASE

You may start receiving income phase payments at any time after the first year of the contract. Several payment options are available. See "Income Phase." In general, you may receive payments for a specified period of time or for life; receive payments monthly, quarterly, semi-annually or annually; and select an option that provides a death benefit to beneficiaries.


IICA/ILIAC - MRA - 137341                        1

CONTRACT FACTS:

FREE LOOK/RIGHT TO CANCEL: You may cancel the contract within ten days of receipt (or as otherwise provided by state law). See "Right to Cancel."

DEATH BENEFIT: A beneficiary may receive a benefit in the event of your death prior to the income phase. Benefits during the income phase depend upon the payment option selected. See "Death Benefit" and "Income Phase."

WITHDRAWALS: During the accumulation phase, you may withdraw all or part of your account value. Amounts withdrawn may be subject to a market value adjustment, early withdrawal charge, maintenance fee, tax withholding and taxation. See "Market Value Adjustment," "Withdrawals," "Fees" and "Taxation."

SYSTEMATIC DISTRIBUTION OPTIONS: You may elect to receive regular payments from your account, while retaining the account in the accumulation phase. See "Systematic Distribution Options."

FEES: Certain fees may be deducted from your account value. See "Fees."

TAXATION: You will not generally pay taxes on any earnings from the annuity contract described in this prospectus until they are withdrawn. Tax-qualified retirement arrangements (e.g., IRAs) also defer payment of taxes on earnings until they are withdrawn. If you are considering funding a tax-qualified retirement arrangement with an annuity contract, you should know that the annuity contract does not provide any additional tax deferral of earnings beyond the tax deferral provided by the tax-qualified retirement arrangement. However, annuities do provide other features and benefits which may be valuable to you. You should discuss your alternatives with your financial representative.

Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See "Taxation."

MARKET VALUE ADJUSTMENT (MVA): If you withdraw all or part of your account value before a guaranteed term is completed, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of investment, and may be positive or negative. See "Market Value Adjustment."

--------------------------------------------------------------------------------
 GUARANTEED TERMS AND GUARANTEED INTEREST RATES
--------------------------------------------------------------------------------

The contract offers fixed interest options called guaranteed terms. On the application or enrollment form, you select the guaranteed term(s) you want to invest in from among the guaranteed terms we offer at that time. Your purchase payment earns interest at the guaranteed interest rate applicable to that guaranteed term.

GUARANTEED TERMS:

START DATE. Guaranteed terms always start on the first business day of the month.

LENGTH. Guaranteed terms are offered at our discretion for various lengths of time ranging up to and including twenty years.

MINIMUM PAYMENTS. Your single purchase payment must be at least $10,000. You may divide your single purchase payment among any of the various guaranteed terms we offer, but you must invest at least $1,000 in any single guaranteed term.


IICA/ILIAC - MRA - 137341                        2

GUARANTEED INTEREST RATES: We state the guaranteed interest rates as an effective annual rate of return. In other words, we credit the interest you earn on your purchase payment at a rate that provides the guaranteed rate of return over a one-year period, assuming you make no withdrawals. Guaranteed interest rates will never be less than the minimum guaranteed interest rate stated in the contract. We reserve the right to offer, from time to time, guaranteed interest rates to prospective investors that are higher than those offered to current contract holders with respect to guaranteed terms of the same duration.

ONE GUARANTEED TERM/MULTIPLE GUARANTEED INTEREST RATES. More than one guaranteed interest rate may be applicable during a guaranteed term greater than one year. For example, a guaranteed term of five years may apply one guaranteed interest rate for the first year, a different guaranteed interest rate for the next two years, and a third guaranteed interest rate for the last two years.

EXAMPLE OF INTEREST CREDITING AT THE GUARANTEED INTEREST RATE. The example below shows how interest is credited during a guaranteed term. The hypothetical guaranteed interest rate used in this example is illustrative only and is not intended to predict future guaranteed interest rates to be offered under the contract. Actual guaranteed interest rates offered may be more or less than those shown. The example assumes no withdrawals of any amount during the entire seven-year guaranteed term illustrated. The example does not reflect any market value adjustment, federal income taxes, possible tax penalties, or deductions of any early withdrawal charge, premium taxes, or maintenance fees. See "Withdrawals," "Market Value Adjustment," "Fees" and "Taxation."

--------------------------------------------------------------------------------
         EXAMPLE:
--------------------------------------------------------------------------------

         Purchase payment:                           $20,000
         Guaranteed term:                            7 years
         Guaranteed interest rate:                   6.00% per year

The guaranteed interest rate is applied in this example by using the formula:

         1 + the guaranteed interest rate = 1.06

         ACCOUNT VALUE AT END                 INTEREST EARNED AT END
         --------------------                 ----------------------
         OF EACH CONTRACT YEAR                OF EACH CONTRACT YEAR
         ---------------------                ---------------------
         Contract year 1 = $21,200.00         Interest at end of contract year 1
         ($20,000.00 x 1.06)                  = $1,200.00

         Contract year 2 = $22,472.00         Interest at end of contract year 2
         ($21,200.00 x 1.06)                  = $1,272.00

         Contract year 3 = $23,820.32         Interest at end of contract year 3
         ($22,472.00 x 1.06)                  = $1,348.32

         Contract year 4 = $25,249.54         Interest at end of contract year 4
         ($23,820.32 x 1.06)                  = $1,429.22

         Contract year 5 = $26,764.51         Interest at end of contract year 5
         ($25,249.54 x 1.06)                  = $1,514.97

         Contract year 6 = $28,370.38         Interest at end of contract year 6
         ($26,764.51 x 1.06)                  = $1,605.87

         End of guaranteed term = $30,072.61  Interest at end of contract year 7
         ($28,370.38 x 1.06)                  = $1,702.23

Total interest credited in guaranteed term = $10,072.61 ($30,072.61 - $20,000)


IICA/ILIAC - MRA - 137341                        3

DETERMINATION OF GUARANTEED INTEREST RATES. We will periodically determine the guaranteed interest rates we offer at our sole discretion. We have no specific formula for determining the rate of interest we will declare as future guaranteed interest rates. Our determination of guaranteed interest rates is influenced by, but does not necessarily correspond to, interest rates available on the types of debt instruments in which we intend to invest the amounts attributable to the contract. See "Investments." The Company's management will also consider various factors in determining guaranteed interest rates for a given guaranteed term, including some or all of the following:

o        Regulatory and tax requirements;
o        Sales commissions;
o        Administrative expenses;
o        General economic trends; and
o        Competitive factors.

The Company's management determines the guaranteed interest rates we will offer. We cannot predict nor guarantee future levels of guaranteed interest rates above the contractually guaranteed minimum rate nor guarantee what rates will be offered in the future.

--------------------------------------------------------------------------------
 YOUR CHOICES AT THE END OF A GUARANTEED TERM
--------------------------------------------------------------------------------

At least 18 calendar days prior to the end of a guaranteed term, we will notify you that the guaranteed term is about to end. At the end of a guaranteed term, you can do three things with the amount you have accumulated for that guaranteed term:

o    Reinvest all or part of it in another guaranteed term;
o    Withdraw all or part of it; or
o    Use all or part of it to start your income phase payments.

These choices can also be combined. For example, you can withdraw part of the amount you have accumulated and reinvest the balance or reinvest part and use the balance to start income phase payments. Each of these choices has certain consequences, which you should consider carefully. See "Withdrawals," "Income Phase" and "Taxation."

REQUESTING YOUR CHOICE. Once you decide what you want to do with your account value for that guaranteed term, you must advise us of your decision by completing an election form. We must receive your completed election form at least five days prior to the end of the guaranteed term to which it applies.

If we do not receive your properly completed election form in time, or you do not submit an election form, your account value at the end of the guaranteed term will be automatically reinvested in the following manner:

o    For a guaranteed term equal to the guaranteed term just ended;
o If no such guaranteed term is available, for the guaranteed term with the next shortest duration; or
o If no such shorter guaranteed term is available, for the guaranteed term with the next longest duration.

Your account value will then earn interest at the guaranteed interest rate applicable to the guaranteed term automatically selected for you. We will mail a confirmation statement to you the next business day after the completion of the just-ended guaranteed term advising you of the new guaranteed term and guaranteed interest rate.


IICA/ILIAC - MRA - 137341                        4

--------------------------------------------------------------------------------
 PURCHASE
--------------------------------------------------------------------------------

CONTRACT TYPE.  The contract may be purchased as one of the following:

     (1)  A nonqualified deferred annuity;
     (2) A rollover to a traditional individual retirement annuity (IRA) under Tax Code section 408(b) (limitations apply, see "Purchasing a Traditional IRA" in this section); or
     (3) A rollover to a Roth IRA under Tax Code section 408A (limitations apply, see "Purchasing a Roth IRA" in this section).

HOW TO PURCHASE. To purchase a contract, complete an application or enrollment form and submit it to the Company along with your purchase payment.

PAYMENT METHODS.  The following purchase payment methods are allowed:

     o    One lump-sum payment; or
     o    Transfer or rollover from a pre-existing plan or account.

We reserve the right to reject any payments without advance notice.

PAYMENT AMOUNT. The minimum purchase payment is $10,000. We may limit the amount of the maximum purchase payment. All purchase payments over $1,000,000 will be allowed only with our consent. You may not make any additional purchase payments under an existing contract. However, eligible persons may purchase additional contracts at the then prevailing guaranteed interest rates and guaranteed terms.

PURCHASING A TRADITIONAL IRA. To purchase the contract as a traditional IRA, your purchase payment must be a transfer of amounts held in one of the following:

     o    A traditional individual retirement account under Tax Code section
          408(a);
     o A traditional individual retirement annuity under Tax Code section 408(b); or
     o    A retirement plan qualified under Tax Code section 401 or 403.

PURCHASING A ROTH IRA. A contract may be purchased as a Roth IRA under Tax Code section 408A, by transferring amounts previously accumulated under another Roth IRA or from a traditional individual retirement annuity or individual retirement account, provided certain conditions are met. See "Taxation."

ACCEPTANCE OR REJECTION OF APPLICATIONS OR ENROLLMENT FORMS. We must accept or reject your application or enrollment form within two business days of receipt. If the application or enrollment form is incomplete, we may hold it and any accompanying purchase payment for five days. Payments may be held for longer periods only with your consent, pending acceptance of the application or enrollment form. If the application or enrollment form is accepted, a contract will be issued to you. If the application or enrollment form is rejected, we will return it and any payments to you, without interest.

We may also refuse to accept certain forms of premium payments or loan repayments, if applicable, (traveler's checks, for example) or restrict the amount of certain forms of premium payments or loan repayments (money orders totaling more than $5,000, for example). In addition, we may require information as to why a particular form of payment was used (third party checks, for example) and the source of the funds of such payment in order to determine whether or not we will accept it. Use of an unacceptable form of payment may result in us returning your premium payment and not issuing the contract.

WHAT HAPPENS TO YOUR PURCHASE PAYMENT? If we accept your application or enrollment form, your purchase payment becomes part of our general assets and is credited to an account established for you. We will confirm the crediting of your purchase payment within five business days of receipt of your properly completed application or enrollment form. You start earning interest on your purchase payment beginning on the effective date of the contract, which is the date your purchase payment is credited. During the period


IICA/ILIAC - MRA - 137341                        5
of time between the date your purchase payment is credited and the start of the guaranteed term you selected, your purchase payment earns interest at the guaranteed interest rate applicable to the guaranteed term you selected.

--------------------------------------------------------------------------------
 RIGHT TO CANCEL
--------------------------------------------------------------------------------

You may cancel the contract within ten days of receiving it (or as otherwise provided by state law) by returning it to our Service Center along with a written notice of cancellation. We will issue a refund within seven days of our receipt of the contract and written notice of cancellation. The refund will equal the amount of your purchase payment.

--------------------------------------------------------------------------------
 FEES
--------------------------------------------------------------------------------

The following fees and other deductions may impact your account value:

     o    Early Withdrawal Charge (see below);
     o    Maintenance Fee (see below);
     o    Premium Taxes (see below);
     o    Market Value Adjustment (see "Market Value Adjustment"); and
     o    Taxation (see "Taxation").

EARLY WITHDRAWAL CHARGE

Withdrawals of all or a portion of your account value may be subject to a charge. In the case of a partial withdrawal where you request a specified dollar amount, the amount withdrawn from your account will be the amount you specified plus adjustment for any applicable early withdrawal charge.

AMOUNT. The amount is a percentage of the purchase payment you withdraw. The percentage will be determined by the early withdrawal charge schedule below.

PURPOSE. This is a deferred sales charge. It reimburses some of our sales and administrative expenses associated with the contract.

EARLY WITHDRAWAL CHARGE SCHEDULE:

Years since purchase payment credited:     0    1    2    3    4    5    6    7

Fee as a percentage of payment withdrawn:  7%   7%   6%   6%   5%   4%   2%   0%

--------------------------------------------------------------------------------
HOW WE APPLY THE SCHEDULE. For purposes of applying the early withdrawal charge, all time periods are measured from the date your purchase payment is credited, even if you reinvest all or part of your account value in another guaranteed term. Once the early withdrawal charge declines to 0%, it no longer applies, regardless of how long you own the contract.

The early withdrawal charge applies only to withdrawals of your purchase payment. However, for the purposes of this charge, we assume you are withdrawing all or part of your purchase payment first (not your earnings). This assumption is not made for tax purposes. See "Taxation."

EXAMPLE. Assume the first guaranteed term you select is for five years. Further assume that at the end of this five-year guaranteed term, you decide to reinvest your account value for another guaranteed term of four years. Assume you then make a withdrawal (but not a special withdrawal, as described below) during


IICA/ILIAC - MRA - 137341                        6
the second year of the new guaranteed term. Because six years have passed since your purchase payment was credited, you would pay a 2% early withdrawal charge, even though you could have withdrawn all or part of your account value at the end of the first five-year guaranteed term without paying an early withdrawal charge. See "Waiver of Charge," below. However, if you make a withdrawal during the third year of the new guaranteed term, or anytime thereafter, you would pay no early withdrawal charge, because seven years would have passed since your purchase payment was credited.

SPECIAL WITHDRAWALS. After 12 months from the contract effective date, you may make one withdrawal equal to 10% or less of your account value during any calendar year, valued at the time we receive your withdrawal request in writing, and we will not deduct any early withdrawal charge. This special withdrawal is subject to the following restrictions:

     o    It applies only to the first withdrawal each calendar year;

     o All subsequent withdrawals that calendar year are subject to an early withdrawal charge, even if you did not withdraw the full 10% with your first withdrawal; and

     o If your first withdrawal of the calendar year is in excess of 10% of your account value, the excess amount is subject to an early withdrawal charge.

WAIVER OF CHARGE.  The early withdrawal charge is waived for amounts that are:

     o Withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. (If you reinvest those amounts in another guaranteed term, future withdrawals will be subject to an early withdrawal charge as described above); or

     o $2,500 or less, provided that no withdrawal has been made from your account during the prior 12 months; or

     o Withdrawn due to your election of a systematic distribution option (see "Systematic Distribution Options"); or

     o Withdrawn due to an involuntary termination. This may occur if your account value is less than $2,500. See "Other Topics--Involuntary Terminations."

NURSING HOME WAIVER. If approved in your state, you may withdraw all or a portion of your account value without an early withdrawal charge if all of the following conditions are met:

     o More than one account year has elapsed since the date your purchase payment was credited;

     o The annuitant designated under the contract has spent at least 45 consecutive days in a licensed nursing facility (in New Hampshire, the facility may be non-licensed); and

     o The withdrawal is requested within three years of the designated annuitant's admission to a licensed nursing facility (in Oregon there is no three year limitation and in New Hampshire, the facility may be non-licensed).

We will not waive the early withdrawal charge if the annuitant was in a licensed nursing care facility at the time you purchased the contract. The nursing home waiver may not be available in all states.

MARKET VALUE ADJUSTMENT AND TAXATION. Except for withdrawals at the end of a guaranteed term as noted above, and withdrawals under a systematic distribution option, a market value adjustment is applicable to any amounts you withdraw. Regardless of when or how withdrawals are taken, you may also be required to pay taxes and tax penalties. See "Market Value Adjustment" and "Taxation."


IICA/ILIAC - MRA - 137341                        7

ANNUAL MAINTENANCE FEE

Currently we do not charge a maintenance fee. However, prior to the time you enter the income phase, an annual maintenance fee may be deducted from your account value on each anniversary of the contract's effective date and if you make a full withdrawal from the contract. The terms and conditions under which the maintenance fee may be deducted are stated in the contract. A maintenance fee would be used to reimburse us for our administrative expenses relating to establishing and maintaining the contract.

PREMIUM TAXES

MAXIMUM AMOUNT. Some states and municipalities charge a premium tax on annuities. These taxes currently range from 0% to 4%, depending upon the jurisdiction.

WHEN/HOW. We reserve the right to deduct a charge for premium taxes from your account value or from your payment to the account at any time, but not before there is a tax liability under state law. For example, we may deduct a charge for premium taxes at the time of a complete withdrawal or we may reflect the cost of premium taxes in our income phase payment rates when you commence income phase payments. If, at your death, your beneficiary elects to receive a lump-sum distribution, a charge may be deducted for any premium taxes paid on your behalf for which we have not been reimbursed. If we deduct premium taxes from your purchase payment, the amount invested in a guaranteed term will be equal to the amount of your purchase payment reduced by any applicable premium tax.

--------------------------------------------------------------------------------
 WITHDRAWALS
--------------------------------------------------------------------------------

You may withdraw all or part of your account value at any time during the accumulation phase. Amounts are withdrawn on a pro-rata basis from each of the guaranteed terms under the contract. You may request that we inform you in advance of the amount payable upon a withdrawal.

STEPS FOR MAKING A WITHDRAWAL.

     o    Select the withdrawal amount.

         (1) Full withdrawal: You will receive, reduced by any required withholding tax, your account value, plus or minus any applicable market value adjustment, and minus any applicable early withdrawal charge and annual maintenance fee.

         (2) Partial Withdrawal (Percentage or Specified Dollar Amount): You will receive, reduced by any required withholding tax, the amount you specify, subject to the value available in your account. However, the amount actually withdrawn from your account will be adjusted for any applicable early withdrawal charge and any positive or negative market value adjustment, and accordingly, may be more or less than the amount requested.

     o    Properly complete a disbursement form and submit it to our Service
          Center.

DELIVERY OF PAYMENT. Payment of withdrawal requests will be made in accordance with the SEC's requirements. Normally, payment will be sent not later than seven days following our receipt of the disbursement form in good order. Generally, a request is considered to be in "good order" when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out. However, under certain emergency situations, we may defer payment of any withdrawal for a period not exceeding six months from the date we receive your withdrawal request.


IICA/ILIAC - MRA - 137341                        8

TAXES, FEES AND DEDUCTIONS. Amounts withdrawn may be subject to one or more of the following:

     o Early Withdrawal Charge: Withdrawals of all or a portion of your account may be subject to an early withdrawal charge. This is a deferred sales charge that reimburses us for some of the sales and administrative expenses associated with the contract. See "Fees--Early Withdrawal Charge."

     o Annual Maintenance Fee: If you make a full withdrawal from the contract, we may deduct any applicable annual maintenance fee. See "Fees--Annual Maintenance Fee."

     o Market Value Adjustment (MVA): The MVA reflects changes in interest rates since the deposit period. The MVA may be positive or negative. If you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and the amount withdrawn will be adjusted for any applicable positive or negative MVA. See "Market Value Adjustment."

     o Tax Penalty: If you make a withdrawal before you attain age 59 1/2, the amount withdrawn may be subject to a 10% penalty tax. See "Taxation."

     o Tax Withholding: Amounts withdrawn may be subject to withholding for federal income taxes. See "Taxation."

All applicable fees and deductions are deducted from the amount of your withdrawal in accordance with the terms of the contract. Any market value adjustment applicable to your withdrawal, taxes, fees and deductions may either increase or decrease the amount paid to you. To determine which may apply, refer to the appropriate sections of this prospectus, contact your sales representative or call our Service Center at the number listed in "Contract Overview."

--------------------------------------------------------------------------------
 SYSTEMATIC DISTRIBUTION OPTIONS
--------------------------------------------------------------------------------

FEATURES OF A SYSTEMATIC DISTRIBUTION OPTION

A systematic distribution option allows you to receive regular payments from the contract without moving into the income phase. By remaining in the accumulation phase, certain rights and flexibility not available during the income phase are retained. These options may be exercised at any time during the accumulation phase of the contract.

The following systematic distribution options may be available:

     o SWO--SYSTEMATIC WITHDRAWAL OPTION. SWO is a series of automatic partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining investment flexibility for amounts accumulated under the contract.

          SWO allows you to withdraw either a specified amount or a specified percentage of the contract's value, or to withdraw amounts over a specified time period that you determine, within certain limits described in the contract. SWO payments can be made on a monthly or quarterly basis, and the amount of each payment is determined by dividing the designated annual amount by the number of payments due each calendar year. SWO payments are withdrawn pro-rata from each of the guaranteed terms under the contract.

          Under a contract purchased as a traditional IRA, if the SWO payment for any year is less than the required minimum distribution under the Tax Code, the SWO payment will be increased to an amount equal to the minimum distribution amount.

          If you participate in SWO, you may not utilize a special withdrawal to make additional withdrawals from the contract. See
          "Withdrawals--Special Withdrawals."


IICA/ILIAC - MRA - 137341                        9

     o ECO--ESTATE CONSERVATION OPTION. ECO offers the same investment flexibility as SWO, but is designed for those who want to receive only the minimum distribution the Tax Code requires each year.

          Under ECO, we calculate the minimum distribution amount required by law, and pay you that amount once a year. ECO is not available under nonqualified contracts or under Roth IRA contracts. ECO payments are withdrawn pro-rata from each of the guaranteed terms under the contract. We will, upon request, inform you in advance of the amount payable under ECO.

          If you participate in ECO, you may not utilize a special withdrawal to make additional withdrawals from the contract. See
          "Withdrawals--Special Withdrawals."

     o OTHER SYSTEMATIC DISTRIBUTION OPTIONS. We may add additional systematic distribution options from time to time. You may obtain additional information relating to any of the systematic distribution options from your sales representative or from our Service Center.

AVAILABILITY. If allowed by applicable law, we reserve the right to discontinue the availability of one or all of the systematic distribution options for new elections at any time and to change the terms of future elections.

ELIGIBILITY. To exercise one of these options you must meet certain age criteria and your account value must meet certain minimum requirements. To determine if you meet the age and account value criteria and to assess terms and conditions that may apply, contact your sales representative or our Service Center.

TERMINATION. You may revoke a systematic distribution option at any time by submitting a written request to our Service Center. However, once cancelled, you or your spousal beneficiary may not elect SWO again. In addition, once cancelled, ECO may not be elected again until 36 months have elapsed.

DEDUCTIONS AND TAXATION. When you elect a systematic distribution option, your account value remains in the accumulation phase and subject to the applicable charges and deductions described in "Fees." However, we will not apply an early withdrawal charge or market value adjustment to any part of your account value paid under SWO or ECO. Taking a withdrawal through a systematic distribution option may have tax consequences. If you are concerned about tax implications consult a tax adviser before one of these options is elected. See "Taxation."

--------------------------------------------------------------------------------
 MARKET VALUE ADJUSTMENT (MVA)
--------------------------------------------------------------------------------

PURPOSE OF THE MVA. If you make an early withdrawal from the contract, we may need to liquidate certain assets or use existing cash flow that would otherwise be available to invest at current interest rates. The assets we may liquidate to provide your withdrawal amount may be sold at a profit or a loss, depending upon market conditions. To lessen this impact, certain withdrawals are subject to an MVA.

WHAT IS AN MVA? In certain situations described below, including when you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and either add or deduct that value from the amount withdrawn. The calculation we use to determine the MVA reflects the change in the value of your investment due to changes in interest rates since the start of the guaranteed term under the contract. When these interest rates increase, the value of the investment decreases, and the MVA amount may be negative and cause a deduction from your withdrawal amount. Conversely, when these interest rates decrease, the value of the investment increases, and the MVA amount may be positive and cause an increase in your withdrawal amount.

CALCULATION OF THE MVA. For a further explanation of how the MVA is calculated, see Appendix I.


IICA/ILIAC - MRA - 137341                        10

When Does an MVA Apply?  An MVA may apply when:

     o You request a withdrawal before the end of a guaranteed term. In this case the withdrawal amount may be increased or decreased by the application of the MVA.

     o You initiate income phase payments before the end of your guaranteed term. In this case an MVA may be applied to any amounts used to start income phase payments. While either a positive or negative MVA may apply to amounts used to start a nonlifetime payment option, only a positive MVA will apply to amounts used to start a lifetime payment option. See "Income Phase."

     o We terminate the contract because your account value is less than $2,500.

     o    You cancel the contract.

     o A death benefit is paid upon the death of the annuitant, more than six months after the annuitant's death. See "Death Benefit."

     o A death benefit is paid upon the death of a person other than the annuitant.

WHEN DOES AN MVA NOT APPLY?  An MVA will not be applied to:

     o Withdrawals under the Systematic Withdrawal Option or Estate Conservation Option as described in "Systematic Distribution Options."

     o A death benefit payable upon death of an annuitant, if paid within six months of the annuitant's death. See "Death Benefit."

     o Amounts withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. The MVA, however, remains applicable to any amount you reinvest for another guaranteed term.

--------------------------------------------------------------------------------
 DEATH BENEFIT
--------------------------------------------------------------------------------

DURING THE ACCUMULATION PHASE

WHO RECEIVES THE BENEFIT? If you or the annuitant dies during the accumulation phase, a death benefit will be paid to your beneficiary in accordance with the terms of the contract subject to the following:

     o Upon the death of a joint contract holder, the surviving joint contract holder will be deemed the designated beneficiary, and any other beneficiary on record will be treated as the beneficiary at the death of the surviving joint contract holder.

     o If you are not a natural person, the death benefit will be payable at the death of the annuitant designated under the contract or upon any change of the annuitant.

     o If you die and no beneficiary exists, the death benefit will be paid in a lump sum to your estate.

DESIGNATING A BENEFICIARY(IES). You may designate a beneficiary on your application or enrollment form, or by providing a written request in good order to our Service Center. Generally, a request is considered to be in "good order" when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out.


IICA/ILIAC - MRA - 137341                        11

CALCULATION OF THE BENEFIT. The death benefit is calculated as of the date proof of death and the beneficiary's right to receive the death benefit are received in good order at our Service Center. The amount of the death benefit is determined as follows:

     o If the death benefit is paid within six months of the death of the annuitant, the amount equals your account value.

     o If the death benefit is paid more than six months after the date of death of the annuitant, or if paid upon your death and you are not the annuitant, it equals your account value as adjusted by any applicable market value adjustment.

     o If you are not the annuitant, the death benefit payable may be subject to an early withdrawal charge.

BENEFIT PAYMENT OPTIONS. If you are the annuitant and you die before income phase payments begin, or if you are not a natural person and the annuitant dies before income phase payments begin, any beneficiary under the contract who is an individual has several options for receiving payment of the death benefit. The death benefit may be paid:

     o    In one lump-sum payment;

     o In accordance with any of the available income phase payment options (see "Income Phase--Payment Options"); or

     o In certain circumstances, your beneficiary, spousal beneficiary or joint contract holder may have the option to continue the contract rather than receive the death benefit.

Unless your beneficiary elects otherwise, the distribution will be made into an interest bearing account, backed by our general account, that is accessed by the beneficiary through a checkbook feature. The beneficiary may access death benefit proceeds at any time without penalty. Interest earned on this account may be less than interest paid on other settlement options.

TAXATION. The Tax Code requires distribution of death benefit proceeds within a certain period of time. Failure to begin receiving death benefit payments within those time periods can result in tax penalties. Regardless of the method of payment, death benefit proceeds will generally be taxed to the beneficiary in the same manner as if you had received those payments. See "Taxation" for additional information.

CHANGE OF BENEFICIARY. You may change the beneficiary previously designated at any time by submitting notice in writing to our Service Center. The change will not be effective until we receive and record it.

--------------------------------------------------------------------------------
 INCOME PHASE
--------------------------------------------------------------------------------

During the income phase you receive payments from your accumulated account value. You may apply all or a portion of your account value to provide these payments. Income phase payments are made to you or you can, subject to availability, request that payments be deposited directly to your bank account. After your death, we will send your designated beneficiary any income phase payments still due. You may be required to pay taxes on all or a portion of the income phase payments you receive. See "Taxation."

PARTIAL ENTRY INTO THE INCOME PHASE. You may elect a payment option for a portion of your account value, while leaving the remaining portion in a guaranteed term(s). Whether the Tax Code considers such payments taxable as annuity payments or as withdrawals is currently unclear; therefore, you should consult with a qualified tax adviser before electing this option.


IICA/ILIAC - MRA - 137341                        12

INITIATING INCOME PHASE PAYMENTS. At least 30 days prior to the date you want to start receiving income phase payments, you must notify us in writing of the following:

     o    Start date;
     o    Payment option (see the payment options table in this section); and
     o Payment frequency (i.e., monthly, quarterly, semi-annually or annually).

The account will continue in the accumulation phase until you properly initiate income phase payments. You may change your payment option election up to 30 days before income phase payments begin. Once you elect for income phase payments to begin, you may not elect a different payment option or elect to receive a lump-sum payment.

WHAT AFFECTS PAYMENT AMOUNTS? Some of the factors that may affect payment amounts include your age, your gender, your account value, the payment option selected and number of guaranteed payments (if any) selected.

MINIMUM PAYMENT AMOUNTS. The payment option you select must result in one or both of the following:

     o    A first payment of at least $50; or
     o    Total yearly payments of at least $250.

If your account value is too low to meet these minimum payment amounts, you must elect a lump-sum payment. We reserve the right to increase the minimum payment amount based upon increases in the Consumer Price Index--Urban.

PAYMENT START DATE. Income phase payments may start any time after the first year of the contract, and will start the later of the annuitant's 85th birthday or the tenth anniversary of your purchase payment, unless you elect otherwise.

Regardless of your income phase payment start date, your income phase payments will not begin until you have selected an income phase payment option. Failure to select a payment option by your payment start date, or postponement of the start date past the later of the annuitant's 85th birthday or the tenth anniversary of your purchase payment, may have adverse tax consequences. You should consult with a qualified tax adviser if you are considering either of these courses of action.

PAYMENT LENGTH. If you choose a lifetime income phase payment option with guaranteed payments, the age of the annuitant plus the number of years for which payments are guaranteed must not exceed 95 at the time payments begin. Additionally, federal income tax requirements currently applicable to traditional IRAs provide that the period of years guaranteed may not be greater than the joint life expectancies of the payee and his or her designated beneficiary.

CHARGES DEDUCTED. No early withdrawal charge will be applied to amounts used to start income phase payments, although a market value adjustment may be applicable.

MARKET VALUE ADJUSTMENT. If your income phase payments start before the end of your guaranteed term, a market value adjustment will be applied to any amounts used to start income phase payments. If you select a lifetime payment option, only a positive market value adjustment will be applied. See "Market Value Adjustment."

DEATH BENEFIT DURING THE INCOME PHASE. Upon the death of either the annuitant or the surviving joint annuitant, the amount payable, if any, to your beneficiary depends on the payment option currently in force. Any amounts payable must be paid at least as rapidly as under the method of distribution in effect at the annuitant's death. If you die and you are not the annuitant, any remaining payments will continue to be made to your beneficiary at least as rapidly as under the method of distribution in effect at your death.


IICA/ILIAC - MRA - 137341                        13

TAXATION. To avoid certain tax penalties, you or your beneficiary must meet the distribution rules imposed by the Tax Code. See "Taxation."

INCOME PHASE PAYMENT OPTIONS
The following table lists the income phase payment options and accompanying death benefits that may be available during the income phase. We may offer additional payment options under the contract from time to time.

TERMS USED IN THE TABLES:
ANNUITANT: The person(s) on whose life expectancy the income phase payments are calculated.

BENEFICIARY: The person designated to receive the death benefit payable under the contract.

--------------------------------------------------------------------------------
                                          LIFETIME INCOME PHASE PAYMENT OPTIONS
--------------------------------------------------------------------------------
Life Income            LENGTH OF PAYMENTS:  For as long as the annuitant lives.
                       It is possible that only one payment will be made should the annuitant die prior to the second payment's due date.

                       DEATH BENEFIT--NONE:  All payments end upon the
                       annuitant's death.
--------------------------------------------------------------------------------
Life Income--          LENGTH OF PAYMENTS:  For as long as the annuitant lives,
Guaranteed             with payments guaranteed for your choice of 5, 10, 15 or
Payments               20 years, or other periods specified in the contract.

                       DEATH BENEFIT: If the annuitant dies before we have made
                       all the guaranteed payments, payments will continue to
                       the beneficiary.
--------------------------------------------------------------------------------
Life Income--          LENGTH OF PAYMENTS: For as long as either annuitant
                       lives. It is possible that only one payment Two Lives will be made if both the annuitant and joint annuitant die before the second payment's due date.

                       CONTINUING PAYMENTS: When you select this option, you will also choose either:
                       (a) 100%, 66 2/3 % or 50% of the payment to continue to
                           the surviving annuitant after the first death; or
                       (b) 100% of the payment to continue to the first
                           annuitant on the second annuitant's death, and 50% of the payment to continue to the second annuitant on the first annuitant's death.

                       DEATH BENEFIT--NONE: All payments end upon the death of
                       both annuitants.
--------------------------------------------------------------------------------
Life Income--          LENGTH OF PAYMENTS: For as long as either annuitant
Two Lives--            lives, with payments guaranteed for aminimum of 120
Guaranteed             months, or other periods specified in the contract.

Payments CONTINUING PAYMENTS: 100% of the payment to continue to the surviving annuitant after the first death.

                       DEATH BENEFIT: If both annuitants die before the
                       guaranteed payments have all been paid, payments will
                       continue to the beneficiary.
--------------------------------------------------------------------------------
                     NONLIFETIME INCOME PHASE PAYMENT OPTION
--------------------------------------------------------------------------------
Nonlifetime--          LENGTH OF PAYMENTS: Payments will continue for your
Guaranteed             choice of 10 through 30 years (or other periods specified
Payments               in the contract).

                       DEATH BENEFIT: If the annuitant dies before we make all the guaranteed payments, payment will continue to the beneficiary.
--------------------------------------------------------------------------------


IICA/ILIAC - MRA - 137341                        14

--------------------------------------------------------------------------------
 INVESTMENTS
--------------------------------------------------------------------------------

SEPARATE ACCOUNT. Payments received under the contract and allocated to guaranteed terms will be deposited to, and accounted for, in a nonunitized separate account that we established under Connecticut law. A nonunitized separate account is a separate account in which you do not participate in the performance of the assets through unit values or any other interest. Prior to January 1, 2006, amounts under the contract were held in a nonunitized separate account of ING Insurance Company of America ("IICA"), a wholly-owned subsidiary of the Company. In connection with the merger of IICA with and into the Company, this nonunitized separate account was transferred to the Company on December 31, 2005. The nonunitized separate account now operates pursuant to Connecticut law.

Persons allocating amounts to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in the separate account. The assets accrue solely to our benefit and we bear the entire risk of investment gain or loss. All of our obligations due to allocations to the nonunitized separate account are contractual guarantees we have made and are accounted for in the separate account. All of our general assets are available to meet the guarantees under the contracts. However, to the extent provided for in the applicable contracts, assets of the nonunitized separate account are not chargeable with liabilities arising out of any other business we conduct. Income, gains or losses of the separate account are credited to or charged against the assets of the separate account without regard to other income, gains or losses of the Company.

SETTING GUARANTEED INTEREST RATES. We do not have any specific formula for setting guaranteed interest rates for the guaranteed terms. We expect the guaranteed interest rates to be influenced by, but not necessarily correspond to, yields on fixed income securities we acquire with amounts allocated to the guaranteed terms when the guaranteed interest rates are set.

TYPES OF INVESTMENTS. Our assets will be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, and certain other investments.

We intend to invest in assets which, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of the liabilities. Various immunization techniques will be used to achieve the objective of close aggregate matching of assets and liabilities. We will primarily invest in investment-grade fixed income securities including:

     o Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

     o Debt securities that are rated, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating organizations;

     o Other debt instruments including those issued or guaranteed by banks or bank holding companies and of corporations, which although not rated by Moody's, Standard & Poor's, or other nationally recognized rating organizations, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above; and

     o Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.


IICA/ILIAC - MRA - 137341                        15

In addition, we may invest in futures and options. We purchase financial futures and related options and options on securities solely for non-speculative hedging purposes. In the event securities prices are anticipated to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or we may purchase options on securities.

WHILE THIS SECTION GENERALLY DESCRIBES OUR INVESTMENT STRATEGY, WE ARE NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACT ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS MAY BE REQUIRED BY STATE INSURANCE LAWS. ADDITIONALLY, THE GUARANTEED INTEREST RATES WE ESTABLISH NEED NOT RELATE TO THE INVESTMENT PERFORMANCE WE EXPERIENCE.

--------------------------------------------------------------------------------
 TAXATION
--------------------------------------------------------------------------------

INTRODUCTION

This section discusses our understanding of current federal income tax laws affecting the contract. You should keep the following in mind when reading it:

     o Your tax position (or the tax position of the designated beneficiary, as applicable) determines federal taxation of amounts held or paid out under the contract;

     o Tax laws change. It is possible that a change in the future could affect contracts issued in the past;

     o This section addresses federal income tax rules and does not discuss federal estate and gift tax implications, state and local taxes, foreign taxes or any other tax provisions; and

     o We do not make any guarantee about the tax treatment of the contract or transactions involving the contract.

We do not intend this information to be tax advice. For advice about the effect of federal income taxes or any other taxes on amounts held or paid out under the contract, consult a tax adviser. For more comprehensive information, contact the Internal Revenue Service ("IRS").

TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Non-qualified contracts are purchased with after tax contributions and are not related to retirement plans that receive special income tax treatment under the Code.

Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(a), 403(b), 408, 408A or 457 of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on your tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan in order to continue receiving favorable tax treatment. Some retirement plans are subject to additional distribution and other requirements that are not incorporated into our Contract. Because the Plan is not part of the Contract, we are not bound by any Plan's terms or conditions. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.


IICA/ILIAC - MRA - 137341                        16

TAXATION OF NON-QUALIFIED CONTRACTS

     TAXATION PRIOR TO DISTRIBUTION
     We believe that if you are a natural person you will generally not be taxed on increases in the value of a non-qualified Contract until a distribution occurs or until annuity payments begin. This assumes that the Contract will qualify as an annuity contract for federal income tax purposes. For these purposes, the agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. In order to receive deferral of taxation, the following requirements must be satisfied:

         REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such distribution provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit "for additional information on required distributions from non-qualified contracts.

         NON-NATURAL PERSONS. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser.

         DELAYED ANNUITY STARTING DATE. If the Contract's annuity starting date occurs (or is scheduled to occur) at a time when the annuitant has reached an advanced age (e.g., age 85), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

     TAXATION OF DISTRIBUTIONS

         GENERAL. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the contract at that time. Investment in the contract is generally equal to the amount of all contributions to the contract, plus amounts previously included in your gross income as the result of certain assignments or gifts, less the aggregate amount of non-taxable distributions previously made. The contract value that applies for this purpose is unclear in some respects. For example, the market value adjustment could increase the contract value that applies. Thus, the income on the Contracts could be higher than the amount of income that would be determined without regard to such benefits. As a result, you could have higher amounts of income than will be reported to you.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's cost basis in the contract.

         10% PENALTY TAX. A distribution from a non-qualified Contract may be subject to a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.


IICA/ILIAC - MRA - 137341                        17

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

         TAX-FREE EXCHANGES. Section 1035 of the Tax Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the "investment in the contract" in the old contract will carry over to the new contract. You should consult with your tax advisor regarding procedures for making Section 1035 exchanges.

If your Contract is purchased through a tax-free exchange of a life insurance, endowment or annuity contract that was purchased prior to August 14, 1982, then any distributions other than annuity payments will be treated, for tax purposes, as coming:

     o First, from any remaining "investment in the contract" made prior to August 14, 1982 and exchanged into the Contract;

     o Next, from any "income on the contract" attributable to the investment made prior to August 14, 1982;

     o    Then, from any remaining "income on the contract"; and

     o    Lastly, from any remaining "investment in the contract."

The IRS has concluded that in certain instances, the partial exchange of a portion of one annuity contract for another contract will be tax-free. However, the IRS has reserved the right to treat transactions it considers abusive as ineligible for favorable partial 1035 tax-free exchange treatment. It is not certain whether the IRS would treat an immediate withdrawal or annuitization after a partial exchange as abusive. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract directly into an immediate annuity. Currently, we will accept a partial 1035 exchange from a non-qualified annuity into a deferred annuity or an immediate annuity as a tax-free transaction unless we believe that we would be expected to treat the transaction as abusive. We are not responsible for the manner in which any other insurance company, for tax reporting purposes, or the IRS, with respect to the ultimate tax treatment, recognizes or reports a partial exchange. We strongly advise you to discuss any proposed 1035 exchange with your tax advisor prior to proceeding with the transaction.

         TAXATION OF ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income. The tax treatment of partial annuitizations is unclear. We currently treat any partial annuitizations, as withdrawals rather than as annuity payments. Please consult your tax adviser before electing a partial annuitization.

         DEATH BENEFITS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments. Special rules may apply to amounts distributed after a Beneficiary has elected to maintain Contract value and receive payments.

         ASSIGNMENTS AND OTHER TRANSFERS. A transfer, pledge or assignment of ownership of a Contract, or the designation of an annuitant or payee other than an owner, may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, pledge, assignment, or designation or exchange, should consult a tax adviser as to the tax consequences.


IICA/ILIAC - MRA - 137341                        18

         IMMEDIATE ANNUITIES. Under section 72 of the Tax Code, an immediate annuity means an annuity (1) which is purchased with a single premium, (2) with annuity payments starting within one year from the date of purchase, and (3) which provides a series of substantially equal periodic payments made annually or more frequently. Treatment as an immediate annuity will have significance with respect to exceptions from the 10% early withdrawal penalty, to contracts owned by non-natural persons, and for certain policy exchanges.

         MULTIPLE CONTRACTS. The tax law requires that all non-qualified deferred annuity contracts that are issued by a company or its affiliates to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

         WITHHOLDING. We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. Withholding will be mandatory, however, if the distributee fails to provide a valid taxpayer identification number or if we are notified by the IRS that the taxpayer identification number we have on file is incorrect. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.

TAXATION OF QUALIFIED CONTRACTS

         GENERAL
         The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

You will not generally pay taxes on earnings from the annuity contract described in this prospectus until they are withdrawn. When an annuity contract is used to fund one of these tax qualified retirement arrangements, you should know that the annuity contract does not provide any additional tax deferral of earnings beyond the tax deferral provided by the tax-qualified retirement arrangement. Tax-qualified retirement arrangements under Tax Code sections 401(a), 401(k), 403(a), 403(b) or governmental 457 plans also generally defer payment of taxes on earnings until they are withdrawn (or in the case of a non-governmental 457 plan, paid or made available to you or a designated beneficiary). However, annuities do provide other features and benefits which may be valuable to you. You should discuss your alternatives with your local representative.

         DISTRIBUTIONS - GENERAL
         For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the plan participant for whose benefit the contract is purchased (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the plan participant reaches age 70 1/2. For IRAs described in Section 408, distributions


IICA/ILIAC - MRA - 137341                        19
generally must commence no later than by April 1 of the calendar year following the calendar year in which the individual contract owner reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death. Please note that required minimum distributions under qualified Contracts may be subject to surrender charges and/or market value adjustment, in accordance with the terms of the Contract. This could affect the amount that must be taken from the Contract in order to satisfy required minimum distributions.

         DIRECT ROLLOVERS
         If the Contract is used in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or is a tax-sheltered annuity under section 403(b) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under section 457(b), any "eligible rollover distribution" from the Contract will be subject to the direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under section 401(a) of the Code, qualified annuity plan under section 403(a) of the Code, section 403(b) annuity or custodial account, or an eligible section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain qualified plans. Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or us) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

         CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
         Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

         INDIVIDUAL RETIREMENT ANNUITIES - GENERAL
         Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an IRA. Also, amounts in another IRA or individual retirement account can be rolled over or transferred tax-free to an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans for Employees (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. If you make a tax-free rollover of a distribution from any of these IRAs, you may not make another tax-free rollover from the IRA within a 1-year period. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.


IICA/ILIAC - MRA - 137341                        20

         INDIVIDUAL RETIREMENT ANNUITIES - DISTRIBUTIONS
         All distributions from a traditional IRA are taxed as received unless either one of the following is true:

     o The distribution is rolled over to a plan eligible to receive rollovers or to another traditional IRA or certain qualified plans in accordance with the Tax Code; or

     o You made after-tax contributions to the IRA. In this case, the distribution will be taxed according to rules detailed in the Tax Code.

To avoid certain tax penalties, you and any designated beneficiary must also meet the minimum distribution requirements imposed by the Tax Code. The requirements do not apply to Roth IRA contracts while the owner is living. These rules may dictate the following:

     o    Start date for distributions;

     o The time period in which all amounts in your account(s) must be distributed; and

     o    Distribution amounts.

Generally, you must begin receiving distributions from a traditional IRA by April 1 of the calendar year following the calendar year in which you attain age 70 1/2. We must pay out distributions from the contract over a period not extending beyond one of the following time periods:

     o Over your life or the joint lives of you and your designated beneficiary; or

     o Over a period not greater than your life expectancy or the joint life expectancies of you and your designated beneficiary.

The amount of each periodic distribution must be calculated in accordance with IRS regulations. If you fail to receive the minimum required distribution for any tax year, a 50% excise tax may be imposed on the required amount that was not distributed.

The following applies to the distribution of death proceeds under 408(b) and 408A (Roth IRA - See below) plans. Different distribution requirements apply after your death.

If your death occurs on or after you begin receiving minimum distributions under the contract, distributions must be made at least as rapidly as under the method in effect at the time of your death. Code section 401(a)(9) provides specific rules for calculating the required minimum distributions at your death. The death benefit under the contract and also certain other contract benefits, such as living benefits, may affect the amount of the required minimum distribution that must be taken.

If your death occurs before you begin receiving minimum distributions under the contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you die on September 1, 2005, your entire balance must be distributed to the designated beneficiary by December 31, 2010. However, if distributions begin by December 31 of the calendar year following the calendar year of your death, and you have named a designated beneficiary, then payments may be made over either of the following time-frames:

     o    Over the life of the designated beneficiary; or

     o Over a period not extending beyond the life expectancy of the designated beneficiary.


IICA/ILIAC - MRA - 137341                        21

If the designated beneficiary is your spouse, distributions must begin on or before the later of the following:

     o December 31 of the calendar year following the calendar year of your death; or

     o December 31 of the calendar year in which you would have attained age 70 1/2.

         ROTH IRAS - GENERAL
         Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to limits on the amount of the contributions and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. Certain qualifying individuals may convert an IRA, SEP, or SIMPLE IRA, to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. If you make a tax-free rollover of a distribution from a Roth IRA to another Roth IRA, you may not make another tax-free rollover from the Roth IRA from which the rollover was made within a 1-year period. A 10% penalty may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

         ROTH IRAS - DISTRIBUTIONS
         A qualified distribution from a Roth IRA is not taxed when it is received. A qualified distribution is a distribution:

     o Made after the five-taxable year period beginning with the first taxable year for which a contribution was made to a Roth IRA of the owner; and

     o Made after you attain age 59 1/2, die, become disabled as defined in the Tax Code, or for a qualified first-time home purchase.

If a distribution is not qualified, it will be taxable to the extent of the accumulated earnings. Under special ordering rules, a partial distribution will first be treated generally as a return of contributions which is not taxable and then as taxable accumulated earnings.

         TAX SHELTERED ANNUITIES - GENERAL
         The Contracts may be used by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Code section 403(b) plans. Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, to a Contract that will provide an annuity for the employee's retirement. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and other specified circumstances. 403(b) plans may be subject to additional distribution and other requirements that are not incorporated into our Contract.

In addition, the Treasury proposed 403(b) regulations in November, 2004 which, if finalized, do not take effect until after 2005. These proposed regulations may not be relied upon until they become final. The proposed regulations include rules governing the ability of a 403(b) plan to be terminated which would entitle a participant to a distribution, a revocation of IRS Revenue Ruling 90-204 which would increase restrictions on a participant's right to transfer his or her 403(b) account, the imposition of withdrawal restrictions on non-salary reduction amounts, as well as other changes. As a result, no attempt is made to provide more than general information about the use of the Contracts with 403(b) plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these 403(b) plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we are not bound by the terms and conditions of such plans to the extent such terms contradict the Contract. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. You should seek competent legal and tax advice regarding the suitability of a Contract


IICA/ILIAC - MRA - 137341                        22
for your particular situation. The following discussion assumes that Contracts are purchased with proceeds from and/or contributions under 403(b) plans that qualify for the intended special federal income tax treatment.

         TAX SHELTERED ANNUITIES - DISTRIBUTIONS
         All distributions from Section 403(b) plans are taxed as received unless either of the following is true:

     o The distribution is rolled over to another plan eligible to receive rollovers or to a traditional individual retirement annuity/account
          (IRA) in accordance with the Tax Code; or

     o You made after-tax contributions to the plan. In this case, the amount will be taxed according to rules detailed in the Tax Code.

Generally, you must begin receiving distributions by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 or retire, whichever occurs later, unless you had amounts under the contract as of December 31, 1986. In this case, distribution of these amounts generally must begin by the end of the calendar year in which you attain age 75 or retire, if later. The death benefit under the contract and also certain other contract benefits, such as the living benefits, may affect the amount of the required minimum distribution that must be taken. If you take any distributions in excess of the required minimum amount, then special rules require that some or all of the December 31, 1986 balance be distributed earlier.

         OTHER TAX CONSEQUENCES
         As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

         POSSIBLE CHANGES IN TAXATION
         Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

         FEDERAL INCOME TAX WITHHOLDING
         We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, we may be required to withhold tax, as explained above. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments (including withdrawals prior to the annuity starting date) and conversions of, and rollovers from, non-Roth IRAs to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.

         ASSIGNMENTS
         Adverse tax consequences to the plan and/or to you may result if your beneficial interest in the contract is assigned or transferred to persons other than: a plan participant as a means to provide benefit payments; an alternate payee under a qualified domestic relations order in accordance with code section 414(p); or to the Company as collateral for a loan.


IICA/ILIAC - MRA - 137341                        23

         TAXATION OF COMPANY
         We are taxed as a life insurance company under the Tax Code. The separate account is not a separate entity from us. Therefore, it is not taxed separately as a "regulated investment company," but is taxed as part of the Company.

--------------------------------------------------------------------------------
 OTHER TOPICS
--------------------------------------------------------------------------------

THE COMPANY

Prior to January 1, 2006, the contracts were issued by ING Insurance Company of America ("IICA"), a wholly owned subsidiary of ours. IICA was a life insurance company organized under the insurance laws of the State of Connecticut in 1990 and redomesticated under the insurance laws of the State of Florida on January 5, 2000. Prior to May 1, 2002, IICA was known as Aetna Insurance Company of America. Effective December 30, 2005, IICA merged with and into ILIAC, and ILIAC assumed responsibility for IICA's obligations under the contracts.

ILIAC is a stock life insurance company organized under the insurance laws of the State of Connecticut in 1976 and an indirect wholly-owned subsidiary of ING Groep, N.V., a global financial institution active in the fields of insurance, banking and asset management. Through a merger, ILIAC's operations include the business of Aetna Variable Annuity Life Insurance Company (formerly known as Participating Annuity Life Insurance Company, an Arkansas life insurance company organized in 1954). Prior to May 1, 2002, ILIAC was known as Aetna Life Insurance and Annuity Company.

We are engaged in the business of selling life insurance and annuities. Our principal executive offices are located at:

                              151 Farmington Avenue
                           Hartford, Connecticut 06156

CONTRACT DISTRIBUTION
The Company's subsidiary, ING Financial Advisers, LLC, serves as the principal underwriter for the contracts. ING Financial Advisers, LLC, a Delaware limited liability Company, is registered as a broker-dealer with the SEC. ING Financial Advisers, LLC is also a member of the National Association of Securities Dealers, Inc. (NASD) and the Securities Investor Protection Corporation. ING Financial Advisers, LLC's principal office is located at 151 Farmington Avenue, Hartford, Connecticut 06156.

The contracts are offered to the public by individuals who are registered representatives of ING Financial Advisers, LLC or of other broker-dealers which have entered into a selling arrangement with ING Financial Advisers, LLC. We refer to ING Financial Advisers, LLC and the other broker-dealers selling the contracts as "distributors." All registered representatives selling the contracts must also be licensed as insurance agents for the Company.

Broker-dealers which have or may enter into selling agreements with ING Financial Advisers, LLC include the following broker-dealers which are affiliated with the Company:

         Bancnorth Investment Group, Inc.
         Baring Investment Services, Inc.
         Directed Services, Inc.
         Financial Network Investment Corporation
         Guaranty Brokerage Services, Inc.
         ING America Equities, Inc.
         ING DIRECT Securities, Inc.
         ING Financial Markets, LLC


IICA/ILIAC - MRA - 137341                        24

         ING Financial Partners, Inc.
         ING Funds Distributor, LLC
         ING Investment Management Services, LLC
         Multi-Financial Securities Corporation
         PrimeVest Financial Services, Inc.
         Systematized Benefits Administrators, Inc.

Registered representatives of distributors who solicit sales of the contracts typically receive a portion of the compensation paid to the distributor in the form of commissions or other compensation, depending upon the agreement between the distributor and the registered representative. This compensation, as well as other incentives or payments, is not paid directly by contract owners or the separate account. We intend to recoup this compensation and other sales expenses paid to distributors through fees and charges imposed under the contracts.

COMMISSION PAYMENTS. Persons who offer and sell the contracts may be paid a commission. The maximum percentage amount that may be paid with respect to a given purchase payment is the first-year percentage which ranges from 0% to a maximum of 6% of the first year of payments to an account. Renewal commissions paid on payments made after the first year and asset-based service fees may also be paid. In addition, we may also pay ongoing annual compensation of up to 40% of the commissions paid during the year in connection with certain premium received during that year, if the registered representative attains a certain threshold of sales of Company contracts. Individual registered representatives may receive all or a portion of compensation paid to their distributor, depending upon the firm's practices. Commissions and annual payments, when combined, could exceed 6% of total premium payments. To the extent permitted by SEC and NASD rules and other applicable laws and regulations, we may also pay or allow other promotional incentives or payments in the form of cash payments or other compensation to distributors, which may require the registered representative to attain a certain threshold of sales of Company products.

We may also enter into special compensation arrangements with certain distributors based on those firms' aggregate or anticipated sales of the contracts or other criteria. These special compensation arrangements will not be offered to all distributors, and the terms of such arrangements may differ among distributors based on various factors. Any such compensation payable to a distributor will not result in any additional direct charge to you by us.

Some sales personnel may receive various types of non-cash compensation as special sales incentives, including trips, and we may also pay for some sales personnel to attend educational and/or business seminars. Any such compensation will be paid in accordance with SEC and NASD rules. Management personnel of the Company, and of its affiliated broker-dealers, may receive additional compensation if the overall amount of investments in funds advised by the Company or its affiliates meets certain target levels or increases over time. Compensation for certain management personnel, including sales management personnel, may be enhanced if the overall amount of investments in the contracts and other products issued or advised by the Company or its affiliates increases over time. Certain sales management personnel may also receive compensation that is a specific percentage of the commissions paid to distributors or of purchase payments received under the contracts.

In addition to direct cash compensation for sales of contracts described above, distributors may also be paid additional compensation or reimbursement of expenses for their efforts in selling contracts to you and other customers. These amounts may include:

     o Wholesaling fees calculated as a percentage of the commissions paid to distributors or of purchase payments received under the contracts;

     o    Marketing allowances;

     o Education and training allowances to facilitate our attendance at certain educational and training meetings to provide information and training about our products, including holding training programs at our expense;


IICA/ILIAC - MRA - 137341                        25

     o Sponsorship payments to support attendance at meetings by registered representatives who sell our products;

     o Reimbursement for the cost of attendance by registered representatives at conventions that we sponsor;

     o Loans or advances of commissions in anticipation of future receipt of premiums (a form of lending to registered representatives). These loans may have advantageous terms, such as reduction or elimination of the interest charged on the loan and/or forgiveness of the principal amount of the loan, which may be conditioned on contract sales.

We pay dealer concessions, wholesaling fees, overrides, bonuses, other allowances and benefits and the costs of all other incentives or training programs from our resources, which include the fees and charges imposed under the contracts.

The following is a list of the top 25 selling firms that, during 2004, received the most compensation, in the aggregate, from us in connection with the sale of registered variable annuity contracts issued by the Company, ranked by total dollars received:

If the amounts paid to ING Financial Advisers, LLC, were included in the table above, the amounts paid to ING Financial Advisers, LLC would be at the top of the list.

This is a general discussion of the types and levels of compensation paid by us for the sale of our variable annuity contracts. It is important for you to know that the payment of volume or sales-based compensation to a distributor or registered representative may provide that registered representative a financial incentive to promote our contracts over those of another Company, and may also provide a financial incentive to promote one of our contracts over another.

The names of the distributor and the registered representative responsible for your account are stated in your enrollment materials.

1. Lincoln Investment Planning Inc.    14.Proequities, Inc.
2. Symetra Investment Services, Inc.   15.Investment Professionals, Inc.
3. SunAmerica Securities, Inc.         16.Jefferson Pilot Securities
                                          Corporation
4. Securities America, Inc.            17.McGinn, Smith & Co., Inc.
5. ING Financial Partners, Inc.        18.Linsco/Private Ledger Corporation
6. Financial Network Investment
    Corporation                        19.Queens Road Securities
7. Investacorp Inc.                    20.A.G.Edwards & Sons
8. Huckin Financial Group              21.Horan Securities, Inc.
9. National Planning Corporation       22.Lincoln Financial Advisors Corporation
10.Walnut Street Securities, Inc.      23.Securities Service Network, Inc.
11.NIA Securities, L.L.C.              24.Woodbury Financial Services, Inc.
12.MML Investors Services, Inc.        25.M Holdings Securities, Inc.
13.Cadaret, Grant & Co., Inc.

THIRD PARTY COMPENSATION ARRANGEMENTS. Occasionally:

     o Commissions and fees may be paid to distributors affiliated or associated with the contract holder, you and/or other contract participants; and/or

     o The Company may enter into agreements with entities associated with the contract holder, you and/or other participants. Through such agreements, we may pay the entities for certain services in connection with administering the contract.


IICA/ILIAC - MRA - 137341                        26

In both these circumstances there may be an understanding that the distributor or entities would endorse us as a provider of the contract. You will be notified if you are purchasing a contract that is subject to these arrangements.

CONTRACT MODIFICATION
Only an authorized officer of the Company may change the terms of the contract. We may change the contract as required by federal or state law. In addition, we may, upon 30 days' written notice to the contract holder, make other changes to group contracts that would apply only to individuals who become participants under that contract after the effective date of such changes. If the group contract holder does not agree to a change, we reserve the right to refuse to establish new accounts under the contract.

Certain changes will require the approval of appropriate state or federal regulatory authorities.

TRANSFER OF OWNERSHIP; ASSIGNMENT
Your rights under a nonqualified contract may be assigned or transferred. An assignment of a contract will only be binding on us if it is made in writing and sent to and accepted by us at our Service Center. We will use reasonable procedures to confirm the assignment is authentic, including verification of signature. If we fail to follow our own procedures, we will be liable for any losses to you directly resulting from the failure. Otherwise, we are not responsible for the validity of any assignment. The rights of the contract holder and the interest of the annuitant and any designated beneficiary will be subject to the rights of any assignee we have on our records. We reserve the right not to accept any assignment or transfer to a non-natural person. In some cases, an assignment may have adverse tax consequences. You should consult a tax adviser.

INVOLUNTARY TERMINATIONS
We reserve the right to terminate any account with a value of $2,500 or less immediately following a partial withdrawal. However, an IRA may only be closed out when payments to the contract have not been received for a 24-month period and the paid-up annuity benefit at maturity would be less than $20 per month. If such right is exercised, you will be given 90 days' advance written notice. No early withdrawal charge will be deducted for involuntary terminations. We do not intend to exercise this right in cases where the account value is reduced to $2,500 or less solely due to investment performance.

EXPERTS
The financial statements and schedules of the Company as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon are incorporated herein by reference. Such financial statements and schedules referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS
We are, or may be in the future, a defendant in various legal proceedings in connection with the normal conduct of our insurance operations. Some of these cases may seek class action status and may include a demand for punitive damages as well as for compensatory damages. In the opinion of management, the ultimate resolution of any existing legal proceeding is not likely to have a material adverse effect on our ability to meet our obligations under the contract.

ING Financial Advisers, LLC, the principal underwriter and distributor of the contract, (the "distributor"), is a party to threatened or pending lawsuits/arbitration that generally arise from the normal conduct of business. Suits against the distributor sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. In a number of pending cases, claims have been made that a former registered representative of the distributor converted client funds to the representative's personal use. ING Financial Advisers, LLC is not involved in any legal proceeding which, in the opinion of management, is likely to have material adverse effect on its ability to distribute the contract.


IICA/ILIAC - MRA - 137341                        27

FURTHER INFORMATION
This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                       Securities and Exchange Commission
                               100 F Street, N.E.
                              Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either (800) SEC-0330 or (202) 942-8090. You may also find more information about the Company by visiting the Company's homepage on the internet at www.ingretirementplans.com.

A copy of the Company's annual report on Form 10-K for the year ended December 31, 2004 and a copy of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2005 accompany this prospectus. We refer to Form 10-K and the Form 10-Q for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally-required reports. We do not anticipate such reports will include periodic financial statements or information concerning the CompanyWe intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.

You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE We have incorporated by reference the Company's latest Annual and Quarterly Report on Form 10-K and 10-Q, respectively, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. Forms 10-K and 10-Q contain additional information about the Company including financial statements for the latest fiscal year and third quarter. We were not required to file any other reports pursuant to
Section 13(a) or 15(d) of the Securities and Exchange Act since the end of the third quarter covered by that Form 10-Q.

The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

                                       ING
                                  P.O. Box 9271
                            Des Moines, IA 50306-9271
                                 (800) 531-4547

You also may access these documents, including the Company's latest Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, through the SEC's Public Reference Room or web site (http://www.sec.gov).

INQUIRIES
You may contact us directly by writing or calling us at the address or phone number shown above.


IICA/ILIAC - MRA - 137341                        28

--------------------------------------------------------------------------------
 APPENDIX I
--------------------------------------------------------------------------------

                   CALCULATING A MARKET VALUE ADJUSTMENT (MVA)

MARKET VALUE ADJUSTMENT FORMULA
The mathematical formula used to determine the MVA is:

                       {  (1+i)  } x
                       {   ---   } --
                       {  (1+j)  } 365
Where:

     o    I is the deposit period yield;
     o    J is the current yield; and
     o X is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term.

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

EXPLANATION OF THE MARKET VALUE ADJUSTMENT FORMULA
The MVA essentially involves a comparison of two yields: the yield available at the start of the current guaranteed term of the contract (the deposit period yield) and the yield currently available (the current yield).

The MVA depends on the relationship between the following:


     o The deposit period yield of U.S. Treasury Notes that mature in the last quarter of the guaranteed term; and
     o The current yield of these U.S. Treasury Notes at the time of withdrawal.

If the current yield is the lesser of the two, the MVA will decrease the amount withdrawn from the contract to satisfy the withdrawal request (the MVA will be positive). If the current yield is the higher of the two, the MVA will increase the amount withdrawn from the contract to satisfy the withdrawal request (the MVA will be negative, or detrimental to the investor). As a result of the MVA imposed, the amount withdrawn from the contract prior to the maturity date may be less than the amount paid into the contract.

To determine the deposit period yield and the current yield, certain information must be obtained about the prices of outstanding U.S. Treasury Notes. This information may be found each business day in publications such as the Wall Street Journal, which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day. These percentages are used in determining the deposit period yield and the current yield for the MVA calculation.

DEPOSIT PERIOD YIELD
Determining the deposit period yield in the MVA calculation involves consideration of interest rates prevailing at the start of the guaranteed term from which the withdrawal will be made, as follows:

     o We identify the Treasury Notes that mature in the last three months of the guaranteed term; and
     o We determine the yield-to-maturity percentages of these Treasury Notes for the last business day of each week in the deposit period.


IICA/ILIAC - MRA - 137341                        I-1

The resulting percentages are then averaged to determine the deposit period yield. The deposit period is the period of time during which the purchase payment or any reinvestment may be made to available guaranteed terms. A deposit period may be a month, a calendar quarter, or any other period of time we specify.

CURRENT YIELD
To determine the current yield, we use the same Treasury Notes identified for the deposit period yield--Treasury Notes that mature in the last three months of the guaranteed term. However, the yield-to-maturity percentages used are those for the last business day of the week preceding the withdrawal. We average these percentages to determine the current yield.

EXAMPLES OF MVA CALCULATIONS
The following are examples of MVA calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge that may be assessed under the contract upon withdrawal.

EXAMPLE I
Assumptions:                                                   Assumptions:

i, the deposit period yield, is 4%                             i, the deposit period yield, is 5%

j, the current yield, is 6%                                    j, the current yield, is 6%

x, the number of days remaining (computed from                 x, the number of days remaining (computed from Wednesday
Wednesday of the week of withdrawal) in the                    of the week of withdrawal) in the guaranteed term, is 927.
guaranteed term, is 927.

MVA = {  (1+i)   }   x                                         MVA = { (1+i)  }    x
        --------   -------                                             -------  ------
      {  (1+j)   }  365                                              { (1+j)  }  365

    = {  (1.04)  }  927                                            = { (1.05) }  927
        --------   -------                                             -------- ------
      {  (1.06)  }  365                                              { (1.06) }  365

                 = .9528                                                      = .9762


In this example, the deposit period yield of 4%             In this example, the deposit period yield of 5% is less the current
is less than the current yield of 6%; therefore,            yield of 6%; therefore, the MVA is less than one. The amount withdraw
the MVA is less than one. The amount withdrawn from         from the guaranteed term is multiplied by this MVA.
the guaranteed term is muiltiplied by this MVA.

If a withdrawal or transfer of a specific dollar            If a withdrawal or transfer of a specific dollar amount requested, the
amount is requested, the amount withdrawn from a            amount withdrawn from a guaranteed term will be increased to compensate
guaranteed term will be increased to compensate             for the negative MVA amount.  For example, a withdrawal request to
for the negative MVA amount. For example,                   receive a check for $2,000 would result in a $2,048.76 withdrawal from
a withdrawal request to receive a check for $2,000          the guaranteed term.
would result in a $2,099.08 withdrawal from the
guaranteed term.



IICA/ILIAC - MRA - 137341                        I-2

EXAMPLE II
Assumptions:                                                   Assumptions:

i, the deposit period yield, is 6%                             i, the deposit period yield, is 5%

j, the current yield, is 4%                                    j, the current yield, is 4%

x, the number of days remaining (computed from Wednesday of    x, the number of days remaining (computed from Wednesday
the week of withdrawal) in the guaranteed term, is 927.        of the week of withdrawal) in the guaranteed term, is 927.

MVA = {  (1+i)   }   x                                         MVA = { (1+i)  }    x
        --------   -------                                             -------  ------
      {  (1+j)   }  365                                              { (1+j)  }  365

    = {  (1.06)  }  927                                            = { (1.05) }  927
        --------   -------                                             -------- ------
      {  (1.04)  }  365                                              { (1.04) }  365

                  =1.0496                                                     =1.0246

In this example, the deposit period yield of 6%             In this example, the deposit period yield of 5% is greater the current
is greater than the current yield of 4%; therefore,         yield of 4%; therefore, the MVA is greater than one. The amount
the MVA is greater than one. The amount withdrawn from      withdrawn from the guaranteed term is multiplied by this MVA.
the guaranteed term is muiltiplied by this MVA.

If a withdrawal or transfer of a specific dollar            If a withdrawal or transfer of a specific dollar amount requested, the
amount is requested, the amount withdrawn from a            amount withdrawn from a guaranteed term will be decreased to compensate
guaranteed term will be decreased to compensate             for the positive MVA amount.  For example, a withdrawal request to
for the positive MVA amount. For example,                   receive a check for $2,000 would result in a $1,951.98 withdrawal from
a withdrawal request to receive a check for $2,000          the guaranteed term.
would result in a $1,905.49 withdrawal from the
guaranteed term.



IICA/ILIAC - MRA - 137341                        I-3

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 10-K

              Annual Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

For the fiscal year ended December 31, 2004       Commission file number: 333-86276, 333-86278, 333-104456
                          -----------------                               --------------------------------

                     ING LIFE INSURANCE AND ANNUITY COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Connecticut                                    71-0294708
--------------------------------------------------------------------------------
    (State or other jurisdiction of                   (IRS employer
     incorporation or organization                  identification no.)

 151 Farmington Avenue, Hartford, Connecticut             06156
--------------------------------------------------------------------------------
  (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (866) 723-4646
                                                   --------------


--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Securities registered pursuant to Section 12(b) of Act: None
Securities registered pursuant to Section 12(g) of Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              Yes    /X/    No   / /

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-K or any amendment to this Form 10-K.

                              Yes    /X/    No   / /

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

                              Yes    / /    No   /X/

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 55,000 shares of Common Stock as of March 28, 2005, all of which were directly owned by Lion Connecticut Holdings Inc.

NOTE: WHEREAS ING LIFE INSURANCE AND ANNUITY COMPANY MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION I(1)(a) AND (b) OF FORM 10-K, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE FORMAT PURSUANT TO GENERAL INSTRUCTION I(2).

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                           Annual Report on Form 10-K
                      For the Year Ended December 31, 2004

                                TABLE OF CONTENTS

FORM 10-K
 ITEM NO.                                                                                     PAGE
---------                                                                                     ----
                                     PART I

Item 1.     Business*                                                                           3
Item 2.     Properties*                                                                        10
Item 3.     Legal Proceedings                                                                  11
Item 4.     Submission of Matters to a Vote of Security Holders**                              11

                                     PART II

Item 5.     Market for Registrant's Common Equity and Related Stockholder Matters              12
Item 6.     Selected Financial Data***                                                         12
Item 7.     Management's Narrative Analysis of the Results of Operations and
               Financial Condition*                                                            13
Item 7A.    Quantitative and Qualitative Disclosures About Market Risk                         30
Item 8.     Financial Statements and Supplementary Data                                        32
Item 9.     Changes in and Disagreements with Accountants on Accounting and
               Financial Disclosure                                                            72
Item 9A.    Controls and Procedures                                                            72
Item 9B.    Other Information                                                                  72

                                    PART III

Item 10.    Directors and Executive Officers of the Registrant**                               73
Item 11.    Executive Compensation**                                                           73
Item 12.    Security Ownership of Certain Beneficial Owners and Management**                   73
Item 13.    Certain Relationships and Related Transactions**                                   73
Item 14.    Principal Accountant Fees and Services                                             73

                                     PART IV

Item 15.    Exhibits, Consolidated Financial Statement Schedules                               76
            Index to Consolidated Financial Statement Schedules                                81
            Signatures                                                                         85

  * Item prepared in accordance with General Instruction I(2) of Form 10-K. ** Item omitted pursuant to General Instruction I(2) of Form 10-K, except as to Part III, Item 10 with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.
*** Although item may be omitted pursuant to General Instruction I(2) of Form 10-K, the Company has provided certain disclosures under this item.

                                     PART I

ITEM 1.   BUSINESS
          (Dollar amounts in millions, unless otherwise stated)

ORGANIZATION OF BUSINESS

ING Life Insurance and Annuity Company ("ILIAC"), a stock life insurance company domiciled in the state of Connecticut, and its wholly-owned subsidiaries (collectively, the "Company") are providers of financial products and services in the United States. The consolidated financial statements found in Part II,
Item 8 of this Annual Report include ILIAC and its wholly-owned subsidiaries, ING Insurance Company of America ("IICA"), ING Financial Advisers, LLC ("IFA"), and, through February 28, 2002, ING Investment Adviser Holding, Inc. ("IA Holdco"). Until March 30, 2003, ILIAC was a wholly-owned subsidiary of ING Retirement Holdings, Inc. ("HOLDCO"), which was a wholly-owned subsidiary of ING Retirement Services, Inc. ("IRSI"). Until March 30, 2003, IRSI was a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion"), which in turn was ultimately owned by ING Groep N.V. ("ING"). On March 30, 2003, a series of mergers occurred in the following order: IRSI merged into Lion and HOLDCO merged into Lion. As a result, ILIAC is now a direct wholly-owned subsidiary of Lion, which in turn, is an indirect, wholly-owned subsidiary of ING. ING is a global financial services company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol "ING."

DESCRIPTION OF BUSINESS

The Company offers qualified and nonqualified annuity contracts that include a variety of funding and payout options for individuals and employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403, 408, and 457, as well as nonqualified deferred compensation plans.

The Company has one operating segment, ING U.S. Financial Services ("USFS"), which offers the products described below.

PRODUCTS AND SERVICES

Annuity contracts may be deferred or immediate (payout annuities). These products also include programs offered to qualified plans and nonqualified deferred compensation plans that package administrative and record-keeping services along with a variety of investment options, including affiliated and non-affiliated mutual funds and variable and fixed investment options. In addition, the Company also offers wrapper agreements entered into with retirement plans which contain certain benefit responsive guarantees (i.e., liquidity guarantees of principal and previously accrued interest for benefits paid under the terms of the plan) with respect to portfolios of plan-owned assets not invested with the Company. The Company also offers investment advisory services and pension plan administrative services.

Annuity contracts offered by the Company contain variable and/or fixed investment options. Variable options generally provide for full assumption (and, in limited cases, provide for partial assumption) by the customer of investment risks. Assets supporting variable annuity options are held in Separate Accounts that invest in mutual funds managed and/or distributed by ILIAC or its affiliates, or managed and/or distributed by unaffiliated entities. Variable Separate Account investment income and realized capital gains and losses are not reflected in the Consolidated Statements of Operations.

Fixed options are either "fully-guaranteed" or "experience-rated". Fully-guaranteed fixed options provide guarantees on investment returns, maturity values and, if applicable, benefit payments. Experience-rated fixed options require the customer to assume investment risks (including realized capital gains and losses on the sale of invested assets) and other risks subject to, among other things, principal and interest guarantees.

FEES AND MARGINS

Insurance and expense charges, investment management fees, and other fees earned by the Company vary by product and depend on, among other factors, the funding option selected by the customer under the product. For annuity products where assets are allocated to variable funding options, the Company may charge the Separate Account asset-based insurance and expense fees.

In addition, where the customer selects a variable funding option, ILIAC may receive compensation from the fund's adviser, administrator, or other affiliated entity for the performance of certain shareholder services. ILIAC and/or IFA may also receive administrative service, distribution (12b-1), and/or service plan fees from the funds in which customers invest, in addition to compensation from the fund's adviser, administrator, or other affiliated entity for the performance of certain shareholder services. For variable option mutual funds managed by ILIAC, ILIAC receives an investment advisory fee, from which it pays a subadvisory fee to an affiliated or unaffiliated investment manager.

In connection with programs offered to qualified plans and nonqualified deferred compensation plans that package administrative and recordkeeping services along with a menu of investment options, ILIAC and/or IFA may receive 12b-1 and service plan fees, as well as compensation, from the affiliated or unaffiliated fund's adviser, administrator, or other affiliated entity for the performance of certain shareholder services. For fixed funding options, ILIAC earns a margin, which is based on the difference between income earned on the investments supporting the liability and interest credited to customers. The Company may also receive other fees or charges depending on the nature of the products.

PRINCIPAL MARKETS AND METHOD OF DISTRIBUTION

The Company's products are offered primarily to individuals, pension plans, small businesses, and employer-sponsored groups in the health care, government, education (collectively "not-for-profit" organizations), and corporate markets. The Company's products generally are sold through pension professionals, independent agents and brokers, third party administrators, banks, dedicated career agents, and financial planners.

The Company is not dependent upon any single customer and no single customer accounted for more than 10% of consolidated revenue in 2004. In addition, the loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the earnings of the Company.

ASSETS UNDER MANAGEMENT AND ADMINISTRATION

A substantial portion of the Company's fees or other charges and margins are based on assets under management. Assets under management are principally affected by net deposits (i.e., new deposits less surrenders), investment performance (i.e., interest credited to customer accounts for fixed options or market performance for variable options), and customer retention. A portion of the Company's fee income is also based on assets under administration which are assets that are not on the Company's Balance Sheets and for which the Company provides administrative services only. The Company's customer assets under management and administration and deposits were as follows at December 31:

                                                                                    2004                 2003
-------------------------------------------------------------------------------------------------------------
New deposits
  Annuities--variable options                                          $         4,471.6    $         4,051.7
  Annuities--fixed options                                                       1,646.2              1,704.8
-------------------------------------------------------------------------------------------------------------
Total deposits                                                         $         6,117.8    $         5,756.5
=============================================================================================================
Customer assets under management
  Annuities--variable options                                          $        32,003.5    $        28,657.3
  Annuities--fixed options                                                      16,903.5             16,044.4
      Subtotal--annuities                                                       48,907.0             44,701.7
  Plan sponsored and other                                                       5,577.4              7,049.8
-------------------------------------------------------------------------------------------------------------
Total customer assets under management                                          54,484.4             51,751.5

Assets under administration                                                     24,419.8             21,102.5
-------------------------------------------------------------------------------------------------------------
Total customer assets under management and administration              $        78,904.2    $        72,854.0
=============================================================================================================

Assets under management are generally available for contractowners withdrawal and are generally subject to market value adjustments and/or deferred surrender charges. To encourage customer retention and recover acquisition expenses, contracts typically impose a surrender charge on contractowner balances withdrawn within a period of time after the contract's inception. The period of time and level of the charge vary by product. In addition, an approach incorporated into certain recent variable annuity contracts with fixed funding options allows contractholders to receive an incremental interest rate if withdrawals from the fixed account are spread over a period of five years. Further, more favorable credited rates may be offered after policies have been in force for a period of time. Existing tax penalties on annuity and certain custodial account distributions prior to age 59-1/2 provide further disincentive to customers for premature surrenders of account balances, but generally do not impede transfers of those balances to products of competitors.

COMPETITION

Increasing competition within the retirement savings business from traditional insurance carriers, as well as banks, mutual fund companies, and other investment managers, offers consumers many choices. Principal competitive factors are reputation for investment performance, product features, service, cost, and the perceived financial strength of the investment manager or sponsor. Competition may affect, among other matters, both business growth and the pricing of the Company's products and services.

INVESTMENT OVERVIEW AND STRATEGY

The Company's investment strategy involves diversification by asset class, and seeks to add economic diversification and to reduce the risks of credit, liquidity, and embedded options within certain investment products, such as convexity risk on collateralized mortgage obligations and call options. The investment management function is centralized under ING Investment Management LLC ("IIM"), an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for each general type of product within the Company.

The Company's General Account invests primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type's objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio average asset quality rating of A, excluding mortgage loans, but including mortgage-backed securities, which are reported with bonds, based on Standard & Poor's ("S&P") ratings classifications.

The Company's use of derivatives is limited mainly to hedging purposes to reduce the Company's exposure to cash flow variability of assets and liabilities, interest rate risk, and market risk.

RATINGS

On December 15, 2004, S&P reaffirmed its AA (Very Strong) counterparty credit and financial strength rating of ING's primary U.S. insurance operating companies ("ING U.S."), including the Company. S&P also on this date revised the outlook on the core insurance operating companies from negative to stable, reflecting ING's commercial position and diversification, financial flexibility, reduced capital leverage, and improved profitability. The outlook revisions recognize ING's progress in setting a more focused and decisive strategic direction and implementing more integrated financial management across banking and insurance.

On December 17, 2004, Moody's Investor's Service, Inc. ("Moody's") issued a credit opinion affirming the financial strength rating of ING U.S., including the Company, of Aa3 (Excellent) with a stable outlook. The rating is based on the strong implicit support and financial strength of the parent company, ING. Furthermore, Moody's noted that ING U.S. has built a leading market share in the domestic individual life insurance, annuity, and retirement plan businesses. ING U.S. enjoys product diversity, further enhancing its credit profile through the use of these multiple distribution channels.

On December 22, 2004, A.M. Best Company, Inc. ("A.M. Best") reaffirmed the financial strength rating of A+ (Superior) of ING U.S., including the Company, while maintaining its negative outlook for ING U.S. These rating actions follow ING's announcement of its intention to sell Life Insurance Company of Georgia ("LOG"), as well as the conclusion of A.M. Best's review of ING's plan to exit the U.S. individual reinsurance business. ING closed the transaction to exit the U.S. individual life reinsurance business on December 31, 2004, and the sale of LOG is expected to be completed during the second quarter of 2005, subject to regulatory approval. Neither of these transactions directly impact the Company.

REGULATION

The Company's operations are subject to comprehensive regulation throughout the United States. The laws of the various jurisdictions establish supervisory agencies, including the state insurance departments, with broad authority to grant licenses to transact business and regulate many aspects of the products and services offered by the Company, as well as solvency and reserve adequacy. Many agencies also regulate the investment activities of insurance companies on the basis of quality, diversification, and other quantitative criteria. The Company's operations and accounts are subject to examination at regular intervals by certain of these regulators.

ILIAC is subject to the insurance laws of the State of Connecticut, where it is domiciled, and other jurisdictions in which it transacts business. The primary regulators of the Company's insurance operations are the insurance departments of Connecticut, Florida, and New York. Among other matters, these agencies may regulate premium rates, trade practices, agent licensing, policy forms, underwriting and claims practices, minimum interest rates to be credited to fixed annuity customer accounts, and the maximum interest rates that can be charged on policy loans.

The Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD") and, to a lesser extent, the states regulate the sales and investment management activities and operations of the Company. Generally, the Company's variable annuity products and certain of its fixed annuities are registered as securities with the SEC. Regulations of the SEC, Department of Labor ("DOL"), and Internal Revenue Service ("IRS") also impact certain of the Company's annuity, life insurance and other investment and retirement products. These products may involve Separate Accounts and mutual funds registered under the Investment Company Act of 1940. The Company also provides a variety of products and services to employee benefit plans that are covered by the Employee Retirement Income Security Act of 1974 ("ERISA").

INSURANCE HOLDING COMPANY LAWS

A number of states regulate affiliated groups of insurers such as the Company under holding company statutes. These laws, among other things, place certain restrictions on transactions between affiliates such as dividends and other distributions that may be paid to the Company's parent corporation.

INSURANCE COMPANY GUARANTY FUND ASSESSMENTS

Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations ("NOLHGA") and the amount of premiums written in each state. The Company has estimated this liability to be $8.5 and $9.3 as of December 31, 2004 and 2003, respectively, and has recorded a reserve. The Company has also recorded an asset of $5.5 and $2.5 as of December 31, 2004 and 2003, respectively, for future credits to premium taxes for assessments already paid.

For information regarding certain other potential regulatory changes relating to the Company's businesses, see "Risk Factors" in Part 1, Item 1 "Business."

EMPLOYEES

ILIAC had 1,954 employees as of December 31, 2004, primarily focused on managing the product distribution, marketing, customer service, and product and financial management of the Company. The Company also utilizes services provided by ING North America Insurance Corporation, Inc. and other affiliates. These services include new business processing, actuarial, risk management, human resources, investment management, finance, information technology, and legal and compliance services. The affiliated companies are reimbursed for the Company's use of various services and facilities under a variety of intercompany agreements.

RISK FACTORS

In addition to the normal risks of business, the Company is subject to significant risks and uncertainties, including those which are described below.

     EQUITY MARKET VOLATILITY COULD NEGATIVELY IMPACT THE COMPANY'S PROFITABILITY AND FINANCIAL CONDITION

The sales and profitability of the Company's variable annuity products could be impacted by declines in the equity markets. Generally, sales of variable annuities decrease when equity markets decline over an extended period of time. The amount of fees the Company receives on its variable annuity products is based on the account values of the Separate Accounts which support such variable earnings. A decline in the equity markets will likely result in a decrease in such account values and therefore a decrease in the fees the Company receives on its variable annuities. To the extent that the actual performance of the equity markets and the Company's expectations of future performance decrease its future profit expectations, the Company may be required to accelerate the amount of deferred acquisition cost amortization in a given period, potentially negatively impacting its net income in a period.

     THE COMPANY'S EFFORTS TO REDUCE THE IMPACT OF INTEREST RATE CHANGES ON ITS PROFITABILITY AND FINANCIAL CONDITION MAY NOT BE EFFECTIVE

The Company attempts to reduce the impact of changes in interest rates on the profitability and financial condition of its fixed annuity operations. The Company accomplishes this reduction primarily by managing the duration of its assets relative to the duration of its liabilities. During a period of rising interest rates, annuity contract surrenders and withdrawals may increase as customers seek to achieve higher returns. Despite its efforts to reduce the impact of rising interest rates, the Company may be required to sell assets to raise the cash necessary to respond to such surrenders and withdrawals, thereby realizing capital losses on the assets sold. An increase in policy surrenders and withdrawals may also require the Company to accelerate amortization of policy acquisition costs relating to these contracts, which would further reduce its net income.

During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that the Company owns, which would force it to reinvest the proceeds at lower interest rates. The Company's General Account products generally contain minimum interest rate guarantees. These minimum guarantees may constrain the Company's ability to lower credited rates in response to lower investment returns. Therefore, it may be more difficult for the Company to maintain its desired spread between the investment income it earns and the interest it credits to its customers, thereby reducing its profitability.

     A DOWNGRADE IN ANY OF THE RATINGS FOR THE COMPANY MAY, AMONG OTHER THINGS, INCREASE POLICY SURRENDERS AND WITHDRAWALS, REDUCE NEW SALES, AND TERMINATE RELATIONSHIPS WITH DISTRIBUTORS, ANY OF WHICH COULD ADVERSELY AFFECT ITS PROFITABILITY AND FINANCIAL CONDITION

Ratings are important factors in establishing the competitive position of insurance companies. A downgrade, or the potential for such a downgrade, of any of the ratings for the Company could, among other things:

- Materially increase the number of annuity contract surrenders and withdrawals;

- Result in the termination of relationships with broker-dealers, banks, agents, wholesalers, and other distributors of the Company's products and services; and

-  Reduce new sales of annuity contracts.

Any of these consequences could adversely affect the Company's profitability and financial condition.

Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions, and circumstances outside the rated company's control. In addition, rating organizations may employ different models and formulas to assess financial strength of a rated company, and from time to time rating organizations have, in their discretion, altered the models. Changes to the models, general economic conditions, or circumstances outside the Company's control could impact a rating organization's judgment of its rating and the subsequent rating it assigns the Company. The Company cannot predict what actions rating organizations may take, or what actions it may be required to take in response to the actions of rating organizations, which could adversely affect the Company.

     THE COMPANY'S ABILITY TO GROW DEPENDS IN PART UPON THE CONTINUED AVAILABILITY OF CAPITAL.

The Company has, in the past, required capital as it increased its reserves associated with its growth from sales of products although no capital contributions were needed in 2004. Although the Company believes it has sufficient capital to fund its immediate growth and capital needs, the amount of capital required and the amount of capital available can vary from period to period due to a variety of circumstances, some of which are neither predictable nor foreseeable, nor necessarily within its control. A lack of sufficient capital could hinder the Company's ability to grow.

     THE COMPANY'S INVESTMENT PORTFOLIO IS SUBJECT TO SEVERAL RISKS THAT MAY DIMINISH THE VALUE OF ITS INVESTED ASSETS AND ADVERSELY AFFECT ITS SALES, PROFITABILITY AND THE INVESTMENT RETURNS CREDITED TO CERTAIN OF ITS CUSTOMERS

The Company's investment portfolio is subject to several risks, including, among other things:

- The Company may experience an increase in defaults or delinquency in the investment portfolios, including the commercial mortgage loan portfolio.

- The Company may have greater difficulty selling privately placed fixed maturity securities and commercial mortgage loans at attractive prices, in a timely manner, or both, because they are less liquid than its publicly traded fixed maturity securities.

- During periods of declining interest rates, borrowers may prepay or redeem prior to maturity (i) mortgages that back certain mortgage-backed securities and (ii) bonds with embedded call options that the Company owns which would force it to reinvest the proceeds received at lower interest rates.

- Environmental liability exposure may result from the Company's commercial mortgage loan portfolio.

- The Company may experience losses in its commercial mortgage loan portfolio as a result of economic downturns or losses attributable to natural disasters in certain regions.

Any of these consequences may diminish the value of the Company's invested assets and adversely affect its sales, profitability, or the investment returns credited to its customers.

     CHANGES IN REGULATION IN THE UNITED STATES MAY REDUCE THE COMPANY'S PROFITABILITY

The Company's insurance business is subject to comprehensive regulation and supervision throughout the United States by both state and federal regulators. The primary purpose of state regulation of the insurance business is to protect contractowners, and not necessarily to protect other constituencies such as creditors or investors. State insurance regulators, state attorneys general, the National Association of Insurance Commissioners, the SEC, and the NASD continually reexamine existing laws and regulations and may impose changes in the future. Changes in federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulation, and federal taxation could lessen the advantages of certain of the Company's products as compared to competing products, or possibly result in the surrender of some existing contracts and policies or reduced sales of new products and, therefore, could reduce the Company's profitability.

The insurance industry has recently become the focus of greater regulatory scrutiny due to questionable business practices relating to trading and pricing within the mutual fund and variable annuity industries, allegations related to improper special payments, price-fixing, conflicts of interest and improper accounting practices, and other misconduct alleged by and initiatives of the New York Attorney General, state insurance departments, and in related litigation. As a result, a large number of insurance companies, including certain ING affiliates, have been requested to provide information to regulatory authorities. In some cases, this regulatory scrutiny has led to new proposed legislation regulating insurance companies, regulatory penalties and related litigation. At this time, the Company does not believe that any such regulatory scrutiny will materially impact it; however, the Company cannot guarantee that new laws, regulations, or other regulatory action aimed at the business practices under scrutiny would not adversely affect its business. The adoption of new laws or regulations, enforcement action or litigation, whether or not involving the Company, could influence the manner in which it distributes its insurance products, which could adversely impact the Company.

ITEM 2.   PROPERTIES

The Company's home office is located at 151 Farmington Avenue, Hartford, Connecticut, 06156. All Company office space is leased or subleased by the Company or its other affiliates. The Company pays substantially all expenses associated with its leased and subleased office properties. Affiliates within ING's U.S. operations provide the Company with various management, finance, investment management and other administrative services, from facilities located at 5780 Powers Ferry Road, N.W., Atlanta, Georgia 30327-4390. The affiliated companies are reimbursed for the Company's use of these services and facilities under a variety of intercompany agreements.

ITEM 3.   LEGAL PROCEEDINGS

The Company is a party to threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company's operations or financial position.

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

ITEM 5.   MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public trading market for ILIAC common stock. All of ILIAC's outstanding common stock is owned by Lion, a Connecticut holding and management company which is ultimately owned by ING.

The Company's ability to pay dividends to its parent is subject to the prior approval of insurance regulatory authorities of the State of Connecticut for payment of any dividend, which, when combined with other dividends paid within the preceding 12 months, exceeds the greater of (1) 10% of statutory surplus at the prior year end or (2) ILIAC's prior year statutory net gain from operations.

ILIAC paid a cash dividend of $70.0 to Lion in 2004 and did not pay cash dividends to Lion in 2003 or 2002. However, on February 28, 2002, ILIAC contributed 100% of the stock of IA Holdco to HOLDCO in the form of a $60.1 dividend distribution.

ILIAC did not receive capital contributions from its parent in 2004 and received $230.0 and $164.3 in capital contributions from its parent during 2003 and 2002, respectively.

ITEM 6.   SELECTED FINANCIAL DATA
          (Dollar amounts in millions, unless otherwise stated)

                     ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
                            3-YEAR SUMMARY OF SELECTED FINANCIAL DATA

                                                                                            2004            2003            2002
--------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED OPERATING RESULTS
Net investment income                                                              $       983.1   $       919.1   $       959.5
Fee income                                                                                 455.7           395.8           423.9
Premiums                                                                                    38.5            50.1            53.9
Net realized capital gains (losses)                                                         25.2            64.5          (101.0)
Total revenue                                                                            1,502.5         1,429.5         1,336.3
Interest credited and other benefits to contractowners                                     739.4           723.4           707.3
Amortization of deferred policy acquisition costs and value of business acquired           127.4           106.5           181.5
Income before cumulative effect of change in accounting principle                          199.3           154.6            67.5
Cumulative effect of change in accounting principle, net of tax                               --              --        (2,412.1)
Net income (loss)                                                                          199.3           154.6        (2,344.6)

CONSOLIDATED FINANCIAL POSITION
Total investments                                                                  $    19,998.1   $    18,934.8   $    17,088.7
Assets held in separate accounts                                                        33,310.5        33,014.7        28,071.1
Total assets                                                                            58,840.0        57,225.0        50,410.7
Future policy benefits and claims reserves                                              20,886.4        19,276.6        18,091.2
Liabilities related to separate accounts                                                33,310.5        33,014.7        28,071.1
Total shareholder's equity                                                               2,724.2         2,645.9         2,262.8

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION
          (Dollar amounts in millions, unless otherwise stated)

OVERVIEW

The following narrative analysis of the consolidated results of operations presents a review of ING Life Insurance and Annuity Company ("ILIAC") and its wholly-owned subsidiaries (collectively, the "Company") for each of the two years ended December 31, 2004 and 2003 and financial condition as of December 31, 2004 versus December 31, 2003. This item should be read in its entirety and in conjunction with the selected financial data, consolidated financial statements and related notes, and other supplemental data, which can be found under Part II, Item 6 and Item 8 contained herein.

FORWARD-LOOKING INFORMATION/RISK FACTORS

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities Exchange Commission ("SEC"). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as "expect," "anticipate," "believe," or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future levels of sales and redemptions of the Company's products, investment spreads and yields, or the earnings and profitability of the Company's activities.

Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law, and changes in interest rates. Some may be related to the insurance industry generally, such as pricing competition, regulatory developments, and industry consolidation. Others may relate to the Company specifically, such as litigation, regulatory action, and risks associated with the Company's investment portfolio such as changes in credit quality, price volatility, and liquidity. Investors are also directed to consider other risks and uncertainties discussed in "Risk Factors" in Item 1 contained herein and in other documents filed by the Company with the SEC. Except as may be required by the federal securities laws, the Company disclaims any obligation to update forward-looking information.

CRITICAL ACCOUNTING POLICIES

GENERAL

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related footnotes. These estimates and assumptions are evaluated on an on-going basis based on historical developments, market conditions, industry trends, and other information that is reasonable under the circumstances. There can be no assurance that actual results will conform to estimates and assumptions, and that reported results of operations will not be materially

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
CRITICAL ACCOUNTING POLICIES (continued)

adversely affected by the need to make future accounting adjustments to reflect changes in these estimates and assumptions from time to time.

The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability: reserves, other-than-temporary impairment testing, and amortization of deferred acquisition costs ("DAC") and value of business acquired ("VOBA"). In developing these estimates, management makes subjective and complex judgments that are inherently uncertain and subject to material changes as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the consolidated financial statements.

RESERVES

The Company establishes and carries actuarially determined reserve liabilities which are calculated to meet its future obligations. Changes in or deviations from the assumptions used can significantly affect the Company's reserve levels and related future operations.
Reserves for deferred annuity investment contracts and immediate annuities without life contingent benefits are equal to cumulative deposits less charges and withdrawals plus credited interest thereon (rates range from 1.5% to 11.9% for all years presented), net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. These reserves also include unrealized gains/losses related to investments and unamortized realized gains/losses on investments for experience-rated contracts. Reserves on experience-rated contracts reflect the rights of contractholders, plan participants, and the Company.

Reserves for immediate annuities with life contingent benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue and policy duration. Reserve interest rates range from 4.9% to 9.5% for all years presented.

Because the sale of the domestic individual life insurance business on October 1, 1998 was substantially in the form of an indemnity reinsurance agreement, the Company includes an amount in reinsurance recoverable on the Consolidated Balance Sheets, which approximates the Company's total individual life reserves.

Unpaid claims and claim expenses for all lines of insurance include benefits for reported losses and estimates of benefits for losses incurred but not reported.

OTHER-THAN-TEMPORARY IMPAIRMENT TESTING

The Company's accounting policy requires that a decline in the value of an investment below its amortized cost basis be assessed to determine if the decline is other-than-temporary. If so, the investment is deemed to be other-than-temporarily impaired, and a charge is recorded in net realized capital losses equal to the difference between fair value and the amortized cost basis of the investment. The fair value of the other-than-temporarily impaired investment becomes its new cost basis.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
CRITICAL ACCOUNTING POLICIES (continued)

In addition, the Company invests in structured securities that meet the criteria of Emerging Issues Task Force ("EITF") Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the remeasurement date. When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

The evaluation of other-than-temporary impairments included in the General Account is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include the length of time and extent to which the fair value has been less than amortized cost, changes in general economic conditions, the issuer's financial condition or near-term recovery prospects, and the effects of changes in interest rates.

AMORTIZATION OF DEFERRED ACQUISITION COSTS AND VALUE OF BUSINESS ACQUIRED

DAC represents policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and certain agency expenses, related to the production of new and renewal business.

VOBA represents the outstanding value of in force business capitalized and is subject to amortization in purchase accounting when the Company was acquired. The value is based on the present value of estimated net cash flows embedded in the Company's contracts.

The amortization methodology used for DAC and VOBA varies by product type. Statement of Financial Accounting Standards ("FAS") No. 60, "Accounting and Reporting by Insurance Enterprises," applies to traditional life insurance products, primarily whole life and term life insurance contracts. Under FAS No. 60, DAC and VOBA are amortized over the premium payment period, in proportion to the premium revenue recognized.

FAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts (usually 25 years) in relation to the present value of estimated future gross profits from investment, mortality, and expense margins; asset-based fees, policy administration, and surrender charges; less policy maintenance fees and non-capitalized commissions, as well as realized gains and losses on investments.

Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors,

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
CRITICAL ACCOUNTING POLICIES (continued)

including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

Due to the relative size and sensitivity to minor changes in underlying assumptions of DAC and VOBA balances, the Company performs a quarterly and annual analysis of DAC and VOBA for the annuity and life businesses, respectively. The DAC and VOBA balances are evaluated for recoverability and are reduced to the extent that estimated future gross profits are inadequate to recover the asset.

At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised ("unlocking"), retroactively to the date of the policy or contract issuance. The cumulative prior period adjustment is recognized as a component of current period amortization. In general, increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. However, decreases in investment, mortality, and expense margins, and thus estimated future profits, increase the rate of amortization.

ANALYSIS OF DAC/VOBA

During 2004, VOBA amortization increased principally due to higher actual gross profits, as a result of the margins earned on higher fixed and variable assets and fewer other-than-temporary impairments. Also, surrenders increased, which resulted in higher amortization for certain business.

The actual Separate Account return in 2004 exceeded the long-term assumption, thereby producing deceleration of DAC/VOBA amortization of $2.6 before tax. As a part of the regular analysis of DAC/VOBA, at the end of 2004, the Company unlocked its assumptions regarding policyholder withdrawal behavior. Based on experience studies, assumed rates of full surrender for variable annuities were modified downward, producing a deceleration of DAC/VOBA amortization of $1.2 before tax. The combined effect of the actual variable return for 2004 exceeding long-term assumptions and modification of expectations regarding future withdrawal behavior was a deceleration of DAC/VOBA amortization totaling $3.8 before tax, or $2.5, net of $1.3 million of federal income tax expense.

During 2003 the Company reset long-term assumptions for the Separate Account returns from 9.0% to 8.5% (gross before rate of return management fees and mortality, expense, and other policy charges), reflecting a blended return of equity and other sub-accounts. The 2003 unlocking adjustment was primarily driven by improved market performance compared to expected performance during 2003. For the year ended December 31, 2003, the Company recorded a deceleration of DAC/VOBA amortization totaling $3.7 before tax, or $2.4, net of $1.3 of federal income tax expense.

As part of the regular analysis of DAC/VOBA, at the end of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term return assumptions for the Separate Account returns to 9.0% (gross before fund management fees and mortality, expense, and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The unlocking adjustment in 2002 was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. Dring 2002, the Company recorded an acceleration of DAC/VOBA amortization totaling $45.6 before tax, or $29.7, net of $15.9 of federal income tax benefit.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
CRITICAL ACCOUNTING POLICIES (continued)

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

NET INCOME: Net income increased by $44.7 to $199.3 for 2004, from $154.6 for 2003. Higher net income is the result of higher fee income and higher investment income and margins, partially offset by an increase in interest credited and other benefits to contractholders, operating expenses, and the amortization of VOBA.

NET INVESTMENT INCOME: Net investment income from General Account assets increased $64.0 to $983.1 for 2004 from $919.1 for 2003. The increase is primarily related to higher fixed assets under management in 2004, as well as to the inclusion of interest income on the guaranteed portion of the separate accounts beginning in 2004 as required with the adoption of Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts."

FEE INCOME: Fee income increased $59.9 to $455.7 for 2004 from $395.8 for 2003. A substantial portion of fee income is calculated based on variable assets under management. The increase in fee income was primarily related to an increase in the Company's average variable assets under management due to strong sales and positive equity market performance in 2004 and 2003.

PREMIUMS: Premiums for 2004 decreased by $11.6 to $38.5 from $50.1 for 2003, primarily due to a decrease in sales of immediate annuities with life contingencies.

NET REALIZED CAPITAL GAINS: Net realized capital gains for 2004 decreased by $39.3 to $25.2 from $64.5 for 2003. The decrease in gains is primarily due to rising interest rates in 2004 partially offset by a decrease in other-than-temporary impairments. In an increasing rate environment, the market value of fixed maturities in the portfolios decreases, which in turn results in lower realized gains upon sale.

INTEREST CREDITED AND OTHER BENEFITS TO CONTRACTOWNERS: Interest credited and other benefits to contractowners increased $16.0 to $739.4 for 2004 from $723.4 for 2003. The increase in the balance in the year was primarily due to an increase in average assets under management with fixed options, as well as to the inclusion of interest credited to contractowners on the guaranteed portion of the separate accounts, as required by SOP 03-1, partially offset by a decrease in credited interest rates to contractowners resulting from a management decision to lower credited rates to contractowners.

OPERATING EXPENSES: Operating expenses increased by $10.1 to $394.0 for 2004 from $383.9 for 2003. The increase is primarily related to the growth of the business.

AMORTIZATION OF DAC AND VOBA: Amortization of DAC and VOBA increased $20.9 to $127.4 for 2004, from $106.5 for 2003. The increase is primarily related to higher VOBA amortization of $17.2. Amortization of long-duration products is recorded in proportion to actual and estimated future gross profits. Estimated gross profits are computed based on assumptions related to the underlying contracts, including but not limited to interest margins, surrenders, withdrawals, expenses, and asset growth. VOBA amortization increased principally due to higher actual gross profits, as a result of the margins earned on higher fixed and variable assets and fewer other-than-temporary impairments.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)

FINANCIAL CONDITION

INVESTMENTS

INVESTMENT STRATEGY

The Company's investment strategy for its General Account investments involves diversification by asset class, and seeks to add economic diversification and to reduce the risks of credit, liquidity, and embedded options within certain investment products, such as convexity risk on collateralized mortgage obligations and call options. The investment management function is centralized under ING Investment Management LLC ("IIM"), an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for each general type of product within the Company.

The Company invests its General Account primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type's objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio average asset quality rating of A, excluding mortgage loans, but including mortgage-backed securities, which are reported with bonds, based on Standard & Poor's ("S&P") ratings classifications.

The Company's use of derivatives is limited mainly to hedging purposes to reduce the Company's exposure to cash flow variability of assets and liabilities, interest rate risk, and market risk.

PORTFOLIO COMPOSITION

The following table presents the investment portfolio at December 31, 2004 and 2003.

                                                                 2004                            2003
                                                     ----------------------------    ----------------------------
                                                      CARRYING VALUE          %       CARRYING VALUE          %
-----------------------------------------------------------------------------------------------------------------
Fixed maturities, including securities pledged       $   18,425.6            92.1%   $   17,694.5            93.4%
Equity securities                                           162.6             0.8%          161.9             0.9%
Mortgage loans on real estate                             1,090.2             5.5%          754.5             4.0%
Policy loans                                                262.7             1.3%          270.3             1.4%
Other investments                                            57.0             0.3%           53.6             0.3%
-----------------------------------------------------------------------------------------------------------------
                                                     $   19,998.1           100.0%   $   18,934.8           100.0%
=================================================================================================================

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
FINANCIAL CONDITION (continued)

FIXED MATURITIES

Fixed maturities available-for-sale as of December 31, 2004, were as follows:

                                                                       GROSS          GROSS
                                                      AMORTIZED      UNREALIZED     UNREALIZED        FAIR
                                                        COST           GAINS          LOSSES          VALUE
--------------------------------------------------------------------------------------------------------------
Fixed maturities:
U.S. government and government agencies
  and authorities                                    $      197.3   $        0.9   $        0.9   $      197.3

States, municipalities and political
  subdivisions                                               32.1            0.2            0.9           31.4

U.S. corporate securities:
    Public utilities                                      1,207.6           50.0            5.0        1,252.6
    Other corporate securities                            5,846.5          275.0           25.4        6,096.1
--------------------------------------------------------------------------------------------------------------
  Total U.S. corporate securities                         7,054.1          325.0           30.4        7,348.7
--------------------------------------------------------------------------------------------------------------

Foreign securities:
    Government                                              660.2           33.9            3.1          691.0
    Other                                                 1,656.4           78.4            6.1        1,728.7
--------------------------------------------------------------------------------------------------------------
  Total foreign securities                                2,316.6          112.3            9.2        2,419.7
--------------------------------------------------------------------------------------------------------------

Residential mortgage-backed securities                    5,497.6           65.6           58.2        5,505.0

Commercial mortgage-backed securities                     1,491.2           73.2            4.4        1,560.0

Other asset-backed securities                             1,354.6           22.6           13.7        1,363.5
--------------------------------------------------------------------------------------------------------------
Total fixed maturities, including fixed maturities
  pledged                                                17,943.5          599.8          117.7       18,425.6

Less: fixed maturities pledged to creditors               1,258.8           18.0            2.5        1,274.3
--------------------------------------------------------------------------------------------------------------

Fixed maturities                                     $   16,684.7   $      581.8   $      115.2   $   17,151.3
==============================================================================================================

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
FINANCIAL CONDITION (continued)

Fixed maturities available-for-sale as of December 31, 2003, were as follows:

                                                                       GROSS          GROSS
                                                      AMORTIZED      UNREALIZED     UNREALIZED       FAIR
                                                        COST           GAINS          LOSSES         VALUE
--------------------------------------------------------------------------------------------------------------
Fixed maturities:
U.S. government and government agencies
  and authorities                                    $      350.0   $        1.7   $        0.3   $      351.4

States, municipalities and political
  subdivisions                                                2.1            0.1             --            2.2

U.S. corporate securities:
    Public utilities                                        970.7           48.9           11.4        1,008.2
    Other corporate securities                            5,568.1          327.9           29.1        5,866.9
--------------------------------------------------------------------------------------------------------------
  Total U.S. corporate securities                         6,538.8          376.8           40.5        6,875.1
--------------------------------------------------------------------------------------------------------------

Foreign securities:
    Government                                              605.2           33.7            2.8          636.1
    Other                                                 1,364.7           74.5           11.0        1,428.2
--------------------------------------------------------------------------------------------------------------
  Total foreign securities                                1,969.9          108.2           13.8        2,064.3
--------------------------------------------------------------------------------------------------------------

Residential mortgage-backed securities                    5,903.7           91.8           35.1        5,960.4

Commercial mortgage-backed securities                     1,278.5          105.0            3.3        1,380.2

Other asset-backed securities                             1,036.4           34.0            9.5        1,060.9
--------------------------------------------------------------------------------------------------------------
Total fixed maturities, including fixed
  maturities pledged                                     17,079.4          717.6          102.5       17,694.5

Less: fixed maturities pledged to creditors               1,624.4           23.8            3.4        1,644.8
--------------------------------------------------------------------------------------------------------------

Fixed maturities                                     $   15,455.0   $      693.8   $       99.1   $   16,049.7
==============================================================================================================

At December 31, 2004 and 2003, the Company's carrying value of available-for-sale fixed maturities, including fixed maturities pledged to creditors, (hereinafter referred to as "total fixed maturities") represented 92.1% and 93.4% of the total General Account invested assets, respectively. For the same periods, $13,714.0, or 74.4% of total fixed maturities and $13,744.9, or 77.7% of total fixed maturities, respectively, supported experience-rated products. Total fixed maturities reflected net unrealized capital gains of $482.1 and $615.1 at December 31, 2004 and 2003, respectively.

It is management's objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company's portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
FINANCIAL CONDITION (continued)

agencies. The average quality rating of the Company's fixed maturities portfolio was AA- at December 31, 2004 and 2003. Ratings are calculated using a rating hierarchy that considers S&P, Moody's, and internal ratings.

Total fixed maturities by quality rating category, including fixed maturities pledged to creditors, were as follows at December 31:

                                                                 2004                         2003
                                                     ---------------------------   ---------------------------
                                                         FAIR          % OF            FAIR          % OF
                                                         VALUE         TOTAL           VALUE         TOTAL
--------------------------------------------------------------------------------------------------------------
AAA                                                  $    8,675.4           47.1%  $    9,036.6           51.1%
AA                                                          910.4            4.9%         756.2            4.3%
A                                                         3,754.3           20.4%       3,374.7           19.1%
BBB                                                       4,311.4           23.4%       3,774.4           21.3%
BB                                                          698.9            3.8%         567.3            3.2%
B and below                                                  75.2            0.4%         185.3            1.0%
--------------------------------------------------------------------------------------------------------------
Total                                                $   18,425.6          100.0%  $   17,694.5          100.0%
==============================================================================================================

95.8% of fixed maturities were invested in securities rated BBB and above (Investment Grade) at December 31, 2004 and 2003.

Fixed maturities rated BB and below (Below Investment Grade) may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

Total fixed maturities by market sector, including fixed maturities pledged to creditors, were as follows, at December 31:

                                                                 2004                         2003
                                                     ---------------------------   ---------------------------
                                                         FAIR          % OF            FAIR          % OF
                                                         VALUE         TOTAL           VALUE         TOTAL
--------------------------------------------------------------------------------------------------------------
U.S. Corporate                                       $    7,380.1           40.1%  $    6,877.3           38.9%
Residential Mortgage-backed                               5,505.0           29.9%       5,960.4           33.7%
Foreign (1)                                               2,419.7           13.1%       2,064.3           11.6%
Commercial/Multifamily Mortgage-backed                    1,560.0            8.5%       1,380.2            7.8%
Asset-backed                                              1,363.5            7.4%       1,060.9            6.0%
U.S. Treasuries/Agencies                                    197.3            1.0%         351.4            2.0%
--------------------------------------------------------------------------------------------------------------
Total                                                $   18,425.6          100.0%  $   17,694.5          100.0%
==============================================================================================================

(1)  Primarily U.S. dollar denominated

The amortized cost and fair value of total fixed maturities as of December 31, 2004 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
FINANCIAL CONDITION (continued)

                                                                           AMORTIZED              FAIR
                                                                             COST                 VALUE
-------------------------------------------------------------------------------------------------------------
Due to mature:
  One year or less                                                     $           395.8    $           400.0
  After one year through five years                                              3,650.0              3,727.4
  After five years through ten years                                             3,128.8              3,256.4
  After ten years                                                                2,425.5              2,613.3
  Mortgage-backed securities                                                     6,988.8              7,065.0
  Other asset-backed securities                                                  1,354.6              1,363.5
  Less: fixed maturities pledged to creditors                                    1,258.8              1,274.3
-------------------------------------------------------------------------------------------------------------
  Fixed maturities                                                     $        16,684.7    $        17,151.3
=============================================================================================================

At December 31, 2004 and 2003, fixed maturities with carrying values of $10.9 and $11.2, respectively, were on deposit as required by regulatory authorities.

The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 2004 or 2003.

MORTGAGE LOANS

Mortgage loans, primarily commercial mortgage loans, totaled $1,090.2 at December 31, 2004 and $754.5 at December 31, 2003. These loans are reported at amortized cost less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect on all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows, cash flows from the loan (discounted at the loan's effective interest rate), or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write down charged to realized loss. At December 31, 2004 and 2003, the Company had no allowance for mortgage loan credit losses.

OTHER-THAN-TEMPORARY IMPAIRMENTS

The Company analyzes the General Account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Management considers the length of time and the extent to which the fair value has been less than amortized cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of an investment will not be collected, an other-than-temporary impairment is considered to have occurred.

In addition, the Company invests in structured securities that meet the criteria of Emerging Issues Task Force ("EITF") Issue No. 99-20 "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
FINANCIAL CONDITION (continued)

Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than book value and there has been an adverse change in cash flow since the last remeasurement date.

When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

The following table identifies the Company's other-than-temporary impairments by type as of December 31:

                                           2004                      2003                      2002
                                 -----------------------   -----------------------   -----------------------
                                                NO. OF                    NO. OF                    NO. OF
                                 IMPAIRMENT   SECURITIES   IMPAIRMENT   SECURITIES   IMPAIRMENT   SECURITIES
------------------------------------------------------------------------------------------------------------
U.S. Corporate                   $       --           --   $      6.2            4   $      0.1            2
Residential mortgage-backed            13.5           53         88.2           83         40.0           33
Equities                                 --           --           --            2          0.1            2
Limited partnership                      --           --          2.0            1           --           --
------------------------------------------------------------------------------------------------------------
Total                            $     13.5           53   $     96.4           90   $     40.2           37
============================================================================================================

NET REALIZED CAPITAL GAINS AND LOSSES

Net realized capital gains (losses) are comprised of the difference between the carrying value of investments and proceeds from sale, maturity, and redemption, as well as losses incurred due to impairment of investments. Net realized capital gains (losses) on investments were as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                ------------------------------------
                                                   2004         2003         2002
------------------------------------------------------------------------------------
Fixed maturities                                $     24.7   $     63.9   $    (97.5)
Equity securities                                      0.5          0.6         (3.5)
Pretax net realized capital gains (losses)      $     25.2   $     64.5   $   (101.0)
------------------------------------------------------------------------------------
After-tax net realized capital gains (losses)   $     16.4   $     41.9   $    (65.7)
====================================================================================

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities.

SOURCES AND USES OF LIQUIDITY

The Company's principal sources of liquidity are product charges, investment income, proceeds from the maturing and sale of investments, and capital contributions. Primary uses of funds are payments of commissions and operating expenses, interest and premium credits, investment purchases, contract maturities, withdrawals and surrenders.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
LIQUIDITY AND CAPITAL RESOURCES (continued)

The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. For a description of the Company's asset/liability management strategy, see Item 7A, "Quantitative and Qualitative Disclosures About Market Risk."

Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. ILIAC maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), an affiliate, whereby either party can borrow from the other up to 3% of ILIAC's statutory admitted assets as of the prior December 31 from one another. ILIAC also maintains a $125.0 revolving loan agreement with SunTrust Bank and a $100.0 revolving loan agreement with the Bank of New York. The Company had no outstanding balance under any of these facilities as of December 31, 2004 and 2003. Management believes that these sources of liquidity are adequate to meet the Company's short-term cash obligations.

CAPITAL CONTRIBUTIONS AND DIVIDENDS

ILIAC did not receive capital contributions from its parent in 2004 and received $230.0 and $164.3 in capital contributions during 2003 and 2002, respectively.

ILIAC has entered into agreements with IICA under which ILIAC has agreed to cause IICA to have sufficient capital to meet certain capital and surplus levels. ILIAC did not make capital contributions to IICA in 2004, 2003, or 2002.

The Company's ability to pay dividends to its parent is subject to the prior approval of insurance regulatory authorities of the State of Connecticut for payment of any dividend, which, when combined with other dividends paid within the preceding 12 months, exceeds the greater of (1) 10% of statutory surplus at prior year end or (2) ILIAC's prior year statutory net gain from operations.

ILIAC paid a cash dividend of $70.0 to Lion in 2004 and did not pay cash dividends to Lion in 2003 or 2002. However, on February 28, 2002, ILIAC contributed 100% of the stock of IA Holdco to HOLDCO in the form of a $60.1 dividend distribution.

SEPARATE ACCOUNTS

Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guaranteed rates. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company or its affiliates.

Separate Account assets supporting variable options under annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to certain minimum guarantees) under a contract, in shares of mutual funds which are managed by the Company or its affiliates, or other selected mutual funds not managed by the Company or its affiliates.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
LIQUIDITY AND CAPITAL RESOURCES (continued)

Separate Account assets and liabilities are carried at fair value and shown as separate captions in the Consolidated Balance Sheets. Deposits, investment income and net realized and unrealized capital gains and losses of the Separate Accounts are not reflected in the Consolidated Financial Statements (with the exception of realized and unrealized capital gains and losses on the assets supporting the guaranteed interest option). The Consolidated Statements of Cash Flows do not reflect investment activity of the Separate Accounts.

Assets and liabilities of separate account arrangements that do not meet the criteria in Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," ("SOP 03-1") for presentation in the separate caption in the Consolidated Balance Sheets (primarily guaranteed interest options) and revenue and expenses related to such arrangements, are consolidated in the financial statements in the General Account. At December 31, 2004 and 2003, unrealized gains of $7.3 and $55.7, respectively, on assets supporting a guaranteed interest option are reflected in shareholder's equity.

OFF-BALANCE SHEET ARRANGEMENTS AND AGGREGATE CONTRACTUAL OBLIGATIONS

Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At December 31, 2004 and 2003, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $778.2 and $154.3, respectively.

As of December 31, 2004, the Company had certain contractual obligations due over a period of time as summarized in the following table:

                                                         PAYMENTS DUE BY PERIOD
                                     --------------------------------------------------------------
                                                   LESS THAN                             MORE THAN
CONTRACTUAL OBLIGATIONS                TOTAL        1 YEAR     1-3 YEARS     3-5 YEARS    5 YEARS
---------------------------------------------------------------------------------------------------
Operating Lease Obligations          $     48.0   $     16.7   $     29.5   $      1.8   $       --
Purchase Obligations                      778.2        778.2           --           --           --
Reserves for Insurance Obligations     28,754.6      3,187.9      5,660.3      4,554.9     15,351.5
---------------------------------------------------------------------------------------------------
Total                                $ 29,580.8   $  3,982.8   $  5,689.8   $  4,556.7   $ 15,351.5
===================================================================================================

Operating lease obligations relate to the rental of office space under various non-cancelable operating lease agreements that expire through January 2009.

Purchase obligations consist primarily of commitments to purchase investments during 2005.

Reserves for insurance contract obligations consist of actuarially determined liabilities for the Company to meet its further obligations under its variable annuity, fixed annuity, and other investment and retirement products.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
LIQUIDITY AND CAPITAL RESOURCES (continued)

REINSURANCE

The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses in all aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Company as direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Consolidated Balance Sheets.

SECURITIES LENDING

The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

REPURCHASE AGREEMENTS

The Company engages in dollar repurchase agreements ("dollar rolls") and repurchase agreements to increase the return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities and the offsetting collateral liability is included in borrowed money on the Consolidated Balance Sheets. At December 31, 2004 and 2003, the carrying value of the securities pledged in dollar rolls and repurchase agreements was $1,274.3 and $1,644.8, respectively. The carrying value of the securities pledged in dollar rolls and repurchase agreements is included in pledged securities on the Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements totaled $1,057.4 and $1,519.3 at December 31, 2004 and 2003, respectively. The repurchase obligation related to dollar rolls and repurchase agreements is included in borrowed money on the Consolidated Balance Sheets.

The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was not material at December 31, 2004. The Company believes the counterparties to the dollar roll and repurchase agreements are financially responsible and that the counterparty risk is immaterial.

RISK-BASED CAPITAL

The National Association of Insurance Commissioners' ("NAIC") risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
LIQUIDITY AND CAPITAL RESOURCES (continued)

for asset risk, liability risk, interest rate exposure, and other factors. ILIAC has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that ILIAC has total adjusted capital above all required capital levels.

RECENTLY ADOPTED ACCOUNTING STANDARDS

(See Significant Accounting Policies in Notes to the Consolidated Financial Statements for further information.)

ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

The Company adopted SOP 03-1 on January 1, 2004. SOP 03-1 establishes several new accounting and disclosure requirements for certain nontraditional long-duration contracts and for separate accounts including, among other things, a requirement that assets and liabilities of separate account arrangements that do not meet certain criteria be accounted for as general account assets and liabilities, and that revenues and expenses related to such arrangements be consolidated with the respective lines in the Consolidated Statements of Operations. In addition, SOP 03-1 requires that additional liabilities be established for certain guaranteed death and other benefits and for products with certain patterns of cost of insurance charges. In addition, sales inducements provided to contractholders must be recognized on the Consolidated Balance Sheets separately from deferred acquisition costs and amortized as a component of benefits expense using methodologies and assumptions consistent with those used for amortization of deferred policy acquisition costs.

The Company evaluated all requirements of SOP 03-1 which resulted in the consolidation of the Separate Account supporting the guarantee option into the General Account and deferring, amortizing, and recognizing separately, sales inducements to contractholders. Requirements to establish additional liabilities for minimum guaranteed benefits are also applicable to the Company, however, the Company's policies on contract liabilities have historically been, and continue to be, in conformity with the newly established requirements. Requirements for recognition of additional liabilities for products with certain patterns of cost of insurance charges are not applicable to the Company. The adoption of SOP 03-1 did not have a significant effect on the Company's financial position, results of operations, or cash flows.

In the fourth quarter of 2004, the Company implemented Technical Practice Aid 6300.05 - 6300.08, "Q&As Related to the Implementation of SOP 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounting" (the "TPA").

The TPA, which was approved in September 2004, provides additional guidance regarding certain implicit assessments that may be used in the testing of the base mortality function on contracts, which is performed to determine whether additional liabilities are required in conjunction with SOP 03-1. In addition, the TPA provides additional guidance surrounding the allowed level of aggregation of additional liabilities determined under SOP 03-1. The adoption of the TPA did not have an impact on the Company's financial position, results of operations, or cash flows.

The implementation of SOP 03-1 also raised questions regarding the interpretation of the requirements of FAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," concerning when it is appropriate to record an

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
RECENTLY ADOPTED ACCOUNTING STANDARDS (continued)

unearned revenue liability related to the insurance benefit function. To clarify its position, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. FAS 97-1 ("FSP FAS 97-1"), "Situations in Which Paragraphs 17(b) and 20 of FASB Statement No. 97, Permit or Require Accrual of an Unearned Revenue Liability," effective for fiscal periods beginning subsequent to the date the guidance was issued, June 18, 2004. The Company adopted FSP FAS 97-1 on July 1, 2004. The adoption of FSP FAS 97-1 did not have an impact on the Company's financial position, results of operations, or cash flows.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued FAS No. 123 (revised 2004), "Share-Based Payment" ("FAS 123R"), which requires that all share-based payments be recognized in the financial statements based upon the fair value. FAS 123R is effective at the beginning of the first interim or annual period beginning after June 15, 2005. Earlier adoption is encouraged. FAS 123R provides two transition methods, modified-prospective and modified-retrospective.

The modified-prospective method recognizes the grant-date fair value of compensation for new awards granted after the effective date and unvested awards beginning in the fiscal period in which the recognition provisions are first applied. Prior periods are not restated. The modified-retrospective method permits entities to restate prior periods by recognizing the compensation cost based on amounts previously reported in the pro forma footnote disclosures as required under FAS No. 123, "Accounting for Stock-Based Compensation."

The Company intends to early adopt the provisions of FAS 123R on January 1, 2005 using the modified-prospective method. The adoption of FAS 123R is not expected to have a material impact on the Company's financial position, results of operations or cash flows. Prior to January 2005, the Company applied the intrinsic value-based provisions set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation expense is determined on the measurement date, which is the first date on which both the number of shares the employee is entitled to receive and the exercise price are known. Compensation expense, if any, is measured based on the award's intrinsic value, which is the excess of the market price of the stock over the exercise price on the measurement date.

LEGISLATIVE INITIATIVES

Certain elements of the Jobs and Growth Tax Relief Reconciliation Act of 2003, in particular the reduction in the tax rates on long-term capital gains and corporate dividends, could impact the relative competitiveness of the Company's products, especially variable annuities. While sales of products do not appear to have been reduced to date, the long term effect of the Job and Growth Act of 2003 on the Company's financial condition or results of operations cannot be reasonably estimated at this time.

The American Jobs Creation Act of 2004 allows tax-free distributions to be made from the Company's Policyholders' Surplus Account in 2005 and 2006. Under prior law, the Company was allowed to defer from taxation a portion of statutory income under certain circumstances. The deferred income was accumulated in the Policyholders' Surplus Account and is taxable only under conditions that management considers to be remote. Therefore, no federal income taxes have been provided on the accumulated balance of $17.2 as of December 31, 2004. Based on currently available information, the Company anticipates that the new law will permanently eliminate any potential tax on the accumulated balance of $17.2.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
LEGISLATIVE INITIATIVES (continued)

Other legislative proposals under consideration include repealing the estate tax, reducing the taxation on annuity benefits, changing the taxation of products, and changing life insurance company taxation. Some of these proposals, if enacted, could have a material effect on life insurance, annuity and other retirement savings product sales. The impact on the Company's products cannot be predicted.

Legislation to restructure the Social Security System and expand private pension plan incentives also may be considered. Prospects for enactment and the ultimate effect of these proposals are uncertain.

REGULATORY MATTERS

As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

FUND REGULATORY ISSUES

Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares, revenue sharing and directed brokerage, compensation, sales practices and suitability, arrangements with service providers, pricing, compliance and controls, and adequacy of disclosure.

In addition to responding to governmental and regulatory requests on fund regulatory issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended.

An affiliate of the Company, ING Funds Distributors, LLC ("IFD") has received notice from the staff of the National Association of Securities Dealers ("NASD") that the staff has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and federal securities laws in connection with frequent trading arrangements.

Other regulators, including the SEC and the New York Attorney General, are also likely to take some action with respect to certain ING affiliates before concluding their investigation of ING relating to fund trading. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
REGULATORY MATTERS (continued)

not currently anticipated, however, that the actual outcome of such action will have a material adverse effect on ING or ING's U.S.-based operations, including the Company.

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING's U.S.-based operations, including the Company.

OTHER REGULATORY MATTERS

The New York Attorney General and other regulators are also conducting broad inquiries and investigations involving the insurance industry. These initiatives currently focus on, among other things, compensation and other sales incentives, potential conflicts of interest, potential anti-competitive activity, marketing practices, certain financial reinsurance arrangements, and disclosure. It is likely that the scope of these investigations will further broaden before the investigations are concluded. U.S. affiliates of ING have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information.

These initiatives may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged.

In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

For further discussion of the Company's regulatory matters, see "Risk Factors" in Part 1, Item 1 "Business."

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowner behavior, and variable separate account performance. Contractowners bear the investment risk related to variable annuity products, subject, in limited cases, to certain minimum guaranteed rates.

The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available-for-sale. This enables the Company to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company's asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is currently no material solvency risk to the Company.

INTEREST RATE RISK

The Company defines interest rate risk as the risk of an economic loss due to adverse changes in interest rates. This risk arises from the Company's primary activity of investing fixed annuity premiums received in interest-sensitive assets and carrying these funds as interest-sensitive liabilities. The Company manages the interest rate risk in its assets relative to the interest rate risk in its liabilities. A key measure used to quantify this exposure is duration. Duration measures the sensitivity of the assets and liabilities to changes in interest rates.

To calculate duration related to annuities, the Company projects asset and liability cash flows under stochastic arbitrage free interest rate scenarios and calculates their net present value using LIBOR/swap spot rates. Duration is calculated by revaluing these cash flows given a small change in interest rates and determining the percentage change in the fair value. The cash flows used in this calculation include the expected coupon and principal payments on the assets and all benefit cash flows on the interest-sensitive liabilities. The projections include assumptions that reflect the effect of changing interest rates on the prepayment, lapse, leverage, and/or option features of instruments, where applicable. Such assumptions relate primarily to mortgage-backed securities, collateralized mortgage obligations, callable corporate obligations, and fixed rate deferred and immediate annuities.

For further discussion of the Company's interest rate risks, see "Risk Factors" in Part 1, Item 1 "Business."

MARKET RISK

The Company's operations are significantly influenced by changes in the equity markets. The Company's profitability depends largely on the amount of assets under management, which is primarily driven by the level of sales, equity market appreciation and depreciation, and the persistency of the in force block of business. Prolonged and precipitous declines in the equity markets can have a significant impact on the Company's operations. As a result, sales of variable products may decline and surrender activity may increase, as customer sentiment towards the equity market turns negative. Lower assets under management will have a negative impact on the Company's financial results, primarily due to lower fee income on variable annuities. Furthermore, the Company may experience a reduction in profit margins if a significant portion of the assets held in the variable annuity separate account move to the general account and the Company is unable to earn an acceptable investment spread, particularly in light of the low interest rate environment and the presence of contractually guaranteed interest credited rates.

In addition, prolonged declines in the equity market may also decrease the Company's expectations of future gross profits, which are utilized to determine the amount of DAC/VOBA to be amortized in a given financial statement period. A significant decrease in the Company's estimated gross profits would require the Company to accelerate the amount of DAC/VOBA amortization in a given period, potentially causing a material adverse deviation in the period's net income. Although an acceleration of DAC/VOBA amortization would have a negative impact on the Company's earnings, it would not affect the Company's cash flow or liquidity position. For further discussion, see "Risk Factors" in Part 1, Item 1 "Business."

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                               PAGE
                                                                                               ----
Report of Independent Registered Public Accounting Firm                                          33

Consolidated Financial Statements:

     Consolidated Statements of Operations for the years ended
       December 31, 2004, 2003 and 2002                                                          34

     Consolidated Balance Sheets as of December 31, 2004 and 2003                                35

     Consolidated Statements of Changes in Shareholder's Equity for the years ended
        December 31, 2004, 2003 and 2002                                                         36

     Consolidated Statements of Cash Flows for the years ended
       December 31, 2004, 2003 (Restated) and 2002 (Restated)                                    37

Notes to Consolidated Financial Statements                                                       38

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
ING Life Insurance and Annuity Company

We have audited the accompanying consolidated balance sheets of ING Life Insurance and Annuity Company as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ING Life Insurance and Annuity Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed the accounting principle for goodwill and other intangible assets effective January 1, 2002. As discussed in the Note 14 to the financial statements, the Company restated certain amounts presented in the statements of cash flows related to its payables for securities purchased, short-term borrowings, and investment contracts for the years ended December 31, 2003 and 2002.

                                                       /s/ Ernst & Young LLP


Atlanta, Georgia
March 31, 2005

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (In millions)

                                                                    YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------
                                                              2004           2003            2002
                                                          ------------   ------------    ------------
Revenues:
   Net investment income                                  $      983.1   $      919.1    $      959.5
   Fee income                                                    455.7          395.8           423.9
   Premiums                                                       38.5           50.1            53.9
   Net realized capital gains (losses)                            25.2           64.5          (101.0)
                                                          ------------   ------------    ------------
            Total revenue                                      1,502.5        1,429.5         1,336.3
                                                          ------------   ------------    ------------
Benefits and expenses:
   Interest credited and other benefits
     to contractowners                                           739.4          723.4           707.3
   Operating expenses                                            394.0          383.9           361.4
   Amortization of deferred policy acquisition costs
     and value of business acquired                              127.4          106.5           181.5
                                                          ------------   ------------    ------------
            Total benefits and expenses                        1,260.8        1,213.8         1,250.2
                                                          ------------   ------------    ------------

Income before income taxes and cumulative effect of
   change in accounting principle                                241.7          215.7            86.1
Income tax expense                                                42.4           61.1            18.6
                                                          ------------   ------------    ------------
Income before cumulative effect of change
   in accounting principle                                       199.3          154.6            67.5
Cumulative effect of change in accounting principle,
   net of tax                                                       --             --        (2,412.1)
                                                          ------------   ------------    ------------
Net income (loss)                                         $      199.3   $      154.6    $   (2,344.6)
                                                          ============   ============    ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                           CONSOLIDATED BALANCE SHEETS
                        (In millions, except share data)

                                                                                 DECEMBER 31,
                                                                         ----------------------------
                                                                             2004            2003
                                                                         ------------    ------------
                                ASSETS:
Investments:
   Fixed maturities, available-for-sale, at fair value
     (amortized cost of $16,684.7 at 2004 and $15,455.0 at 2003)         $   17,151.3    $   16,049.7
   Equity securities, available-for-sale, at fair value
     (cost of $153.9 at 2004 and $146.5 at 2003)                                162.6           161.9
   Mortgage loans on real estate                                              1,090.2           754.5
   Policy loans                                                                 262.7           270.3
   Other investments                                                             57.0            53.6
   Securities pledged (amortized cost of $1,258.8 at 2004
     and $1,624.4 at 2003)                                                    1,274.3         1,644.8
                                                                         ------------    ------------
          Total investments                                                  19,998.1        18,934.8
Cash and cash equivalents                                                       187.3            57.8
Short-term investments under securities loan agreement                          219.5           123.9
Accrued investment income                                                       181.7           169.6
Notes receivable from affiliate                                                 175.0              --
Reinsurance recoverable                                                       2,902.7         2,953.2
Deferred policy acquisition costs                                               414.5           307.9
Value of business acquired                                                    1,365.2         1,415.4
Due from affiliates                                                              25.9            41.5
Other assets                                                                     59.6           206.2
Assets held in separate accounts                                             33,310.5        33,014.7
                                                                         ------------    ------------
          Total assets                                                   $   58,840.0    $   57,225.0
                                                                         ============    ============

                 LIABILITIES AND SHAREHOLDER'S EQUITY
Future policy benefits and claims reserves                               $   20,886.4    $   19,276.6
   Due to affiliates                                                             49.4            92.4
   Payables for securities purchased                                             25.1             5.4
   Payables under securities loan agreement                                     219.5           123.9
   Borrowed money                                                             1,057.4         1,519.3
   Current income taxes                                                          82.6            85.6
   Deferred income taxes                                                        209.3           184.7
   Other liabilities                                                            275.6           276.5
   Liabilities related to separate accounts                                  33,310.5        33,014.7
                                                                         ------------    ------------
          Total liabilities                                                  56,115.8        54,579.1
                                                                         ------------    ------------
Shareholder's equity:
   Common stock (100,000 shares authorized; 55,000 shares issued and
     outstanding, $50.0 per share value)                                          2.8             2.8
   Additional paid-in capital                                                 4,576.5         4,646.5
   Accumulated other comprehensive income                                        67.1           116.0
   Retained earnings (deficit)                                               (1,922.2)       (2,119.4)
                                                                         ------------    ------------
          Total shareholder's equity                                          2,724.2         2,645.9
                                                                         ------------    ------------
             Total liabilities and shareholder's equity                  $   58,840.0    $   57,225.0
                                                                         ============    ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                  (In Millions)

                                                                           ACCUMULATED
                                                            ADDITIONAL        OTHER          RETAINED         TOTAL
                                              COMMON          PAID-IN     COMPREHENSIVE      EARNINGS     SHAREHOLDER'S
                                               STOCK          CAPITAL         INCOME         (DEFICIT)        EQUITY
                                           ------------    ------------   -------------    ------------   -------------
Balance at December 31, 2001               $        2.8    $    4,292.4   $        55.8    $      103.3   $     4,454.3
   Comprehensive loss:
     Net loss                                        --              --              --        (2,344.6)       (2,344.6)
     Other comprehensive income,
          net of tax:
          Net unrealized gain on
            securities ($94.9 pretax)                --              --            61.7              --            61.7
                                                                                                          -------------
   Comprehensive loss                                                                                          (2,282.9)
                                                                                                          -------------
   Distribution of IA Holdco                         --           (27.4)             --           (32.7)          (60.1)
   Capital contributions                             --           164.3              --              --           164.3
   SERP -- transfer                                  --           (15.1)             --              --           (15.1)
   Other changes                                     --             2.3              --              --             2.3
                                           ------------    ------------   -------------    ------------   -------------
Balance at December 31, 2002                        2.8         4,416.5           117.5        (2,274.0)        2,262.8
   Comprehensive income:
     Net income                                      --              --              --           154.6           154.6
     Other comprehensive loss,
           net of tax:
     Net unrealized loss on
          securities (($2.4) pretax)                 --              --            (1.5)             --            (1.5)
                                                                                                          -------------
   Comprehensive income                                                                                           153.1
                                                                                                          -------------
   Capital contributions                             --           230.0              --              --           230.0
                                           ------------    ------------   -------------    ------------   -------------
Balance at December 31, 2003                        2.8         4,646.5           116.0        (2,119.4)        2,645.9
   Comprehensive income:
     Net income                                      --              --              --           199.3           199.3
     Other comprehensive loss,
           net of tax:
          Net unrealized loss on
            securities (($49.5) pretax)              --              --           (32.2)             --           (32.2)
          Minimum pension liability                  --              --           (16.7)             --           (16.7)
                                                                                                          -------------
   Comprehensive income                                                                                           150.4
                                                                                                          -------------
   Dividends paid                                    --           (70.0)             --              --           (70.0)
   Other                                             --              --              --            (2.1)           (2.1)
                                           ------------    ------------   -------------    ------------   -------------
Balance at December 31, 2004               $        2.8    $    4,576.5   $        67.1    $   (1,922.2)  $     2,724.2
                                           ============    ============   =============    ============   =============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In millions)

                                                                         YEAR ENDED DECEMBER 31,
                                                               --------------------------------------------
                                                                   2004            2003            2002
                                                               ------------    ------------    ------------
                                                                                (Restated)      (Restated)
Cash Flows from Operating Activities:
Net income (loss)                                              $      199.3    $      154.6    $   (2,344.6)
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
   Capitalization of deferred policy acquisition costs               (168.0)         (159.7)         (127.6)
   Amortization of deferred policy acquisition costs and
     value of business acquired                                       134.3           106.5           158.5
   Net accretion/decretion of discount/premium                        155.9           198.9           115.5
   Future policy benefits, claims reserves,
     and interest credited                                            620.4           705.9           953.7
   Impairment of goodwill                                                --              --         2,412.1
   Provision for deferred income taxes                                 41.0            22.1            23.6
   Net realized capital (gains) losses                                (25.1)          (64.5)          101.0
   Depreciation                                                        12.4            23.3            20.9
   Change in:
     Accrued investment income                                         (2.3)            1.3           (10.0)
     Reinsurance recoverable                                           50.5            33.3           172.7
     Accounts receivable and assets accruals                           18.2           (25.2)           (5.8)
     Due to/from affiliates                                           (32.8)           47.4             8.1
     Other payables and accruals                                       17.9            14.4           (82.8)
                                                               ------------    ------------    ------------
Net cash provided by operating activities                           1,021.7         1,058.3         1,395.3
                                                               ------------    ------------    ------------
Cash Flows from Investing Activities:
   Proceeds from the sale, maturity, or redemption of:
     Fixed maturities, available-for-sale                          26,791.8        29,977.9        26,315.3
     Equity securities, available-for-sale                             85.7           130.2            57.2
     Mortgage loans on real estate                                     71.0            16.3             2.0
   Acquisition of:
     Fixed maturities, available-for-sale                         (26,809.0)      (31,951.6)      (28,272.8)
     Equity securities, available-for-sale                            (81.6)          (34.8)          (81.8)
     Mortgage loans on real estate                                   (406.7)         (194.2)         (343.7)
   Increase in policy loans                                             7.6            26.0            32.7
   Purchases/sales of property and
     equipment, net                                                   (11.7)           (5.2)           (5.8)
   Change in other investments                                        (15.3)           (8.1)          (22.4)
   Loans to affiliates                                               (175.0)             --              --
                                                               ------------    ------------    ------------
Net cash used in investing activities                                (543.2)       (2,043.5)       (2,319.3)
                                                               ------------    ------------    ------------
Cash Flows from Financing Activities:
   Deposits for investment contracts                           $    2,089.9    $    2,296.6    $    1,349.1
   Maturities and withdrawals from investment contracts            (1,910.4)       (1,745.5)         (741.4)
   Short-term borrowings, net                                        (458.5)          196.5           299.7
   Dividends paid to Parent                                           (70.0)             --              --
   Capital contributions                                                 --           230.0              --
                                                               ------------    ------------    ------------
Net cash provided by (used in) financing activities                  (349.0)          977.6           907.4
                                                               ------------    ------------    ------------
Net increase (decrease) in cash and cash equivalents                  129.5            (7.6)          (16.6)
Cash and cash equivalents, beginning of year                           57.8            65.4            82.0
                                                               ------------    ------------    ------------
Cash and cash equivalents, end of year                         $      187.3    $       57.8    $       65.4
                                                               ============    ============    ============
Supplemental cash flow information:
Income taxes paid, net                                         $        3.2    $       29.8    $        6.7
                                                               ============    ============    ============
Interest paid                                                  $       22.8    $       32.6    $       20.6
                                                               ============    ============    ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in millions, unless otherwise stated)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     ING Life Insurance and Annuity Company ("ILIAC"), a stock life insurance company domiciled in the state of Connecticut, and its wholly-owned subsidiaries (collectively, the "Company") are providers of financial products and services in the United States. These consolidated financial statements include ILIAC and its wholly-owned subsidiaries, ING Insurance Company of America ("IICA"), ING Financial Advisers, LLC ("IFA") and, through February 28, 2002, ING Investment Adviser Holding, Inc. ("IA Holdco"). Until March 30, 2003, ILIAC was a wholly-owned subsidiary of ING Retirement Holdings, Inc. ("HOLDCO"), which was a wholly-owned subsidiary of ING Retirement Services, Inc. ("IRSI"). Until March 30, 2003, IRSI was a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion"), which in turn was ultimately owned by ING Groep N.V. ("ING"). On March 30, 2003, a series of mergers occurred in the following order: IRSI merged into Lion and HOLDCO merged into Lion. As a result, ILIAC is now a direct, wholly-owned subsidiary of Lion, which in turn is an indirect, wholly-owned subsidiary of ING. ING is a global financial services company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol "ING."

     DESCRIPTION OF BUSINESS

     The Company offers qualified and nonqualified annuity contracts that include a variety of funding and payout options for individuals and employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403, 408 and 457, as well as nonqualified deferred compensation plans. The Company's products are offered primarily to individuals, pension plans, small businesses and employer-sponsored groups in the health care, government, education (collectively "not-for-profit" organizations), and corporate markets. The Company's products generally are distributed through pension professionals, independent agents and brokers, third party administrators, banks, dedicated career agents, and financial planners.

     Annuity contracts may be deferred or immediate (payout annuities). These products also include programs offered to qualified plans and nonqualified deferred compensation plans that package administrative and record-keeping services along with a variety of investment options, including affiliated and nonaffiliated mutual funds, and variable and fixed investment options. In addition, the Company offers wrapper agreements entered into with retirement plans which contain certain benefit responsive guarantees (i.e. liquidity guarantees of principal and previously accrued interest for benefits paid under the terms of the plan) with respect to portfolios of plan-owned assets not invested with the Company. The Company also offers investment advisory services and pension plan administrative services.

     RECENTLY ADOPTED ACCOUNTING STANDARDS

     ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

     The Company adopted Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," on January 1, 2004. SOP 03-1 establishes several new accounting and disclosure requirements for certain nontraditional long-duration contracts and for separate accounts including, among other things, a requirement that assets

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     and liabilities of separate account arrangements that do not meet certain criteria be accounted for as general account assets and liabilities, and that revenues and expenses related to such arrangements, be consolidated with the respective lines in the Consolidated Statements of Operations. In addition, the SOP requires that additional liabilities be established for certain guaranteed death and other benefits and for products with certain patterns of cost of insurance charges. In addition, sales inducements provided to contractowners must be recognized on the Consolidated Balance Sheets separately from deferred acquisition costs and amortized as a component of benefits expense using methodology and assumptions consistent with those used for amortization of deferred policy acquisition costs ("DAC").

     The Company evaluated all requirements of SOP 03-1 which resulted in the consolidation of the Separate Account supporting the guarantee option into the General Account. Requirements to establish additional liabilities for minimum guarantee benefits are applicable to the Company; however, the Company's policies on contract liabilities have historically been, and continue to be, in conformity with the newly established requirements. Requirements for recognition of additional liabilities for products with certain patterns of cost of insurance charges are not applicable to the Company. The adoption of SOP 03-1 had no significant effect on the Company's financial position, results of operations, or cash flows.

     In the fourth quarter of 2004, the Company implemented Technical Practice Aid 6300.05 - 6300.08, "Q&As Related to the Implementation of SOP 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (the "TPA").

     The TPA, which was approved in September 2004, provides additional guidance regarding certain implicit assessments that may be used in testing of the base mortality function on contracts, which is performed to determine whether additional liabilities are required in conjunction with SOP 03-1. In addition, the TPA provides additional guidance surrounding the allowed level of aggregation of additional liabilities determined under SOP 03-1. The adoption of the TPA did not have an impact on the Company's financial position, results of operations, or cash flows.

     The implementation of SOP 03-1 also raised questions regarding the interpretation of the requirements of Statement of Financial Accounting Standards ("FAS") No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," concerning when it is appropriate to record an unearned revenue liability related to the insurance benefit function. To clarify its position, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. FAS 97-1 ("FSP FAS 97-1"), "Situations in Which Paragraphs 17(b) and 20 of FASB Statement No. 97 Permit or Require Accrual of an Unearned Revenue Liability," effective for fiscal periods beginning subsequent to the date the guidance was issued, June 18, 2004. The Company adopted FSP FAS 97-1 on July 1, 2004 which did not have an impact on the Company's financial position, results of operations, or cash flows.

     THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS

     In March 2004, the Emerging Issues Task Force ("EITF") reached a final consensus on EITF Issue No. 03-1 ("EITF-03-1"), "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     Investments," requiring that a three-step impairment model be applied to securities within its scope. The three-step model is applied on a security-by-security basis as follows:

     Step 1: Determine whether an investment is impaired. An investment is impaired if the fair value of the investment is less than its cost basis.
     Step 2: Evaluate whether an impairment is other-than-temporary.
     Step 3: If the impairment is other-than-temporary, recognize an impairment loss equal to the difference between the investment's cost and its fair value.

     On September 30, 2004, the FASB issued FASB Staff Position No. EITF Issue 03-1-1 ("FSP EITF 03-1-1"), "Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, `The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,'" which delayed the EITF Issue No.
     03-1 original effective date of July 1, 2004 related to steps two and three of the impairment model introduced. The delay is in effect until a final consensus can be reached on such guidance. Despite the delay of the implementation of steps two and three, other-than-temporary impairments are still to be recognized as required by existing guidance.

     Earlier consensus reached by the EITF on this issue required that certain quantitative and qualitative disclosures be made for unrealized losses on debt and equity securities that have not been recognized as other-than-temporary impairments. These disclosures were adopted by the Company, effective December 31, 2003, and are included in the Investments footnote.

     ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     The Derivative Implementation Group ("DIG"), responsible for issuing guidance on behalf of the FASB for implementation of FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued Statement No. 133 Implementation Issue No. B36, "Embedded Derivatives:
     Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Credit Worthiness of the Obligor under Those Instruments" ("DIG B36"). Under this interpretation, modified coinsurance and coinsurance with funds withheld reinsurance agreements as well as other types of receivables and payables where interest is determined by reference to a pool of fixed maturity assets or a total return debt index may be determined to contain embedded derivatives that are required to be bifurcated from the host instrument. The required date of adoption of DIG B36 for the Company was October 1, 2003. The adoption did not have an impact on the Company's financial position, results of operations, or cash flows.

     VARIABLE INTEREST ENTITIES

     In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46"). In December 2003, the FASB modified FIN 46 to make certain technical revisions and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying variable interest entities ("VIEs") and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

     FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE's activities, is entitled to receive a majority of the VIE's residual returns (if no party absorbs a majority of the VIE's losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities, and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is required to consolidate and those VIEs it is not required to consolidate but in which it has a significant variable interest.

     The Company holds investments in VIEs in the form of private placement securities, structured securities, securitization transactions, and limited partnerships with an aggregate fair value of $8,489.3 as of December 31, 2004. These VIEs are held by the Company for investment purposes. Consolidation of these investments in the Company's financial statements is not required as the Company is not the primary beneficiary for any of these VIEs. Book value as of December 31, 2004 of $8,396.1 represents the maximum exposure to loss except for those structures for which the Company also receives asset management fees.

     GUARANTEES

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), to clarify accounting and disclosure requirements relating to a guarantor's issuance of certain types of guarantees, or groups of similar guarantees, even if the likelihood of the guarantor's having to make any payments under the guarantee is remote. The disclosure provisions are effective for financial statements for fiscal years ended after December 15, 2002. For certain guarantees, the interpretation also requires that guarantors recognize a liability equal to the fair value of the guarantee upon its issuance. This initial recognition and measurement provision is to be applied only on a prospective basis to guarantees issued or modified after December 31, 2002. The Company has performed an assessment of its guarantees and believes that all of its guarantees are excluded from the scope of this interpretation.

     GOODWILL IMPAIRMENT

     During 2002, the Company adopted FAS No. 142, "Goodwill and Other Intangible Assets." The adoption of this standard resulted in the recognition of an impairment loss of $2,412.1, net of taxes of $1,298.8, related to prior acquisitions, recorded retroactive to the first quarter of 2002. Prior quarters of 2002 were restated accordingly. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization. This impairment charge is shown as a change in accounting principle on the December 31, 2002 Consolidated Statement of Operations.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     NEW ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued FAS No. 123 (revised 2004), "Share-Based Payment" ("FAS 123R"), which requires all share-based payments be recognized in the financial statements based upon the fair value. FAS 123R is effective at the beginning of the first interim or annual period beginning after June 15, 2005. Earlier adoption is encouraged. FAS 123R provides two transition methods, modified-prospective and modified-retrospective.

     The modified-prospective method recognizes the grant-date fair value of compensation for new and unvested awards beginning in the fiscal period in which the recognition provisions are first applied. Prior periods are not restated. The modified-retrospective method, entities are allowed to restate prior periods by recognizing the compensation cost in the amount previously reported in the pro forma footnote disclosures as required under FAS No. 123, "Accounting for Stock-Based Compensation."

     The Company intends to early adopt the provisions of FAS 123R on January 1, 2005 using the modified-prospective method. The adoption of FAS 123R is not expected to have a material impact on the Company's financial position, results of operations or cash flows. Prior to January 2005, the Company applied the intrinsic value-based provisions set forth in APB Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation expense is determined on the measurement date, which is the first date on which both the number of shares the employee is entitled to receive and the exercise price are known. Compensation expense, if any, is measured based on the award's intrinsic value, which is the excess of the market price of the stock over the exercise price on the measurement date.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

     RECLASSIFICATIONS

     Certain reclassifications have been made to prior years financial information to conform to the current year presentation, including a reclassification in the amount of $9.2, net of tax, from retained earnings to accumulated other comprehensive income as of December 31, 2001 (see footnote 14).

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity of 90 days or less when purchased.

     INVESTMENTS

     All of the Company's fixed maturity and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses on these securities

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     are included directly in shareholder's equity, after adjustment for related changes in deferred policy acquisition costs ("DAC"), value of business acquired ("VOBA"), and deferred income taxes.

     OTHER-THAN-TEMPORARY IMPAIRMENTS

     The Company analyzes the General Account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis in accordance with FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management considers the length of time and the extent to which fair value has been less than amortized cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other-than-temporary impairment is considered to have occurred.

     In addition, the Company invests in structured securities that meet the criteria of EITF Issue No. 99-20 "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under Issue No. EITF 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the last remeasurement date.

     When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

     EXPERIENCE-RATED PRODUCTS

     Included in available-for-sale securities are investments that support experience-rated products. Experience-rated products are products where the customer, not the Company, assumes investment (including realized capital gains and losses) and other risks, subject to, among other things, minimum principal and interest guarantees. Unamortized realized gains and losses on the sale of and unrealized capital gains and losses on investments supporting these products are included in future policy benefits and claims reserves on the Consolidated Balance Sheets. Realized capital gains and losses on all other investments are reflected in the Consolidated Statements of Operations. Unrealized capital gains and losses on all other investments are reflected in shareholder's equity, net of related income taxes.

     PURCHASES AND SALES

     Purchases and sales of fixed maturities and equity securities (excluding private placements) are recorded on the trade date. Purchases and sales of private placements and mortgage loans are recorded on the closing date.

     VALUATION

     Fair values for fixed maturities are obtained from independent pricing services or broker/dealer quotations. Fair values for privately placed bonds are determined using a matrix-based model. The matrix-based model considers the level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     cash flow characteristics of the security. The fair values for actively traded equity securities are based on quoted market prices. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value where applicable.

     Mortgage loans on real estate are reported at amortized cost less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected cash flows from the loan, discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent writedown charged to realized loss.

     Policy loans are carried at unpaid principal balances.

     Short-term investments, consisting primarily of money market instruments and other fixed maturities issues purchased with an original maturity of 91 days to one year, are considered available-for-sale and are carried at fair value, which approximates amortized cost.

     SECURITIES LENDING

     The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

     REPURCHASE AGREEMENTS

     The Company engages in dollar repurchase agreements ("dollar rolls") and repurchase agreements to increase the return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities and the offsetting collateral liability is included in borrowed money on the Consolidated Balance Sheets.

     DERIVATIVES

     The Company's use of derivatives is limited mainly to hedging purposes. However, these derivatives are not accounted for using hedge accounting treatment under FAS No. 133 and the Company does not seek hedge accounting treatment. The Company enters into interest rate, equity market, and currency contracts, including swaps, caps, and floors to reduce and manage risks associated with changes in value, yield, price or cash flow or exchange rates of assets or liabilities held or intended to be held. Changes in the fair value of open derivative contracts are recorded in net realized capital gains and losses. Derivatives are included in other investments on the Consolidated Balance Sheets.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     The Company also has investments in certain fixed maturity instruments and has retail annuity products that contain embedded derivatives, including those whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets, or credit ratings/spreads. Changes in the fair value of embedded derivatives are recorded in net realized capital gains (losses) in the Consolidated Statements of Operations. Embedded derivatives are included in fixed maturities.

     DEFERRED POLICY ACQUISITION COSTS AND VALUE OF BUSINESS ACQUIRED

     DAC represents policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and certain agency expenses, related to the production of new and renewal business.

     VOBA represents the outstanding value of in force business capitalized and is subject to amortization in purchase accounting when the Company was acquired. The value is based on the present value of estimated net cash flows embedded in the Company's contracts.

     The amortization methodology used for DAC and VOBA varies by product type. FAS No. 60, "Accounting and Reporting by Insurance Enterprises," applies to traditional life insurance products, primarily whole life and term life insurance contracts. Under FAS No. 60, DAC and VOBA are amortized over the premium payment period, in proportion to the premium revenue recognized.

     FAS No. 97 applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts (usually 25 years) in relation to the present value of estimated future gross profits from investment, mortality, and expense margins; asset-based fees, policy administration, and surrender charges; less policy maintenance fees and non-capitalized commissions, as well as realized gains and losses on investments.

     Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

     Due to the relative size and sensitivity to minor changes in underlying assumptions of DAC and VOBA balances, the Company performs a quarterly and annual analysis of DAC and VOBA for the annuity and life businesses, respectively. The DAC and VOBA balances are evaluated for recoverability and are reduced to the extent that estimated future gross profits are inadequate to recover the asset.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised ("unlocking"), retroactively to the date of the policy or contract issuance. The cumulative prior period adjustment is recognized as a component of current period amortization. In general, increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. However, decreases in investment, mortality, and expense margins, and thus estimated future profits, increase the rate of amortization.

     RESERVES

     The Company establishes and carries actuarially determined reserve liabilities which are calculated to meet its future obligations. Changes in or deviations from the assumptions used can significantly affect the Company's reserve levels and related future operations.

     Reserves for deferred annuity investment contracts and immediate annuities without life contingent benefits are equal to cumulative deposits less charges and withdrawals plus credited interest thereon (rates range from 1.5% to 11.9% for all years presented) net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. These reserves also include unrealized gains/losses related to investments and unamortized realized gains/losses on investments for experience-rated contracts. Reserves on experience-rated contracts reflect the rights of contractholders, plan participants, and the Company.

     Reserves for immediate annuities with life contingent benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue and policy duration. Reserve interest rates range from 4.9% to 9.5% for all years presented.

     Because the sale of the domestic individual life insurance business on October 1, 1998 was substantially in the form of an indemnity reinsurance agreement, the Company includes an amount in reinsurance recoverable on the Consolidated Balance Sheet, which approximates the Company's total individual life reserves. See Note 11 to the Consolidated Balance Sheets.

     Unpaid claims and claim expenses for all lines of insurance include benefits for reported losses and estimates of benefits for losses incurred but not reported.

     SALES INDUCEMENTS

     Sales inducements represent benefits paid to contractowners that are incremental to the amounts the Company credits on similar contracts and are higher than the contract's expected ongoing crediting rates for periods after the inducement. As of January 1, 2004, such amounts are reported separately and included in Other Assets on the Consolidated Balance Sheet in accordance with SOP 03-1. Prior to 2004, sales inducements were recorded as a component of DAC on the Consolidated Balance Sheet. Beginning in 2004, sales inducements are amortized as a component of interest credited and other benefits to contractowners using methodologies and assumptions consistent with those used for amortization of DAC.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     REVENUE RECOGNITION

     For most annuity contracts, fee income for the cost of insurance, surrenders, expenses, and other fees are recorded as revenue as charges are assessed against contractowners. Other amounts received for these contracts are reflected as deposits and are not recorded as premiums or revenue. Related policy benefits are recorded in relation to the associated premiums or gross profit so that profits are recognized over the expected lives of the contracts. When annuity payments with life contingencies begin under contracts that were initially investment contracts, the accumulated balance in the account is treated as a single premium for the purchase of an annuity and reflected as an offsetting amount in both premiums and current and future benefits on the Consolidated Statements of Operations. Premiums on the Consolidated Statements of Operations primarily represent amounts received for immediate annuities with life contingencies.

     SEPARATE ACCOUNTS

     Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guaranteed rates. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company or its affiliates.

     Separate Account assets supporting variable options under annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) under a contract in shares of mutual funds which are managed by the Company or its affiliates, or other selected mutual funds not managed by the Company or its affiliates.

     Separate Account assets and liabilities are carried at fair value and shown as separate captions in the Consolidated Balance Sheets. Deposits, investment income and net realized and unrealized capital gains and losses of the Separate Accounts are not reflected in the Consolidated Financial Statements (with the exception of realized and unrealized capital gains and losses on the assets supporting the guaranteed interest option). The Consolidated Statements of Cash Flows do not reflect investment activity of the Separate Accounts.

     Assets and liabilities of separate account arrangements that do not meet the criteria in SOP 03-1 for presentation in the separate caption in the Consolidated Balance Sheets (primarily guaranteed interest options), and revenue and expenses related to such arrangements, are consolidated in the financial statements with the general account. At December 31, 2004 and 2003, unrealized gains of $7.3 and $55.7, respectively, on assets supporting a guaranteed interest option are reflected in shareholder's equity.

     REINSURANCE

     The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses in all aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Company as direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Consolidated Balance Sheets. Of the reinsurance recoverable on the Consolidated

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     Balance Sheets, $2.9 billion and $3.0 billion at December 31, 2004 and 2003, respectively, is related to the reinsurance recoverable from Lincoln National Corporation ("Lincoln") arising from the sale of the Company's domestic life insurance business in 1998 (See Note 11).

     INCOME TAXES

     The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses/benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

2.   INVESTMENTS

     Fixed maturities and equity securities available-for-sale as of December 31, 2004, were as follows:

                                                                        GROSS          GROSS
                                                       AMORTIZED     UNREALIZED     UNREALIZED        FAIR
                                                         COST           GAINS         LOSSES          VALUE
     ---------------------------------------------------------------------------------------------------------
     Fixed maturities:
     U.S. government and government
        agencies and authorities                     $      197.3   $        0.9   $        0.9   $      197.3
     States, municipalities and political
        subdivisions                                         32.1            0.2            0.9           31.4
     U.S. corporate securities:
          Public utilities                                1,207.6           50.0            5.0        1,252.6
          Other corporate securities                      5,846.5          275.0           25.4        6,096.1
     ---------------------------------------------------------------------------------------------------------
        Total U.S. corporate securities                   7,054.1          325.0           30.4        7,348.7
     ---------------------------------------------------------------------------------------------------------

     Foreign securities:
          Government                                        660.2           33.9            3.1          691.0
          Other                                           1,656.4           78.4            6.1        1,728.7
     ---------------------------------------------------------------------------------------------------------
        Total foreign securities                          2,316.6          112.3            9.2        2,419.7
     ---------------------------------------------------------------------------------------------------------

     Residential mortgage-backed securities               5,497.6           65.6           58.2        5,505.0
     Commercial mortgage-backed securities                1,491.2           73.2            4.4        1,560.0
     Other asset-backed securities                        1,354.6           22.6           13.7        1,363.5
     ---------------------------------------------------------------------------------------------------------

     Total fixed maturities, including
        fixed maturities pledged                         17,943.5          599.8          117.7       18,425.6

     Less: fixed maturities pledged to creditors          1,258.8           18.0            2.5        1,274.3
     ---------------------------------------------------------------------------------------------------------

     Fixed maturities                                    16,684.7          581.8          115.2       17,151.3
     Equity securities                                      153.9            9.2            0.5          162.6
     ---------------------------------------------------------------------------------------------------------
     Total investments available-for-sale            $   16,838.6   $      591.0   $      115.7   $   17,313.9
     =========================================================================================================

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

2.   INVESTMENTS (continued)

     Fixed maturities and equity securities available-for-sale as of December 31, 2003, were as follows:

                                                                        GROSS          GROSS
                                                       AMORTIZED     UNREALIZED     UNREALIZED        FAIR
                                                         COST           GAINS         LOSSES          VALUE
     ---------------------------------------------------------------------------------------------------------
     Fixed maturities:
     U.S. government and government
        agencies and authorities                     $      350.0   $        1.7   $        0.3   $      351.4
     States, municipalities and political
        subdivisions                                          2.1            0.1             --            2.2
     U.S. corporate securities:
          Public utilities                                  970.7           48.9           11.4        1,008.2
          Other corporate securities                      5,568.1          327.9           29.1        5,866.9
     ---------------------------------------------------------------------------------------------------------
        Total U.S. corporate securities                   6,538.8          376.8           40.5        6,875.1
     ---------------------------------------------------------------------------------------------------------

     Foreign securities:
          Government                                        605.2           33.7            2.8          636.1
          Other                                           1,364.7           74.5           11.0        1,428.2
     ---------------------------------------------------------------------------------------------------------
        Total foreign securities                          1,969.9          108.2           13.8        2,064.3
     ---------------------------------------------------------------------------------------------------------

     Residential mortgage-backed securities               5,903.7           91.8           35.1        5,960.4
     Commercial mortgage-backed securities                1,278.5          105.0            3.3        1,380.2
     Other asset-backed securities                        1,036.4           34.0            9.5        1,060.9
     ---------------------------------------------------------------------------------------------------------

     Total fixed maturities, including
        fixed maturities pledged to creditors            17,079.4          717.6          102.5       17,694.5

     Less: fixed maturities pledged to creditors          1,624.4           23.8            3.4        1,644.8
     ---------------------------------------------------------------------------------------------------------

     Fixed maturities                                    15,455.0          693.8           99.1       16,049.7
     Equity securities                                      146.5           15.5            0.1          161.9
     ---------------------------------------------------------------------------------------------------------
     Total investments available-for-sale            $   15,601.5   $      709.3   $       99.2   $   16,211.6
     =========================================================================================================

     At December 31, 2004 and 2003, net unrealized appreciation of $490.8 and $630.5, respectively, on total fixed maturities, including fixed maturities pledged to creditors, and equity securities, included $357.5 and $491.5, respectively, related to experience-rated contracts, which were not reflected in shareholder's equity but in future policy benefits and claim reserves.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

2.   INVESTMENTS (continued)

     The aggregate unrealized losses and related fair values of investments with unrealized losses as of December 31, 2004, are shown below by duration:

                                                        UNREALIZED        FAIR
                                                           LOSS           VALUE
     -----------------------------------------------------------------------------
     Duration category:
        Less than six months below amortized cost      $       37.7   $    3,319.0
        More than six months and less than
          twelve months below cost                             34.9        1,795.0
        More than twelve months below amortized cost           45.6          960.5
     -----------------------------------------------------------------------------
        Total investments available-for-sale           $      118.2   $    6,074.5
     =============================================================================

     Of the unrealized losses, less than 6 months in duration of $37.7, there were $9.5 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $28.2, as of December 31, 2004, related to securities reviewed for impairment under the guidance proscribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities which did not have an adverse change in cash flows for which the carrying amount was $1,746.2.

     Of the unrealized losses, more than 6 months and less than 12 months in duration, of $34.9, there were $16.4 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $18.5, as of December 31, 2004, related to securities reviewed for impairment under the guidance proscribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities which did not have an adverse change in cash flows for which the carrying amount was $829.2.

     An analysis of the unrealized losses, more than 12 months in duration, of $45.6 follows. There were $15.9 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $29.7, as of December 31, 2004, related to securities reviewed for impairment under the guidance proscribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities which did not have an adverse change in cash flows for which the carrying amount was $505.6.

     The amortized cost and fair value of total fixed maturities for the year ended December 31, 2004 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.

                                                         AMORTIZED        FAIR
                                                           COST           VALUE
     -----------------------------------------------------------------------------
     Due to mature:
        One year or less                               $      395.8   $      400.0
        After one year through five years                   3,650.0        3,727.4
        After five years through ten years                  3,128.8        3,256.4
        After ten years                                     2,425.5        2,613.3
        Mortgage-backed securities                          6,988.8        7,065.0
        Other asset-backed securities                       1,354.6        1,363.5
     Less: fixed maturities pledged to creditors            1,258.8        1,274.3
     -----------------------------------------------------------------------------
     Fixed maturities                                  $   16,684.7   $   17,151.3
     =============================================================================

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

2.   INVESTMENTS (continued)

     At December 31, 2004 and 2003, fixed maturities with carrying values of $10.9 and $11.2, respectively, were on deposit as required by regulatory authorities.

     The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 2004 or 2003.

     The Company has various categories of CMOs that are subject to different degrees of risk from changes in interest rates and, for CMOs that are not agency-backed, defaults. The principal risks inherent in holding CMOs are prepayment and extension risks related to dramatic decreases and increases in interest rates resulting in the repayment of principal from the underlying mortgages either earlier or later than originally anticipated. At December 31, 2004 and 2003, approximately 4.1% and 2.8%, respectively, of the Company's CMO holdings were invested in types of CMOs which are subject to more prepayment and extension risk than traditional CMOs (such as interest-only or principal-only strips).

     The Company enters into dollar repurchase agreements ("dollar rolls") and repurchase agreements to increase its return on investments and improve liquidity. At December 31, 2004 and 2003, the carrying value of the securities pledged in dollar rolls and repurchase agreements was $1,274.3 and $1,644.8, respectively. The carrying value of the securities pledged in dollar rolls and repurchase agreements is included in pledged securities on the Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements totaled $1,057.4 and $1,519.3 at December 31, 2004 and 2003, respectively. The repurchase obligation related to dollar rolls and repurchase agreements is included in borrowed money on the Consolidated Balance Sheets.

     IMPAIRMENTS

     The following table identifies the Company's other-than-temporary impairments by type as of December 31:

                                                2004                      2003                      2002
                                      -----------------------   -----------------------   -----------------------
                                                     NO. OF                    NO. OF                    NO. OF
                                      IMPAIRMENT   SECURITIES   IMPAIRMENT   SECURITIES   IMPAIRMENT   SECURITIES
     ------------------------------------------------------------------------------------------------------------
     U.S. Corporate                   $       --           --   $      6.2            4   $      0.1            2
     Residential mortgage-backed            13.5           53         88.2           83         40.0           33
     Limited partnership                      --           --          2.0            1
     Equities                                 --           --           --            2          0.1            2
     ------------------------------------------------------------------------------------------------------------
     Total                            $     13.5           53   $     96.4           90   $     40.2           37
     ============================================================================================================

     The remaining fair value of the fixed maturities with other-than-temporary impairments at December 31, 2004 and 2003 is $125.0 and $123.1, respectively.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

2.   INVESTMENTS (continued)

     NET INVESTMENT INCOME

     Sources of net investment income were as follows:

                                        YEAR ENDED        YEAR ENDED        YEAR ENDED
                                       DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                           2004              2003              2002
     -----------------------------------------------------------------------------------
     Fixed maturities                 $        980.5    $        946.2    $        964.1
     Preferred stock                              --               9.9               3.9
     Mortgage loans on real estate              56.0              42.7              23.3
     Policy loans                                8.1               9.0               8.7
     Cash equivalents                            2.4               1.7               1.7
     Other                                      (2.1)             (1.0)             23.4
     -----------------------------------------------------------------------------------
     Gross investment income                 1,044.9           1,008.5           1,025.1
     Less: investment expenses                  61.8              89.4              65.6
     -----------------------------------------------------------------------------------
     Net investment income            $        983.1    $        919.1    $        959.5
     ===================================================================================

     NET REALIZED CAPITAL GAINS AND LOSSES

     Net realized capital gains (losses) are comprised of the difference between the carrying value of investments and proceeds from sale, maturity, and redemption, as well as losses incurred due to impairment of investments. Net realized capital gains (losses) on investments were as follows:

                                                            YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                           DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                               2004             2003             2002
     -----------------------------------------------------------------------------------------------------
     Fixed maturities                                     $         24.7   $         63.9   $        (97.5)
     Equity securities                                               0.5              0.6             (3.5)
     -----------------------------------------------------------------------------------------------------
     Pretax net realized capital gains (losses)           $         25.2   $         64.5   $       (101.0)
     =====================================================================================================
     After-tax net realized capital gains (losses)        $         16.4   $         41.9   $        (65.7)
     =====================================================================================================

     Net realized capital gains allocated to experience-rated contracts of $42.0, $43.9, and $63.6 for the years ended December 31, 2004, 2003 and 2002, respectively, were deducted from net realized capital gains and an offsetting amount was reflected in future policy benefits and claim reserves on the Consolidated Balance Sheets. Net unamortized realized gains (losses) allocated to experienced-rated contractholders were $233.4, $213.7, and $199.3 at December 31, 2004, 2003 and 2002, respectively.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

2.   INVESTMENTS (continued)

     Proceeds from the sale of fixed maturities and equity securities and the related gross gains and losses, excluding those related to experience-related contractholders, were as follows:

                                                            YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                           DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                               2004             2003             2002
     -----------------------------------------------------------------------------------------------------
     Proceeds on sales                                    $     10,236.3  $     12,812.5   $     13,265.2
     Gross gains                                                   146.9            291.9            276.7
     Gross losses                                                   70.9            228.0            374.2

     Changes in shareholder's equity related to changes in accumulated other comprehensive income (net unrealized capital gains and losses on securities, including securities pledged excluding those related to experience-rated contractholders) were as follows:

                                                            YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                           DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                               2004              2003              2002
     -------------------------------------------------------------------------------------------------------
     Fixed maturities                                     $         16.1    $        (54.3)   $        104.8
     Equity securities                                              (5.7)             17.9              (1.6)
     Sales inducements                                              (0.1)               --                --
     Other                                                         (59.8)             34.0              (8.3)
     -------------------------------------------------------------------------------------------------------
        Subtotal                                                   (49.5)             (2.4)             94.9
     Less: (Increase) decrease in deferred income taxes            (17.3)             (0.9)             33.2
     -------------------------------------------------------------------------------------------------------
     Net increase (decrease) in accumulated other
       comprehensive (loss) income                        $        (32.2)   $         (1.5)   $         61.7
     =======================================================================================================

3.   FINANCIAL INSTRUMENTS

     ESTIMATED FAIR VALUE

     The following disclosures are made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments." FAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

     FAS No. 107 excludes certain financial instruments, including insurance contracts, and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

3.   FINANCIAL INSTRUMENTS (continued)

     The following valuation methods and assumptions were used by the Company in estimating the fair value of the following financial instruments:

     FIXED MATURITIES: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security. Also considered are factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees, and the Company's evaluation of the borrower's ability to compete in their relevant market. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond.

     EQUITY SECURITIES: Fair values of these securities are based upon quoted market price.

     MORTGAGE LOANS ON REAL ESTATE: The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

     CASH AND CASH EQUIVALENTS, SHORT-TERM INVESTMENTS AND POLICY LOANS: The carrying amounts for these assets approximate the assets' fair values.

     ASSETS HELD IN SEPARATE ACCOUNTS: Assets held in separate accounts are reported at the quoted fair values of the individual securities in the separate accounts.

     INVESTMENT CONTRACT LIABILITIES (INCLUDED IN FUTURE POLICY BENEFITS AND CLAIM RESERVES):

        WITH A FIXED MATURITY: Fair value is estimated by discounting cash flows at interest rates currently being offered by, or available to, the Company for similar contracts.

        WITHOUT A FIXED MATURITY: Fair value is estimated as the amount payable to the contractowners upon demand. However, the Company has the right under such contracts to delay payment of withdrawals which may ultimately result in paying an amount different than that determined to be payable on demand.

     LIABILITIES RELATED TO SEPARATE ACCOUNTS: The carrying amounts for these liabilities approximate their fair value.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

3.   FINANCIAL INSTRUMENTS (continued)

     The carrying values and estimated fair values of certain of the Company's financial instruments at December 31, 2004 and 2003 were as follows:

                                                              2004                          2003
                                                  ---------------------------   ---------------------------
                                                    CARRYING       FAIR           CARRYING         FAIR
                                                     VALUE         VALUE            VALUE         VALUE
     ------------------------------------------------------------------------------------------------------
     Assets:
       Fixed maturity securities, including
         securities pledged                       $   18,425.6   $   18,425.6   $   17,694.5   $   17,694.5
       Equity securities                                 162.6          162.6          161.9          161.9
       Mortgage loans on real estate                   1,090.2        1,119.8          754.5          798.5
       Policy loans                                      262.7          262.7          270.3          270.3
       Cash and cash equivalents                         187.3          187.3           57.8           57.8
       Assets held in Separate Accounts               33,310.5       33,310.5       33,014.7       33,014.7
     Liabilities:
       Investment contract liabilities:
         With a fixed maturity                         2,106.0        2,028.2        2,282.9        2,259.4
         Without a fixed maturity                     13,884.9       13,845.6       12,936.9       12,892.0
       Liabilities related to Separate Accounts       33,310.5       33,310.5       33,014.7       33,014.7

     Fair value estimates are made at a specific point in time, based on available market information and judgments about various financial instruments, such as estimates of timing and amounts of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instruments. In evaluating the Company's management of interest rate, price and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.

     DERIVATIVE FINANCIAL INSTRUMENTS

     INTEREST RATE FLOORS

     Interest rate floors are used to manage the interest rate risk in the Company's bond portfolio. Interest rate floors are purchased contracts that provide the Company with an annuity in a declining interest rate environment. The Company had no open interest rate floors at December 31, 2004 or 2003.

     INTEREST RATE CAPS

     Interest rate caps are used to manage the interest rate risk in the Company's bond portfolio. Interest rate caps are purchased contracts that provide the Company with an annuity in an increasing interest rate environment. The notional amount, carrying value and estimated fair value of the Company's open interest rate caps as of December 31, 2004 were $527.8, $5.9, and $5.9, respectively. The notional amount,

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

3.   FINANCIAL INSTRUMENTS (continued)

     carrying value and estimated fair value of the Company's open interest rate caps as of December 31, 2003 were $739.6, $8.2, and $8.2, respectively.

     INTEREST RATE SWAPS

     Interest rate swaps are used to manage the interest rate risk in the Company's bond portfolio and well as the Company's liabilities. Interest rate swaps represent contracts that require the exchange of cash flows at regular interim periods, typically monthly or quarterly. The notional amount, carrying value and estimated fair value of the Company's open interest rate swaps as of December 31, 2004 were $1,766.0, $2.1, and $2.1, respectively. The notional amount, carrying value and estimated fair value of the Company's open interest rate swaps as of December 31, 2003 were $950.0, $(14.4), and $(14.4), respectively.

     FOREIGN EXCHANGE SWAPS

     Foreign exchange swaps are used to reduce the risk of a change in the value, yield, or cash flow with respect to invested assets. Foreign exchange swaps represent contracts that require the exchange of foreign currency cash flows for US dollar cash flows at regular interim periods, typically quarterly or semi-annually. The notional amount, carrying value, and estimated fair value of the Company's open foreign exchange rate swaps as of December 31, 2004 were $126.5, $(28.4), and $(28.4), respectively. The notional amount, carrying value and estimated fair value of the Company's open foreign exchange rate swaps as of December 31, 2003 were $78.1, $(12.8), and $(12.8), respectively.

4.   DEFERRED POLICY ACQUISITION COSTS AND VALUE OF BUSINESS ACQUIRED

     Activity for the year-ended December 31, 2004, 2003 and 2002 within VOBA was as follows:

     Balance at December 31, 2001                                   $    1,601.8
     Adjustment for unrealized gain (loss)                                 (21.9)
     Additions                                                              25.0
     Interest accrued at 7%                                                 86.8
     Amortization                                                         (253.3)
     ---------------------------------------------------------------------------
     Balance at December 31, 2002                                        1,438.4
     Adjustment for unrealized gain (loss)                                   6.2
     Additions                                                              59.1
     Interest accrued at 7%                                                 92.2
     Amortization                                                         (180.5)
     ---------------------------------------------------------------------------
     Balance at December 31, 2003                                        1,415.4
     Adjustment for unrealized gain (loss)                                   7.9
     Additions                                                              50.1
     Interest accrued at 6%                                                 92.3
     Amortization                                                         (200.5)
     ---------------------------------------------------------------------------
     Balance at December 31, 2004                                   $    1,365.2
     ===========================================================================

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

4.   DEFERRED POLICY ACQUISITION COSTS AND VALUE OF BUSINESS ACQUIRED
     (continued)

     The estimated amount of VOBA to be amortized, net of interest, over the next five years is $112.2, $105.8, $97.4, $92.4, and $90.6 for the years
     2005, 2006, 2007, 2008 and 2009, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

     During 2004, VOBA amortization increased principally due to higher actual gross profits, a result of the margins earned on higher fixed and variable assets and fewer other-than-temporary impairments. Also, surrenders increased, which resulted in higher amortization for certain business.

     During 2003 the Company reset long-term assumptions for the Separate Account returns from 9.0% to 8.5% (gross before fund management fees and mortality, expense, and other policy charges), reflecting a blended return of equity and other sub-accounts. The 2003 unlocking adjustment was primarily driven by improved market performance compared to expected during 2003. For the year ended December 31, 2003, the Company recorded a deceleration of DAC/VOBA amortization totaling $3.7 before tax, or $2.4, net of $1.3 of federal income tax expense.

     As part of the regular analysis of DAC/VOBA, at the end of third quarter of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term return assumptions for the Separate Account returns to 9.0% (gross before fund management fees and mortality, expense, and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The unlocking adjustment in 2002 was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. During 2002, the Company recorded an acceleration of DAC/VOBA amortization totaling $45.6 before tax, or $29.7, net of $15.9 of federal income tax benefit.

5.   DIVIDEND RESTRICTIONS AND SHAREHOLDER'S EQUITY

     The Company's ability to pay dividends to its parent is subject to the prior approval of insurance regulatory authorities of the State of Connecticut for payment of any dividend, which, when combined with other dividends paid within the preceding 12 months, exceeds the greater of (1) 10% of statutory surplus at prior year end or (2) ILIAC's prior year statutory net gain from operations.

     ILIAC paid a cash dividend of $70.0 to Lion in 2004 and did not pay cash dividends to Lion in 2003 or 2002. However, on February 28, 2002, ILIAC contributed 100% of the stock of IA Holdco to HOLDCO in the form of a $60.1 dividend distribution. ILIAC did not receive capital contributions from its parent in 2004 and received $230.0 and $164.3 in capital contributions during 2003 and 2002, respectively.

     The Insurance Department of the State of Connecticut (the "Department") recognizes as net income and capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Department, which differ in certain respects from accounting principles generally accepted in the United States. Statutory net income
     (loss) was $217.2, $67.5, and $148.8 for the years ended December 31, 2004, 2003, and 2002, respectively. Statutory capital and surplus was $1,344.5 and $1,230.7 as of December 31, 2004 and 2003, respectively.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

5.   DIVIDEND RESTRICTIONS AND SHAREHOLDER'S EQUITY
     (continued)

     As of December 31, 2004, the Company did not utilize any statutory accounting practices, which are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affect statutory capital and surplus.

6.   ADDITIONAL INSURANCE BENEFITS AND MINIMUM GUARANTEES

     Under SOP 03-1, the Company calculates an additional liability ("SOP reserves") for certain guaranteed minimum death benefits ("GMDBs") in order to recognize the expected value of death benefits in excess of the projected account balance over the accumulation period based on total expected assessments.

     The Company regularly evaluates estimates used to adjust the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised.

     As of December 31, 2004, the Separate Account liability subject to SOP 03-1 for guaranteed minimum benefits and the additional liability recognized related to minimum guarantees was $4,396.0 and $0.7, respectively.

     The aggregate fair value of equity securities (including mutual funds) supporting separate accounts with additional insurance benefits and minimum investment return guarantees as of December 31, 2004 was $4,396.0.

7.   INCOME TAXES

     ILIAC files a consolidated federal income tax return with its subsidiary, IICA. ILIAC has a federal tax allocation agreement with IICA whereby ILIAC charges its subsidiary for federal taxes it would have incurred were it not a member of the consolidated group and credits IICA for losses at the statutory federal tax rate.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

7.   INCOME TAXES (continued)

     Income taxes (benefits) from continuing operations consist of the following:

                                                      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                         2004            2003            2002
     --------------------------------------------------------------------------------------------
     Current tax (benefit) expense:
       Federal                                       $       (3.8)   $       37.9    $       40.4
       State                                                   --             1.1             1.8
     --------------------------------------------------------------------------------------------
            Total current tax (benefit) expense              (3.8)           39.0            42.2
     --------------------------------------------------------------------------------------------
     Deferred tax expense (benefit):
       Federal                                               46.2            22.1           (23.6)
     --------------------------------------------------------------------------------------------
            Total deferred tax expense (benefit)             46.2            22.1           (23.6)
     --------------------------------------------------------------------------------------------
            Total income tax expense                 $       42.4    $       61.1    $       18.6
     ============================================================================================

     Income taxes were different from the amount computed by applying the federal income tax rate to income from continuing operations before income taxes for the following reasons:

                                                      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                         2004            2003            2002
     --------------------------------------------------------------------------------------------
     Income before income taxes and cumulative
       effect of change in accounting principle      $      241.7    $      215.7    $       86.1
     Tax rate                                                  35%             35%             35%
     --------------------------------------------------------------------------------------------
     Income tax at federal statutory rate                    84.6            75.5            30.1
     Tax effect of:
       State income tax, net of federal benefit                 -             0.7             1.2
       Dividends received deduction                          (9.6)          (14.0)           (5.3)
       IRS audit settlement                                 (33.0)
       Transfer of mutual fund shares                           -               -            (6.7)
       Other, net                                             0.4            (1.1)           (0.7)
     --------------------------------------------------------------------------------------------
     Income tax expense                              $       42.4    $       61.1    $       18.6
     ============================================================================================

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

7.   INCOME TAXES (continued)

     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, are presented below:

                                                                        2004            2003
     -------------------------------------------------------------------------------------------
     Deferred tax assets:
         Insurance reserves                                         $      286.4    $      263.7
         Unrealized gains allocable to experience-rated contracts          125.1           172.0
         Investments                                                          --            69.7
         Postemployment benefits                                            60.5            30.2
         Compensation                                                       35.5            56.0
         Other, net                                                         23.4            19.7
     -------------------------------------------------------------------------------------------
     Total gross assets                                                    530.9           611.3
     -------------------------------------------------------------------------------------------
     Deferred tax liabilities:
         Value of business acquired                                        477.8           495.4
         Net unrealized capital gains                                      161.3           236.4
         Deferred policy acquisition costs                                  91.3            59.2
         Other, net                                                          9.8             5.0
     -------------------------------------------------------------------------------------------
     Total gross liabilities                                               740.2           796.0
     -------------------------------------------------------------------------------------------
     Net deferred tax liability                                     $      209.3    $      184.7
     ===========================================================================================

     Net unrealized capital gains and losses are presented as a component of Other Comprehensive Income in shareholder's equity, net of deferred taxes.

     Under prior law, the Company was allowed to defer from taxation a portion of income. The deferred income was accumulated in the Policyholders' Surplus Account and only becomes taxable under certain conditions, which management believes to be remote. Furthermore, the American Jobs Creation Act of 2004 allows certain tax-free distributions from the Policyholders' Surplus Account during 2005 and 2006. Therefore, based on currently available information, no federal income taxes have been provided on the Policyholders' Surplus Account accumulated balance of $17.2 million.

     Valuation allowances are provided when it is considered more likely than not that deferred tax assets will not be realized. No valuation allowance has been established at this time, as management believes the above conditions presently do not exist.

     The Company establishes reserves for probable proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against any such adjustments. The Internal Revenue Service (the "Service") has completed examinations of the federal income tax returns of the Company for all years through the December 13, 2000 short period. The tax benefit associated with the settlement of the most recent audit is included in the 2004 financial statements. The Service has commenced its examination for the tax years ended December 31, 2000 and 2001. Additionally, various state tax audits are in process.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

8.   BENEFIT PLANS

     DEFINED BENEFIT PLAN

     ING North America Insurance Corporation ("ING North America") sponsors the ING Americas Retirement Plan (the "Retirement Plan"), effective as of December 31, 2001. Substantially all employees of ING North America and its subsidiaries and affiliates (excluding certain employees) are eligible to participate, including the Company's employees other than Company agents.

     The Retirement Plan is a tax-qualified defined benefit plan, the benefits of which are guaranteed (within certain specified legal limits) by the Pension Benefit Guaranty Corporation ("PBGC"). As of January 1, 2002, each participant in the Retirement Plan (except for certain specified employees) earns a benefit under a final average compensation formula. Subsequent to December 31, 2001, ING North America is responsible for all Retirement Plan liabilities. The costs allocated to the Company for its employees' participation in the Retirement Plan were $19.0 for 2004, $15.1 for 2003, and $6.4 for 2002, respectively.

     DEFINED CONTRIBUTION PLAN

     ING North America sponsors the ING Savings Plan and ESOP (the "Savings Plan"). Substantially all employees of ING North America and its subsidiaries and affiliates (excluding certain employees, including but not limited to Career Agents) are eligible to participate, including the Company's employees other than Company agents. Career Agents are certain, full-time insurance salesmen who have entered into a career agent agreement with the Company and certain other individuals who meet specified eligibility criteria. The Savings Plan is a tax-qualified profit sharing and stock bonus plan, which includes an employee stock ownership plan ("ESOP") component. Savings Plan benefits are not guaranteed by the PBGC. The Savings Plan allows eligible participants to defer into the Savings Plan a specified percentage of eligible compensation on a pre-tax basis. ING North America matches such pre-tax contributions, up to a maximum of 6% of eligible compensation. All matching contributions are subject to a 4-year graded vesting schedule (although certain specified participants are subject to a 5-year graded vesting schedule). All contributions made to the Savings Plan are subject to certain limits imposed by applicable law. Pre-tax charges of operations of the Company for the Savings Plan were $8.0, $7.1 and $7.1 in 2004, 2003, and 2002, respectively.

     OTHER BENEFIT PLANS

     The Company also sponsors a tax-qualified profit sharing plan for Career Agents that is intended to satisfy the requirements of Code Section 401(K).

     In addition to providing retirement plan benefits, the Company, in conjunction with ING North America, provides certain supplemental retirement benefits to eligible employees; defined benefit pension plans for insurance salesmen who have entered into a career agent agreement and certain other individuals; and health care and life insurance benefits to retired employees and their eligible dependents. The supplemental retirement plan and defined benefit pension plan are non-qualified defined benefit pension plans, which means all benefits are payable from the general assets of the Company. The post-retirement health care plan is contributory, with retiree contribution levels adjusted annually. The defined benefit plan for salesmen was terminated effective January 1, 2002, and all benefit accruals ceased. The life insurance plan

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

8.   BENEFIT PLANS (continued)

     provides a flat amount of noncontributory coverage and optional contributory coverage. The benefit charges allocated to the Company related to all of these plans for the years ended December 31, 2004, 2003, and 2002, were not significant.

9.   RELATED PARTY TRANSACTIONS

     OPERATING AGREEMENTS

     ILIAC has certain agreements whereby it incurs expenses with affiliated entities. The agreements are as follows:

     - Investment advisory agreement with ING Investment Management LLC ("IIM"), in which IIM provides asset management and accounting services. The Company records a fee, which is paid quarterly, based on the value of the assets under management. For the years ended December 31, 2004, 2003, and 2002, expenses were incurred in the amounts of $58.8, $53.8, and $46.5, respectively.

     - Services agreement between the Company and its affiliates effective January 2001, and amended effective January 1, 2002. For the years ended December 31, 2004, 2003, and 2002, net expenses related to the agreement where incurred in the amount of $8.6, $19.2, and $13.4, respectively.

     - Expense sharing agreement with ING North America Insurance Corporation, Inc., dated as of January 1, 2001, as amended effective January 1, 2002, for administrative, management, financial, and information technology services. For the years ended December 31, 2004, 2003, and 2002, expenses were incurred in the amounts of $132.9, $136.4, and $126.0, respectively.

     Management and service contracts and all cost sharing arrangements with other affiliated companies are allocated in accordance with the Company's expense and cost allocation methods.

     INVESTMENT ADVISORY AND OTHER FEES

     ILIAC serves as investment advisor to certain variable funds used in Company products (collectively, the "Company Funds"). The Company Funds pay ILIAC, as investment advisor, a daily fee which, on an annual basis, ranged, depending on the Fund, from 0.5% to 1.0% of their average daily net assets. Each of the Company Funds managed by ILIAC are subadvised by investment advisors, in which case ILIAC pays a subadvisory fee to the investment advisors, which may include affiliates. ILIAC is also compensated by the Separate Accounts for bearing mortality and expense risks pertaining to variable life and annuity contracts. Under the insurance and annuity contracts, the Separate Accounts pay ILIAC a daily fee, which, on an annual basis is, depending on the product, up to 3.4% of their average daily net assets. The amount of compensation and fees received from affiliated mutual funds and separate accounts, amounted to $209.2, $201.4 (excludes fees paid to Aeltus Investment Management, Inc., now known as ING Investment Management LLP ("Aeltus")), and $391.8 (includes fees paid to Aeltus through February 28, 2002, when IA Holdco, Aeltus' parent, ceased to be a subsidiary of ILIAC) in 2004, 2003, and 2002, respectively.

     RECIPROCAL LOAN AGREEMENT

     ILIAC maintains a reciprocal loan agreement with ING AIH, an indirect wholly-owned subsidiary of ING and affiliate to ILIAC, to facilitate the handling of unusual and/or unanticipated short-term cash

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

9.   RELATED PARTY TRANSACTIONS (continued)

     requirements. Under this agreement, which became effective in June 2001 and expires on April 1, 2011, ILIAC and ING AIH can borrow up to 3% of ILIAC's statutory admitted assets as of the preceding December 31 from one another. Interest on any ILIAC borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, ILIAC incurred interest expense of $0.2, 0.1, and $0.1, for the years ended December 31, 2004, 2003, and 2002, respectively, and earned interest income of $1.3, $0.9, and $2.1 for the years ended December 31, 2004, 2003, and 2002, respectively. At December 31, 2004 and 2003, respectively, ILIAC had a $25.0 and $41.4 receivable from ING AIH under this agreement.

     NOTES FROM AFFILIATE

     On December 29, 2004, ING USA Annuity and Life Insurance Company ("ING USA") issued surplus notes in the aggregate principal amount of $400.0 (the "Notes") scheduled to mature on December 29, 2034, to its affiliates, ILIAC, ReliaStar Life Insurance Company ("ReliaStar Life"), and Security Life of Denver International Limited ("SLDI"), in an offering that was exempt from the registration requirements of the Securities Act of 1933. The Company's $175.0 Notes Receivable from ING USA bears interest at a rate of 6.257% per year. Any payment of principal and/or interest is subject to the prior approval of the Insurance Commissioner of the state of Iowa. Interest is scheduled to be paid semi-annually in arrears on June 29 and December 29 of each year, commencing on June 29, 2005.

     TAX SHARING AGREEMENTS

     ILIAC has a federal tax sharing agreement with IICA, whereby ILIAC charges its subsidiary for federal taxes it would have incurred were it not a member of the consolidated group and credits the member for losses at the statutory federal tax rate.

     ILIAC has also entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax, or other tax return on a consolidated, combined, or unitary basis.

     CAPITAL TRANSACTIONS AND DIVIDENDS

     In 2004, ILIAC did not receive any capital contributions. In 2003, ILIAC received $230.0 in cash capital contributions from Lion. In addition, ILIAC received capital contributions in the form of investments in affiliated mutual funds of $164.3 from HOLDCO.

     ILIAC paid a cash dividend of $70.0 to Lion in 2004 and did not pay any cash dividends to Lion in 2003 or 2002. However, on February 28, 2002, ILIAC contributed 100% of the stock of IA Holdco to HOLDCO in the form of a $60.1 dividend distribution.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

10.  FINANCING AGREEMENTS

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which is due on demand, the Company can borrow up to $125.0 from the Bank. Interest on any borrowing accrues at an annual rate equal to (1) the cost of funds for the Bank for the period applicable for the advance plus .225% or (2) a rate quoted by the Bank to the Company for the borrowing. Under the agreement, the Company incurred minimal interest expense for the years ended December 31, 2004, 2003, and 2002, respectively. At December 31, 2004 and 2003, the Company did not have any balances payable to the Bank.

     The Company also maintains a perpetual revolving loan agreement with Bank of New York ("BONY"). Under this agreement, the Company can borrow up to $100.0 from BONY. Interest on any of the Company borrowing accrues at an annual rate equal to (1) the cost of funds for BONY for the period applicable for the advance plus .35% or (2) a rate quoted by BONY to the Company for the borrowing. Under this agreement, the Company incurred minimal interest expense for the years ended December 31, 2004, 2003, and 2002. At December 31, 2004 and 2003, the Company did not have any balances payable to BONY.

     Also see Reciprocal Loan Agreement in Note 9.

11.  REINSURANCE

     At December 31, 2004, the Company had reinsurance treaties with six unaffiliated reinsurers and one affiliated reinsurer covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. The Company remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

     On October 1, 1998, the Company sold its domestic individual life insurance business to Lincoln for $1.0 billion in cash. The transaction is generally in the form of an indemnity reinsurance arrangement, under which Lincoln contractually assumed from the Company certain policyholder liabilities and obligations, although the Company remains directly obligated to contractowners.

     Effective January 1, 1998, 90% of the mortality risk on substantially all individual universal life product business written from June 1, 1991 through October 31, 1997 was reinsured externally. Beginning November 1, 1997, 90% of new business written on these products was reinsured externally. Effective October 1, 1998 this agreement was assigned from the third party reinsurer to Lincoln.

     Effective December 31, 1988, the Company entered into a modified coinsurance reinsurance agreement ("MODCO") with Aetna Life Insurance Company ("Aetna Life"), (formerly an affiliate of the Company), in which substantially all of the nonparticipating individual life and annuity business written by Aetna Life prior to 1981 was assumed by the Company. Effective January 1, 1997, this agreement was amended to transition (based on underlying investment rollover in Aetna Life) from a modified coinsurance arrangement to a coinsurance agreement. As a result of this change, reserves were ceded to the Company from Aetna Life as investment rollover occurred. Effective October 1, 1998, this agreement was fully transitioned to a coinsurance arrangement and this business along with the Company's direct individual life insurance business, with the exception of certain supplemental contracts with reserves of $61.1 and $63.8 as of December 31, 2004 and 2003, respectively, was sold to Lincoln.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

11.  REINSURANCE (continued)

     On December 16, 1988, the Company assumed $25.0 of premium revenue from Aetna Life, for the purchase and administration of a life contingent single premium variable payout annuity contract. In addition, the Company is also responsible for administering fixed annuity payments that are made to annuitants receiving variable payments. Reserves of $19.3 and $20.4 were maintained for this contract as of December 31, 2004 and 2003, respectively.

     The effect of reinsurance on premiums and recoveries for the years ended December 31, 2004, 2003 and 2002, were as follows:

                                                      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                         2004            2003            2002
     --------------------------------------------------------------------------------------------
     Direct premiums                                 $       39.0    $       51.1    $       55.9
     Reinsurance assumed                                       --             0.1              --
     Reinsurance ceded                                       (0.5)           (1.1)           (2.0)
     --------------------------------------------------------------------------------------------
     Net premiums                                    $       38.5    $       50.1    $       53.9
     ============================================================================================

12.  COMMITMENTS AND CONTINGENT LIABILITIES

     LEASES

     The Company leases its office space and certain other equipment under operating leases that expire through 2009.

     For the years ended December 31, 2004, 2003, and 2002, rent expense for leases was $18.1, $20.8 and $18.1, respectively. The future net minimum payments under noncancelable leases for the years ended December 31, 2005 through 2009 are estimated to be $16.7, $15.4, $14.0, $1.3, and $0.5, respectively, and $0.1 thereafter. The Company pays substantially all expenses associated with its leased and subleased office properties. Expenses not paid directly by the Company are paid for by an affiliate and allocated back to the Company.

     COMMITMENTS

     Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans or money market instruments at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At December 31, 2004, the Company had off-balance sheet commitments to purchase investments of $778.2 with an estimated fair value of $778.2.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

12.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     LITIGATION

     The Company is a party to threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company's operations or financial position.

     REGULATORY MATTERS

     As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

     FUND REGULATORY ISSUES

     Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares, revenue sharing and directed brokerage, compensation, sales practices and suitability, arrangements with service providers, pricing, compliance and controls, and adequacy of disclosure.

     In addition to responding to governmental and regulatory requests on fund regulatory issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

     The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended.

     An affiliate of the Company, ING Funds Distributors, LLC ("IFD") has received notice from the staff of the National Association of Securities Dealers ("NASD") that the staff has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and federal securities laws in connection with frequent trading arrangements.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

12.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     Other regulators, including the SEC and the New York Attorney General, are also likely to take some action with respect to certain ING affiliates before concluding their investigation of ING relating to fund trading. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of such action will have a material adverse effect on ING or ING's U.S.-based operations, including the Company.

     ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING's U.S.- based operations, including the Company.

     OTHER REGULATORY MATTERS

     The New York Attorney General and other regulators are also conducting broad inquiries and investigations involving the insurance industry. These initiatives currently focus on, among other things, compensation and other sales incentives, potential conflicts of interest, potential anti-competitive activity, marketing practices, certain financial reinsurance arrangements, and disclosure. It is likely that the scope of these investigations will further broaden before the investigations are concluded. U.S. affiliates of ING have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information.

     These initiatives may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged.

     In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

13.  OTHER COMPREHENSIVE INCOME

     The components of other comprehensive income for the years ended December 31, 2004 and 2003 were as follows:

                                                                       AS OF           AS OF
                                                                    DECEMBER 31,    DECEMBER 31,
                                                                        2004           2003
     -------------------------------------------------------------------------------------------
     Net unrealized capital gains (losses):
       Fixed maturities                                             $      124.6    $      108.5
       Equity securities                                                     8.7            14.4
       Sales inducements                                                    (0.1)              -
       Other                                                                (8.2)           51.6
     -------------------------------------------------------------------------------------------
         Subtotal                                                          125.0           174.5
     Less: Deferred income taxes                                            41.2            58.5
     -------------------------------------------------------------------------------------------
     Net unrealized capital gains                                           83.8           116.0
     Minimum pension liability                                             (16.7)             --
     -------------------------------------------------------------------------------------------
     Net accumulated other comprehensive income                     $       67.1    $      116.0
     ===========================================================================================

     Net unrealized capital gains allocated to experience-rated contracts of $357.5 and $491.5 at December 31, 2004 and 2003, respectively, are reflected on the Consolidated Balance Sheets in future policy benefits and claims reserves and are not included in shareholder's equity.

     Changes in accumulated other comprehensive income related to changes in net unrealized gains (losses) on securities, including securities pledged, excluding those related to experience-rated contractholders, were as follows:

                                                      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                         2004            2003            2002
     --------------------------------------------------------------------------------------------
     Unrealized holding (losses) gains arising
       during the year (1)                           $       18.6    $      (48.1)   $      127.4
     Less: reclassification adjustment for gains
       (losses) and other items included in
       net income (2)                                        50.8           (46.6)           65.7
     --------------------------------------------------------------------------------------------
     Net unrealized (losses) gains on securities     $      (32.2)   $       (1.5)   $       61.7
     ============================================================================================

     (1) Pretax net unrealized holding gains (losses) were $28.6, $(74.0), and $196.0, for the years ended December 31, 2004, 2003, and 2002, respectively.
     (2) Pretax reclassification adjustments for gains (losses) and other items included in net income were $78.1, $(71.6), and $101.1, for the years ended December 31, 2004, 2003, and 2002, respectively.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

14. RECLASSIFICATIONS AND CHANGES TO PRIOR YEAR PRESENTATION

    During 2004, certain changes were made to the 2003 and 2002 Statements of Operations to reflect the correct balances, as follows:

    - Certain changes were made to the classification of reinsurance ceded related to certain products, which were included as a reduction to premiums.

    - Certain changes were made to the classification of certain annuity and other products, which were included in premium income.

    - Certain changes were made to the classification of certain benefits to contractowners, which were included as a reduction to premiums.

    In addition, certain reclassifications have been made to conform to the current year presentation.

    These changes had no impact on net income or shareholder's equity of the Company. We deemed these changes to the Statement of Operations as immaterial, and, as such, have not labeled the Statement of Operations as restated. The following summarizes the corrections to to each financial statement line item:


                                                    PREVIOUSLY                            REVISED
YEAR ENDED 12/31/2003                              REPORTED 2003       ADJUSTMENT          2003
                                                   -------------       ----------        --------
Fee income                                           $  384.3            $ 11.5          $  395.8
Premiums                                                 95.8             (45.7)             50.1
  Total revenue                                       1,463.7             (34.2)          1,429.5
Interest credited and other benefits
  to contractowners                                     757.6             (34.2)            723.4
  Total expense                                       1,248.0             (34.2)          1,213.8



                                                    PREVIOUSLY                            REVISED
YEAR ENDED 12/31/2002                              REPORTED 2002       ADJUSTMENT          2002
                                                   -------------       ----------        --------

Fee income                                           $  418.2             $  5.7          $  423.9
Premiums                                                 98.7              (44.8)             53.9
  Total revenue                                       1,375.4              (39.1)          1,336.3
Interest credited and other benefits
  to contractowners                                     746.4              (39.1)            707.3
  Total expense                                       1,289.3              (39.1)          1,250.2

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollar amounts in millions, unless otherwise stated)

14. RECLASSIFICATIONS AND CHANGES TO PRIOR YEAR PRESENTATION (continued)

    Also, during 2004, certain changes were made to the 2003 and 2002 Statements of Cash Flows to restate the correct balances, primarily related to payables for securities purchased, short-term borrowings, and investment contracts. As a result of these adjustments, we have labeled the Statements of Cash Flows for 2003 and 2002 as restated. The following summarizes the adjustments:

                                                               PREVIOUSLY
                                                                REPORTED          ADJUSTMENT         RESTATED
                                                              -------------       ----------        ----------
YEAR ENDED 12/31/2003
  Net cash provided by (used for) operating activities          $ 1,254.8          $ (196.5)         $ 1,058.3
  Net cash provided by (used for) financing activities              781.1             196.5              977.6

                                                               PREVIOUSLY
                                                                REPORTED          ADJUSTMENT         RESTATED
                                                              -------------       ----------        ----------
YEAR ENDED 12/31/2002
  Net cash provided by (used for) operating activities          $ 1,527.7          $ (132.4)         $ 1,395.3
  Net cash used for investing activities                         (2,152.0)           (167.3)          (2,319.3)
  Net cash provided by (used for) financing activities              607.7             299.7              907.4

QUARTERLY DATA (UNAUDITED)

    Restatement of Financial Information: During the quarterly period ended June 30, 2003, the Company incorrectly recorded investment income and realized capital gains related to Separate Accounts. The Company noted the effect of this error during the compilation of the December 31, 2003 financial statements and made the appropriate changes to the quarterly periods ended June 30, 2003 and September 30, 2003.

    The following tables show the previously reported and restated for each of the periods affected in 2003.

     AS RESTATED
     2004 (IN MILLIONS)                          FIRST                SECOND             THIRD             FOURTH
     ------------------------------------------------------------------------------------------------------------
     Total revenue                              $384.5                $362.1            $376.7             $379.2
     ------------------------------------------------------------------------------------------------------------
     Income (loss) before income taxes            64.4                  54.7              61.3               61.3
     Income tax expense                           20.4                  17.0             (14.3)              19.3
     ------------------------------------------------------------------------------------------------------------
     Net income                                 $ 44.0                $ 37.7            $ 75.6             $ 42.0
     ============================================================================================================

     AS REPORTED
     2004 (IN MILLIONS)                          FIRST                SECOND             THIRD
     -----------------------------------------------------------------------------------------
     Total revenue                              $387.3                $364.4            $379.0
     -----------------------------------------------------------------------------------------
     Income (loss) before income taxes            64.4                  54.7              61.3
     Income tax expense (benefit)                 20.4                  17.0             (14.3)
     -----------------------------------------------------------------------------------------
     Net income                                 $ 44.0                $ 37.7            $ 75.6
     =========================================================================================

     AS RESTATED
     2003 (IN MILLIONS)                          FIRST                SECOND*            THIRD*            FOURTH*
     ------------------------------------------------------------------------------------------------------------
     Total revenue                              $351.6                $374.5            $353.9             $349.5
     ------------------------------------------------------------------------------------------------------------
     Income before income taxes                   17.5                 109.2              25.5               63.5
     Income tax expense                            5.1                  35.4               0.6               20.0
     ------------------------------------------------------------------------------------------------------------
     Net income                                 $ 12.4                $ 73.8            $ 24.9             $ 43.5
     ============================================================================================================

     AS REPORTED
     2003 (IN MILLIONS)                          FIRST                SECOND             THIRD             FOURTH
     ------------------------------------------------------------------------------------------------------------
     Total revenue                              $359.2                $383.6            $362.4             $358.5
     ------------------------------------------------------------------------------------------------------------
     Income before income taxes                   17.5                 111.5              33.2               53.5
     Income tax expense                            5.1                  36.2               3.3               16.5
     ------------------------------------------------------------------------------------------------------------
     Net income                                 $ 12.4                $ 75.3            $ 29.9             $ 37.0
     ============================================================================================================

     * Restated

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

          None.

ITEM 9A.  CONTROLS AND PROCEDURES

          (a) The Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company's current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company's periodic SEC filings is made known to them in a timely manner.

          (b) There has not been any change in the internal controls over financial reporting of the Company that occurred during the period covered by this report that has materially affected or is reasonably likely to materially affect these internal controls.

ITEM 9B.  OTHER INFORMATION

          None

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

          Omitted pursuant to General Instruction I(2) of Form 10-K, except with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

          (a)  CODE OF ETHICS FOR FINANCIAL PROFESSIONALS

               The Company has approved and adopted a Code of Ethics for Financial Professionals, pursuant to the requirements of Section 406 of the Sarbanes-Oxley Act of 2002 (which was filed as Exhibit 14 to the Form 10-K, as filed with the SEC on March 29, 2004, File No. 033-23376). Any waiver of the Code of Ethics will be disclosed by the Company by way of a Form 8-K filing.

          (b)  DESIGNATION OF BOARD FINANCIAL EXPERT

               The Company has designated David A. Wheat, Director, Senior Vice President and Chief Financial Officer of the Company, as its Board Financial Expert, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002. Because the Company is a wholly-owned subsidiary of Lion, it does not have any outside directors sitting on its board.

ITEM 11.  EXECUTIVE COMPENSATION

          Omitted pursuant to General Instruction I(2) of Form 10-K.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Omitted pursuant to General Instruction I(2) of Form 10-K.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Omitted pursuant to General Instruction I(2) of Form 10-K.

ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES

          (Dollar amounts in millions, unless otherwise stated)

          In 2004 and 2003, Ernst & Young LLP ("Ernst & Young") served as the principal external auditing firm for ING including ILIAC. ING subsidiaries, including ILIAC, are allocated Ernst & Young fees attributable to services rendered by Ernst & Young to each subsidiary. Ernst & Young fees allocated to the Company for the years ended December 31, 2004 and 2003 are detailed below, along with a description of the services rendered by Ernst & Young to the Company:

                                                                        2004            2003
     -------------------------------------------------------------------------------------------
     Audit fees                                                     $        1.2    $        2.4
     Audit-related fees                                                      0.2             0.2
     Tax fees                                                                 --*             --*
     All other fees                                                           --*             --
                                                                    ------------    ------------
                                                                    $        1.4    $        2.6
                                                                    ============    ============

     *    Less than $0.1.

          AUDIT FEES

          Fees for audit services include fees associated with professional services rendered by the auditors for the audit of the annual financial statements of the Company and review of the Company's interim financial statements.

          AUDIT-RELATED FEES

          Audit-related fees were allocated to ILIAC for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the audit fee item above. These services consisted primarily of audits of SEC product filings, advice on accounting matters, and progress review on International Financial Reporting Standards and Sarbanes-Oxley projects.

          TAX FEES

          There were minimal tax fees allocated to ILIAC in 2004 and 2003. This category typically includes tax compliance, tax advice, and tax planning professional services. These services typically consist of: tax compliance including the review of original and amended tax returns, assistance with questions regarding tax audits, and tax planning and advisory services relating to common forms of domestic taxation (i.e., income tax and capital tax).

          ALL OTHER FEES

          There were minimal fees allocated to ILIAC in 2004 and no fees in 2003 under the category of "all other fees." This category typically includes fees paid for products and services other than the audit fees, audit-related fees and tax fees, described above, and consists primarily of non-recurring support and advisory services.

          PRE-APPROVAL POLICIES AND PROCEDURES

          ILIAC has adopted the pre-approval policies and procedures of ING. Audit, audit-related, and non-audit services provided to the Company by ING's independent auditors are pre-approved by ING's audit committee. Pursuant to ING's pre-approval policies and procedures, the ING audit committee is required to pre-approve all services provided by ING's independent auditors to ING and its majority owned legal entities, including the Company. The ING pre-approval policies and procedures distinguish four types of services: (1) audit services, (2) audit-related services, (3) non-audit services, and (4) prohibited services (as described in the Sarbanes-Oxley Act).

          The ING pre-approval procedures consist of a general pre-approval procedure and a specific pre-approval procedure.

          GENERAL PRE-APPROVAL PROCEDURE

          ING's audit committee pre-approves audit, audit-related, and non-audit services to be provided by ING's external audit firms on an annual basis, provided that the amount for such pre-approved service may not be exceeded. ING's audit committee receives an overview of all services provided, including related fees and supported by sufficiently detailed information. ING's audit committee evaluates this overview retrospectively on a semi-annual basis.

          SPECIFIC PRE-APPROVAL PROCEDURE

          In addition to audit committee pre-approval, all audit-related and non-audit engagements that are expected to generate fees in excess of EUR 100,000 need specific approval of ING's Chief Financial Officer ("CFO"). These engagements are submitted in advance to the General Manager of ING Corporate Audit Services, who will advise ING's CFO on the compatibility of such services with the independence policy. Further, in addition to audit committee pre-approval under the general pre-approval procedures, the audit committee must approve on a case-by-case basis:

          (i) Each individual audit-related and non-audit engagement which is expected to generate fees in excess of EUR 250,000;

          (ii) All further audit-related and non-audit engagements over and above the pre-approved amounts.

          In 2004, 100% of each of the audit-related services, tax services and all other services were pre-approved by ING's audit committee.

                                     PART IV

ITEM 15.  EXHIBITS, CONSOLIDATED FINANCIAL STATEMENT SCHEDULES

     (a)    The following documents are filed as part of this report:

     1.     Financial statements. See Item 8 on Page 32.
     2. Financial statement schedules. See Index to Consolidated Financial Statement Schedules on Page 80.

     EXHIBITS

     3.(i) Certificate of Incorporation as amended and restated January 1, 2002, incorporated by reference to the ILIAC on Form 10-K, as filed with the SEC on March 28, 2002 (File No. 33-23376).

     3.(ii) By-Laws, as restated January 1, 2002, incorporated by reference to the ILIAC on Form 10-K, as filed on March 28, 2002 (File No. 33-23376).

     4.(a) Instruments Defining the Rights of Security Holders, Including Indentures (Annuity Contracts)

            Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75964), as filed on July 29, 1997.

            Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75980), as filed on February 12, 1997.

            Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75964), as filed on February 11, 1997.

            Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 33-75986), as filed on April 12, 1996.

            Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 4, 1999.

            Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-75988), as filed on April 15, 1996.

            Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 17, 1996.

            Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-91846), as filed on April 15, 1996.

            Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-91846), as filed on August 6, 1996.

            Incorporated by reference to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 21, 1996.

            Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75982), as filed on February 20, 1997.

            Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-75992), as filed on February 13, 1997.

            Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75974), as filed on February 28, 1997.

            Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75962), as filed on April 17, 1996.

            Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75962), as filed on April 17, 1998.

            Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75982), as filed on April 22, 1996.

            Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-75980), as filed on August 19, 1997.

            Incorporated by reference to Registration Statement on Form N-4 (File No. 333-56297), as filed on June 8, 1998.

            Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-79122), as filed on August 16, 1995.

            Incorporated by reference to Post-Effective Amendment No. 32 to Registration Statement on Form N-4 (File No. 33-34370), as filed on December 16, 1997.

            Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-34370), as filed on September 29, 1997.

            Incorporated by reference to Post-Effective Amendment No. 26 to Registration Statement on Form N-4 (File No. 33-34370), as filed on February 21, 1997.

            Incorporated by reference to Post-Effective Amendment No. 35 to Registration Statement on Form N-4 (File No. 33-34370), as filed on April 17, 1998.

            Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 33-87932), as filed on September 19, 1995.

            Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-79122), as filed on April 17, 1998.

            Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-79122), as filed on April 22, 1997.

            Incorporated by reference to Post-Effective Amendment No. 21 to Registration Statement on Form N-4 (File No. 33-75996), as filed on February 16, 2000.

            Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-4 (File No. 333-01107), as filed on April 7, 1999.

            Incorporated by reference to Post-Effective Amendment No. 37 to Registration Statement on Form N-4 (File No. 33-34370), as filed on April 9, 1999.

            Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-87305), as filed on December 13, 1999.

            Incorporated by reference to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-56297), as filed on August 30, 2000.

            Incorporated by reference to Post-Effective Amendment No.17 to Registration Statement on Form N-4 (File No. 33-75996), as filed on April 7, 1999.

            Incorporated by reference to Post-Effective Amendment No. 19 to Registration Statement on From N-4 (File No. 333-01107), as filed on February 16, 2000.

            Incorporated by reference to the Registration Statement on Form S-2 (File No. 33- 64331), as filed on November 16, 1995.

            Incorporated by reference to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-2 (File No. 33-64331), as filed on January 17, 1996.

            Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-75988), as filed on December 30, 2003

            Incorporated by reference to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-75980), as filed on April 16, 2003.

            Incorporated by reference to Post-Effective Amendment No. 24 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 11, 2003.

            Incorporated by reference to Registration Statement on Form N-4 (File No. 333-109860), as filed on October 21, 2003.

            Incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement on Form N-4 (File No. 33-75962), as filed on December 17, 2004.

10.       MATERIAL CONTRACTS

10.(a) Distribution Agreement, dated as of December 13, 2000, between Aetna Inc., renamed Lion Connecticut Holdings Inc. ("Lion"), and Aetna U.S. Healthcare Inc., renamed Aetna Inc., incorporated by reference to ILIAC's Form 10-K filed on March 30, 2001 (File No. 33-23376).

   (b) Employee Benefits Agreement, dated as of December 13, 2000, between Aetna Inc, renamed Lion, and Aetna U.S. Healthcare, renamed Aetna Inc., incorporated by reference to the Company's Form 10-K filed on March 30, 2001 (File No. 33-23376).

   (c) Tax Sharing Agreement, dated as of December 13, 2000, among Aetna Inc. renamed Lion, Aetna U.S. Healthcare, Inc. renamed Aetna Inc. and ING America Insurance Holdings, Inc., incorporated by reference to the Company's Form 10-K filed on March 30, 2001 (File No. 33-23376).

   (d) Lease Agreement, dated as of December 13, 2000, by and between Aetna Life Insurance Company and ILIAC, incorporated by reference to the Company's Form 10-K filed on March 30, 2001 (File No. 33-23376).

   (e) Real Estate Services Agreement, dated as of December 13, 2000, between Aetna Inc. and ILIAC, incorporated by reference to the Company's Form 10-K filed on March 30, 2001 (File No. 33-23376).

   (f) Tax Sharing Agreement between ILIAC and ING Insurance Company of America, effective January 1, 2001, incorporated by reference to the Company's Form 10-K filed on March 29, 2004 (File No. 033-23376).

   (g) Tax Sharing Agreement between ILIAC, ING America Insurance Holding, Inc. and affiliated companies, effective January 1, 2001, incorporated by reference to the Company's Form 10-K filed on March 29, 2004 (File No. 033-23376).

   (h) Investment Advisory Agreement between ILIAC and ING Investment Management LLC, dated March 31, 2001, as amended effective January 1, 2003, incorporated by reference to the Company's Form 10-K filed on March 29, 2004 (File No. 033-23376).

   (i) Reciprocal Loan Agreement between ILIAC and ING America Insurance Holdings, Inc., effective June 1, 2001, incorporated by reference to the Company's Form 10-K filed on March 29, 2004 (File No. 033-23376).

   (j) Services Agreement between ILIAC and the affiliated companies listed in Exhibit B to the Agreement, dated as of January 1, 2001, as amended effective January 1, 2002, incorporated by reference to the Company's Form 10-K filed on March 29, 2004 (File No. 033-23376).

   (k) Services Agreement between ILIAC and ING North America Insurance Corporation, dated as of January 1, 2001, as amended effective January 1, 2002, incorporated by reference to the Company's Form 10-K filed on March 29, 2004 (File No. 033-23376).

   (l) Services Agreement between ILIAC and ING Financial Advisers, LLC., effective June 1, 2002, incorporated by reference to the Company's Form 10-K filed on March 29, 2004 (File No. 033-23376).

   (m) Administrative Services Agreement between ILIAC, ReliaStar Life Insurance Company of New York and the affiliated companies specified in Exhibit A to the Agreement, effective March 1, 2003, incorporated by reference to the Company's Form 10-K filed on March 29, 2004 (File No. 033-23376).

   (n) First Amendment to the Administrative Services Agreement between ILIAC, RLNY and the affiliated companies specified in Exhibit A to the Agreement, effective as of August 1, 2004.

   (o) Amendment to Investment Advisory Agreement between ILIAC and ING Investment Management LLC, effective October 14, 2003, incorporated by reference to the Company's Form 10-K filed on March 29, 2004 (File No. 033-23376).

   (p) Surplus Note for $175,000,000 aggregate principal amount, dated December 29, 2004 issued by ING USA Annuity and Life Insurance Company to its affiliate, ILIAC.

   (q) Underwriting Agreement dated November 17, 2000 between Aetna Life Insurance and Annuity Company (now ING Life Insurance and Annuity Company ("ILIAC" or "Registrant") and Aetna Investment Services, LLC (now ING Financial Advisers, LLC), incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4, as filed with the Securities and Exchange Commission ("SEC") on November 30, 2000 (File No. 333-49176).

14. ING Code of Ethics for Financial Professionals, incorporated by reference to the Company's Form 10-K filed on March 29, 2004 (File No. 033-23376).

31.1 Certificate of David A. Wheat pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2 Certificate of Brian D. Comer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1 Certificate of David A. Wheat pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2 Certificate of Brian D. Comer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

               INDEX TO CONSOLIDATED FINANCIAL STATEMENT SCHEDULES

                                                                                            PAGE
                                                                                            ----
Report of Independent Registered Public Accounting Firm                                      82

I.     Summary of Investments -- Other than Investments in Affiliates as of
         December 31, 2004                                                                   83

IV.    Reinsurance Information as of and for the years ended
         December 31, 2004, 2003 and 2002                                                    84

Schedules other than those listed above are omitted because they are not required or not applicable.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
ING Life Insurance and Annuity Company

We have audited the consolidated financial statements of ING Life Insurance and Annuity Company as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated March 31, 2005. Our audits also included the financial statement schedules listed in Item 15. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                               /s/ Ernst & Young LLP


Atlanta, Georgia

March 31, 2005

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)

                                   SCHEDULE I
          Summary of Investments--Other than Investments in Affiliates
                             As of December 31, 2004
                                  (In millions)

                                                                                                  AMOUNT
                                                                                                 SHOWN ON
                    TYPE OF INVESTMENTS                            COST            VALUE*      BALANCE SHEET
                    -------------------                        -------------   -------------   -------------
Fixed maturities:
  U.S. government and government agencies
    and authorities                                            $       197.3   $       197.3   $       197.3
  States, municipalities and political subdivisions                     32.1            31.4            31.4
  U.S. corporate securities                                          7,054.1         7,348.7         7,348.7
  Foreign securities(1)                                              2,316.6         2,419.7         2,419.7
  Mortgage-backed securities                                         5,497.6         5,505.0         5,505.0
  Commercial mortgage-backed securities                              1,491.2         1,560.0         1,560.0
  Other asset-backed securities                                      1,354.6         1,363.5         1,363.5
  Less: Fixed maturities pledged to creditors                        1,258.8         1,274.3         1,274.3
                                                               -------------   -------------   -------------
    Total fixed maturities securities                               16,684.7        17,151.3        17,151.3
                                                               -------------   -------------   -------------

Equity securities                                                      153.9           162.6           162.6
Mortgage loans                                                       1,090.2         1,119.8         1,090.2
Policy loans                                                           262.7           262.7           262.7
Other investments                                                       57.0            57.0            57.0
Securities pledged to creditors                                      1,258.8         1,274.3         1,274.3
                                                               -------------   -------------   -------------
    Total investments                                          $    19,507.3   $    20,027.7   $    19,998.1
                                                               =============   =============   =============

   * See Notes 2 and 3 of Notes to Consolidated Financial Statements.

 (1) The term "foreign" includes foreign governments, foreign political subdivisions, foreign public utilities and all other bonds of foreign issuers. Substantially all of the Company's foreign securities are denominated in U.S. dollars.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                                   SCHEDULE IV
                             Reinsurance Information
         As of and for the years ended December 31, 2004, 2003, and 2002
                                  (In millions)

                                                                                                            PERCENTAGE OF
                                                   GROSS          CEDED          ASSUMED         NET        ASSUMED TO NET
--------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2004
Life insurance in Force                         $   26,179.5   $   26,179.5   $         --   $         --
Premiums:
  Discontinued operations                              210.0          220.9           10.9             --
  Accident and Health insurance                          0.5            0.5             --             --
  Annuities                                             38.5             --             --           38.5        0.0%
---------------------------------------------------------------------------------------------------------
Total Premiums                                  $      249.0   $      221.4   $       10.9   $       38.5
=========================================================================================================

YEAR ENDED DECEMBER 31, 2003
Life insurance in Force                         $   28,254.7   $   29,254.7   $      778.9   $         --
Premiums:*
  Discontinued operations                              227.5          239.5           12.0             --
  Accident and Health insurance                          1.0            1.0             --             --
  Annuities                                             50.1            0.1            0.1           50.1        0.0%
---------------------------------------------------------------------------------------------------------
Total Premiums                                  $      278.6   $      240.6   $       12.1   $       50.1
=========================================================================================================

YEAR ENDED DECEMBER 31, 2002
Life insurance in Force                         $   31,068.3   $   31,853.2   $      995.7   $      210.8
Premiums:*
  Discontinued operations                              255.7          272.7           17.0             --
  Accident and Health insurance                          2.0            2.0             --             --
  Annuities                                             53.9             --             --           53.9        0.0%
---------------------------------------------------------------------------------------------------------
Total Premiums                                  $      311.6   $      274.7   $       17.0   $       53.9
=========================================================================================================

*  Certain amounts related to the prior year have been revised.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             ING LIFE INSURANCE AND ANNUITY COMPANY
                                         (Registrant)


(Date) March 28, 2005         By /s/ David A. Wheat
       -------------            ------------------------------------------------
                                David A. Wheat
                                Director, Senior Vice President and
                                  Chief Financial Officer
                                (Duly Authorized Officer and Principal Financial
                                  Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on or before March 28, 2005.

                    SIGNATURES                                  TITLE
/s/ David A. Wheat
------------------------------------------------
David A. Wheat                                     Director, Senior Vice President and
                                                     Chief Financial Officer

/s/ Catherine H. Smith
------------------------------------------------
Catherine H. Smith                                 Director

/s/ Thomas J. McInerney
------------------------------------------------
Thomas J. McInerney                                Director and Chairman

/s/ Jacques de Vaucleroy
------------------------------------------------
Jacques de Vaucleroy                               Director and Senior Vice President

/s/ Kathleen A. Murphy
------------------------------------------------
Kathleen A. Murphy                                 Director

/s/ Brian D. Comer
------------------------------------------------
Brian D. Comer                                     President

/s/ Roger W. Fisher
------------------------------------------------
Roger W. Fisher                                    Vice President and
                                                     Chief Accounting Officer

                                                                  EXHIBIT 10.(n)

                                 FIRST AMENDMENT
                                     TO THE
                        ADMINISTRATIVE SERVICES AGREEMENT

This First Amendment, effective as of August 1, 2004, is made to the Administrative Services Agreement (the "Agreement"), dated as of March 1, 2003, entered into by and between ReliaStar Life Insurance Company of New York, a New York insurance company and the affiliated companies specified in Exhibit A to the Agreement.

IN CONSIDERATION, of the mutual promises set forth herein, and intending to be legally bound hereby, the parties agree to amend the Agreement as follows:

1. THE AGREEMENT SHALL BE AMENDED TO ADD THE FOLLOWING NEW SECTION: TERM. This Agreement shall be effective on the first day of March 2003, and shall end of the 31st day of March, 2005. This Agreement shall be automatically renewed on the first day of each calendar year thereafter for a twelve-month period under the same terms and conditions, subject to the provisions for termination set forth therein.

2. Except as specifically amended by this First Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the date first written above.

RELIASTAR LIFE INSURANCE COMPANY
  OF NEW YORK

By   /s/ Paula Cludray-Engelke
     -------------------------------------------
     Paula Cludray-Engelke
     Secretary

ING USA ANNUITY AND LIFE INSURANCE
  COMPANY

By   /s/ Paula Cludray-Engelke
     -------------------------------------------
     Paula Cludray-Engelke
     Secretary

ING FINANCIAL ADVISERS, LLC

By   /s/ John F. Todd
     -------------------------------------------
     John F. Todd
     Assistant Secretary

ING LIFE INSURANCE AND ANNUITY COMPANY

By   /s/ Paula Cludray-Engelke
     -------------------------------------------
     Paula Cludray-Engelke
     Secretary

ING NORTH AMERICA INSURANCE CORPORATION

By   /s/ John F. Todd
     -------------------------------------------
     John F. Todd
     Assistant Secretary

RELIASTAR LIFE INSURANCE COMPANY

By   /s/ Paula Cludray-Engelke
     -------------------------------------------
     Paula Cludray-Engelke
     Secretary

SECURITY LIFE OF DENVER INSURANCE COMPANY

By   /s/ Paula Cludray-Engelke
     -------------------------------------------
     Paula Cludray-Engelke
     Secretary

SOUTHLAND LIFE INSURANCE COMPANY

By   /s/ Paula Cludray-Engelke
     -------------------------------------------
     Paula Cludray-Engelke
     Secretary

                                                                  EXHIBIT 10.(p)

THIS SURPLUS NOTE HAS BEEN ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE REOFFERED, RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE PURCHASER OF THIS SURPLUS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SURPLUS NOTE MAY BE RELYING ON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

6.257% SURPLUS NOTE

December 29, 2004                                        Amount: $175,000,000.00

For value received, ING USA Annuity and Life Insurance Company, an Iowa corporation ("Borrower"), promises to pay to the order of ING Life Insurance and Annuity Company, a Connecticut corporation ("Lender"), the principal sum of One Hundred Seventy Five Million Dollars ($175,000,000.00) on December 29, 2034 (the "Scheduled Maturity Date") and to pay interest thereon from the effective date of this Surplus Note, semiannually in arrears on June 29 and December 29 in each year, commencing June 29, 2005 (each a "Scheduled Interest Payment Date"), at the rate of 6.257% per annum, until the principal hereof is paid. The date upon which any state or federal agency or court obtains an order or grants approval for the rehabilitation, liquidation, conservation, reorganization, receivership, dissolution or the commencement of any bankruptcy, insolvency or similar proceeding of Borrower shall also be deemed to be the Scheduled Maturity Date. Principal and interest shall be payable on the terms and conditions set out below.

1. Principal and interest payments shall be payable at the office of Lender in the city of Hartford, Connecticut, or such other place as Lender shall designate in writing to Borrower. Payments shall be made in collected and immediately available funds in lawful money of the United States of America.

2. Interest on this Surplus Note shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. In any event should a Scheduled Interest Payment Date or Scheduled Maturity Date fall on a day other than a Business Day (as hereinafter defined), then such payment of principal or interest shall be due on the next following day that is a Business Day, with the same force and effect as if made on the Scheduled Interest Payment Date or Scheduled Maturity Date hereof, and no additional interest shall accrue as to such payment for the period after such date; provided, however, that if such next following day that is a Business Day shall fall in the next calendar month, then such payment of principal or interest shall be due on the Business Day immediately preceding such Scheduled Interest Payment Date or Scheduled Maturity Date. For purposes of this Surplus Note, "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required by law to close, provided that banking institutions located at the place of payment designated by Lender are carrying out transactions in U.S. dollars.

3. (a) No principal payment shall be permitted on this Surplus Note unless such payment has received the prior approval of the Commissioner of the Iowa Insurance Division (the "Commissioner").

     (b) Periodic interest payments shall be paid as required under the terms of this Surplus Note, subject to the prior approval of the Commissioner.

     (c) Borrower shall use its best efforts to obtain the approval of the Commissioner for the payment by Borrower of interest on and principal of this Surplus Note on the Scheduled Interest Payment Dates or Scheduled Maturity Date hereof, and, in the event any such approval has not been obtained for any such payment or any portion thereof at or prior to the Scheduled Interest Payment Date or Scheduled Maturity Date hereof, as the case may be, to continue to use its best efforts to obtain such approval promptly thereafter. Not less than thirty (30) days prior to each Scheduled Interest Payment Date or Scheduled Maturity Date hereof (excluding any such Scheduled Maturity Date which arises as a result of the obtaining of an order or the granting of approval for the rehabilitation, liquidation, conservation, reorganization, receivership, dissolution or the commencement of any bankruptcy, insolvency or similar proceeding of Borrower), Borrower will seek the approval of the Commissioner to make each payment of interest on and the principal of this Surplus Note. In the event the Commissioner does not approve Borrower's request to make an interest or principal payment as scheduled herein, Borrower shall promptly notify Lender or any subsequent holder of this Surplus Note thereof.

     (d) If the Commissioner does not approve the making of any payment or portion thereof of principal of or interest on this Surplus Note on the Scheduled Interest Payment Date or Scheduled Maturity Date hereof, the Scheduled Interest Payment Date or Scheduled Maturity Date as the case may be, shall be extended and such payment or any unpaid portion thereof shall be made by Borrower on the next following Business Day on which Borrower shall have the approval of the Commissioner to make such payment or any unpaid portion thereof. Interest will continue to accrue on any such unpaid principal through the actual date of payment at the rate of interest stated on the face hereof. Interest will not accrue on interest with respect to which the Scheduled Interest Payment Date has been extended, during such period of extension.

     (e) If the Commissioner approves the making of a payment of principal and/or interest in an amount insufficient to satisfy Borrower's obligations under this Surplus Note and other surplus notes issued on the Effective Date, payment shall be made on this Surplus Note and each other surplus note issued on the Effective Date on a pro-rata basis.

4. Subject to the prior approval of the Commissioner, Borrower may prepay this Surplus Note in whole on, or within thirty (30) days after, the tenth anniversary of the execution of this Surplus Note, upon thirty (30) days written notice to Lender, without premium or penalty, at the principal amount so to be prepaid, plus accrued interest thereon to the date of such prepayment.

5. In the event of the dissolution, liquidation, receivership, insolvency or bankruptcy of Borrower, repayment of principal and payment of interest under this Surplus Note shall be subordinated to the prior payment of, or provision for, all liabilities (as reported in the statutory statement of assets and liabilities) of Borrower, other than debts owed by Borrower to other holders of surplus notes issued by Borrower, with which this Surplus Note shall rank pari passu, but shall rank superior to the claim, interest, and equity of the shares or shareholders of Borrower.

6. No act or failure on the part of Borrower with respect to any of the terms or provisions hereof shall give Lender any right to declare the unpaid principal or interest on this Surplus Note to be due and payable immediately or otherwise than in accordance with the terms and conditions hereof. However, once payment due hereunder has been approved by the Commissioner, the payment shall be made when due. If Borrower fails to pay the full amount of such approved payment on the date such amount is scheduled to be paid, such approved amount will be immediately payable on such date without any action on the part of Lender and, to the extent permitted by applicable law, interest will also accrue on any such approved but unpaid interest through the actual date of payment at the rate of interest stated on the face hereof. In the event that Borrower fails to perform any of its other obligations hereunder, Lender may pursue any available remedy to enforce the performance of any provision of this Surplus Note, provided however, that such remedy shall in no event include the right to declare this Surplus Note immediately payable. Borrower shall reimburse Lender, in full, for any reasonable expense incurred by Lender in connection with enforcing the performance of this Surplus Note, including, but not limited to, reasonable attorneys' fees and expenses. A delay or omission by Lender in exercising any right or remedy accruing as a result of Borrower's failure to perform its obligations hereunder and the continuation thereof shall not impair such right or remedy or constitute a waiver of or acquiescence in such non-performance by Borrower. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

7. Borrower covenants that it shall not consolidate with, or merge into, any other corporation or convey or transfer its properties, assets and in force business substantially as an entirety to any person, unless (i) Borrower provides the holder of the Surplus Note with advance written notice of such consolidation, merger, conveyance or transfer and a certificate of an authorized officer of Borrower stating that it has complied with all terms contained in this Section 7; and (ii) the corporation formed by such consolidation or into which Borrower is merged or the person which acquires by conveyance or transfer, the properties, assets and in force business of Borrower substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, in a manner satisfactory to the holder of this Surplus Note, the due and punctual payment of the principal of and interest on this Surplus Note in accordance with its terms and the performance of every covenant of this Surplus Note on the part of Borrower to be performed or observed. Upon any consolidation of Borrower with, or merger of Borrower into, any other corporation or any conveyance or transfer of the properties, assets and in force business of Borrower substantially as an entirety to any person in accordance with this
     Section 7, the successor corporation formed by such consolidation or into which Borrower is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Borrower under this Surplus Note, with the same effect as if such successor corporation had been named as Borrower herein.

8. Borrower covenants that, in the event Lender or any subsequent holder of this Surplus Note desires to sell, transfer or convey its interest in this Surplus Note, Borrower will fully cooperate and promptly take all reasonable measures to facilitate such sale, transfer or conveyance, including, but not limited to, providing the information referenced in Rule 144A(d)(4), as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. THIS SURPLUS NOTE HAS BEEN ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND MAY NOT BE REOFFERED, RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE PURCHASER OF THIS SURPLUS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SURPLUS NOTE MAY BE RELYING ON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

9. No amendments shall be made to this Surplus Note without the consent of Borrower and Lender, and the prior approval of the Commissioner.

10. Except for the conditions described in subsections (a) and (b) of Section 3 above, no provision of this Surplus Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Surplus Note at the times, place and rate, and in the coin or currency, herein prescribed. No provision of this Surplus Note shall extinguish the ultimate liability of Borrower for the payment of principal and interest hereunder.

11. This Surplus Note shall be governed by the laws of the State of Iowa and shall be effective as of December 29, 2004.

IN WITNESS WHEREOF, Borrower has caused this Surplus Note to be executed in its name and attested to by its authorized officer and its corporate seal to be hereunder affixed, all as of the date first written above.

                                 ING USA Annuity and Life Insurance Company

                                 By:  /s/ David S. Pendergrass
                                      ------------------------
                                      David S. Pendergrass
                                      Vice President and Treasurer

ATTEST:/s/ Spencer Shell
       -----------------

                                                               EXHIBIT 31.1 Cert

                                  CERTIFICATION

I,   David A. Wheat, certify that:

1. I have reviewed this annual report on Form 10-K of ING Life Insurance and Annuity Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  March 28, 2005
       ---------------------------

By     /s/ David A. Wheat
       ----------------------------------------------
       David A. Wheat
       Director, Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

                                                               EXHIBIT 31.2 Cert

                                  CERTIFICATION

I,   Brian D. Comer, certify that:

2. I have reviewed this annual report on Form 10-K of ING Life Insurance and Annuity Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  March 28, 2005
       ---------------------------

By     /s/ Brian D. Comer
       ---------------------------------------------------
       Brian D. Comer
       President
       (Duly Authorized Officer and Principal Officer)

                                                               EXHIBIT 32.1 Cert

                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ING Life Insurance and Annuity Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date   March 28, 2005                  By  /s/ David A. Wheat
       --------------                      ------------------
                                           David A. Wheat
                                           Director, Senior Vice President and
                                             Chief Financial Officer

                                                               EXHIBIT 32.2 Cert

                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ING Life Insurance and Annuity Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date   March 28, 2005                  By  /s/ Brian D. Comer
       --------------                      ------------------
                                           Brian D. Comer
                                           President

                                   ING [LOGO]
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM 10-Q
(MARK ONE)

|X| QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2005

                                       OR

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      FOR THE TRANSITION PERIOD FROM ___________________ TO

      COMMISSION FILE NUMBER: 333-86276, 333-86278, 333-123934


                     ING LIFE INSURANCE AND ANNUITY COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              CONNECTICUT                                 71-0294708
              -----------                                 ----------
   (State or other jurisdiction of             (IRS employer identification no.)
    incorporation or organization)


         151 FARMINGTON AVENUE
         HARTFORD, CONNECTICUT                         06156
         ---------------------                         -----
(Address of principal executive offices)             (Zip code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (860) 723-4646


--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No |_|

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes |_| No |X|

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes |_| No |X|

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 55,000 shares of Common Stock, $50 par value, as of November 10, 2005, are issued and outstanding, all of which were directly owned by Lion Connecticut Holdings Inc.

NOTE: WHEREAS ING LIFE INSURANCE AND ANNUITY COMPANY MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION H(1)(a) AND (b) OF FORM 10-Q, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE FORMAT PURSUANT TO GENERAL INSTRUCTION H(2).

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)
                FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2005

                                      INDEX

                                                                            PAGE
                                                                            ----
PART I.  FINANCIAL INFORMATION (UNAUDITED)

Item 1.  Financial Statements:
           Condensed Consolidated Statements of Operations                     3
           Condensed Consolidated Balance Sheets                               4
           Condensed Consolidated Statements of Changes in
             Shareholder's Equity                                              6
           Condensed Consolidated Statements of Cash Flows                     7
           Notes to Condensed Consolidated Financial Statements                8

Item 2.  Management's Narrative Analysis of the Results of Operations
           and Financial Condition                                            18

Item 4.  Controls and Procedures                                              32

PART II. OTHER INFORMATION

Item 1.  Legal Proceedings                                                    33

Item 6.  Exhibits                                                             33

Signatures                                                                    38

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)

PART I. FINANCIAL INFORMATION (UNAUDITED)

ITEM 1. FINANCIAL STATEMENTS

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                                  (In millions)

                                               THREE MONTHS ENDED SEPTEMBER 30,         NINE MONTHS ENDED SEPTEMBER 30,
                                                    2005                2004               2005                 2004
                                              --------------      --------------      --------------      --------------
REVENUES:
   Net investment income                      $        244.6      $        251.6      $        769.1      $        730.8
   Fee income                                          123.5               110.6               358.8               340.6
   Premiums                                              9.1                 7.4                35.3                27.1
   Net realized capital gains                           24.2                 3.7                26.1                19.6
   Other income                                          2.5                 1.5                 5.2                 2.3
                                              --------------      --------------      --------------      --------------
Total revenue                                          403.9               374.8             1,194.5             1,120.4
                                              --------------      --------------      --------------      --------------
BENEFITS AND EXPENSES:
   Interest credited and other benefits
     to contract owners                                180.0               185.3               559.4               550.5
   Operating expenses                                  118.8                93.5               327.4               280.3
   Amortization of deferred policy
     acquisition costs and value of
     business acquired                                  29.6                34.6               122.9               108.8
   Interest
   expense                                               0.5                 0.1                 0.9                 0.4
                                              --------------      --------------      --------------      --------------
Total benefits and expenses                            328.9               313.5             1,010.6               940.0
                                              --------------      --------------      --------------      --------------
Income before income taxes                              75.0                61.3               183.9               180.4
Income tax (benefit) expense                           (46.0)              (14.3)              (14.3)               23.1
                                              --------------      --------------      --------------      --------------
Net income                                    $        121.0      $         75.6      $        198.2      $        157.3
                                              ==============      ==============      ==============      ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In millions, except share data)

                                                                         AS OF               AS OF
                                                                     SEPTEMBER 30,       DECEMBER 31,
                                                                         2005                2004
                                                                     --------------     --------------
ASSETS                                                                 (UNAUDITED)
Investments:
   Fixed maturities, available-for-sale, at fair value
     (amortized cost of $16,418.7 at 2005 and $16,684.7 at 2004)     $     16,539.4     $     17,151.3
   Equity securities, available-for-sale, at fair value
     (cost of $160.7 at 2005 and $153.9 at 2004)                              168.5              162.6
   Mortgage loans on real estate                                            1,279.0            1,090.2
   Policy loans                                                               263.0              262.7
   Other investments                                                          118.1               57.0
   Securities pledged (amortized cost of $1,645.0
     at 2005 and $1,258.8 at 2004 )                                         1,649.1            1,274.3
                                                                     --------------     --------------
Total investments                                                          20,017.1           19,998.1
Cash and cash equivalents                                                     260.4              187.3
Short-term investments under securities loan agreement                        774.1              219.5
Accrued investment income                                                     210.8              181.7
Receivables for securities sold                                               150.2                0.2
Reinsurance recoverable                                                     2,815.3            2,902.7
Deferred policy acquisition costs                                             488.4              414.5
Value of business acquired                                                  1,310.2            1,365.2
Notes receivable from affiliate                                               175.0              175.0
Due from affiliates                                                            24.3               25.9
Other assets                                                                   62.8               67.2
Assets held in separate accounts                                           35,143.5           33,310.5
                                                                     --------------     --------------
Total assets                                                         $     61,432.1     $     58,847.8
                                                                     ==============     ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In millions, except share data)

                                                                          AS OF             AS OF
                                                                      SEPTEMBER 30,      DECEMBER 31,
                                                                           2005              2004
                                                                     --------------     --------------
LIABILITIES AND SHAREHOLDER'S EQUITY                                   (UNAUDITED)
Future policy benefits and claims reserves                           $     21,045.8     $     20,886.4
Payables for securities purchased                                              44.4               25.1
Payables under securities loan agreement                                      774.0              219.5
Borrowed money                                                                894.4            1,057.4
Due to affiliates                                                             106.8               49.4
Current income taxes                                                           51.1               82.6
Deferred income taxes                                                         193.2              209.3
Other liabilities                                                             291.8              283.4
Liabilities related to separate accounts                                   35,143.5           33,310.5
                                                                     --------------     --------------
Total liabilities                                                          58,545.0           56,123.6
                                                                     --------------     --------------

Shareholder's equity:
   Common stock (100,000 shares authorized; 55,000 shares issued
     and outstanding; $50 per share value)                                      2.8                2.8
   Additional paid-in capital                                               4,578.8            4,576.5
   Accumulated other comprehensive income                                      29.5               67.1
   Retained earnings (deficit)                                             (1,724.0)          (1,922.2)
                                                                     --------------     --------------
Total shareholder's equity                                                  2,887.1            2,724.2
                                                                     --------------     --------------
Total liabilities and shareholder's equity                           $     61,432.1     $     58,847.8
                                                                     ==============     ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)

      CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                   (Unaudited)
                                  (In millions)

                                                                           ACCUMULATED
                                                          ADDITIONAL          OTHER          RETAINED            TOTAL
                                           COMMON           PAID-IN       COMPREHENSIVE      EARNINGS        SHAREHOLDER'S
                                            STOCK           CAPITAL           INCOME         (DEFICIT)          EQUITY
                                       --------------   --------------   --------------    --------------    --------------
Balance at December 31, 2003           $          2.8   $      4,646.5   $        116.0    $     (2,119.4)   $      2,645.9
   Comprehensive income:
     Net income                                    --               --               --             157.3             157.3
     Other comprehensive loss,
       net of tax:
         Change in net unrealized
           gain (loss) on securities
           ($(60.9) pretax)                        --               --            (39.6)               --             (39.6)
                                                                                                             --------------
   Total comprehensive income                                                                                         117.7
                                                                                                             --------------
   Other                                           --               --               --              (2.1)             (2.1)
                                       --------------   --------------   --------------    --------------    --------------
Balance at September 30, 2004          $          2.8   $      4,646.5   $         76.4    $     (1,964.2)   $      2,761.5
                                       ==============   ==============   ==============    ==============    ==============

Balance at December 31, 2004           $          2.8   $      4,576.5   $         67.1    $     (1,922.2)   $      2,724.2
   Comprehensive income:
     Net income                                    --               --               --             198.2             198.2
     Other comprehensive loss,
       net of tax:
         Change in net unrealized
           gain (loss) on securities
           ($(48.8) pretax)                        --               --            (37.6)               --             (37.6)
                                                                                                             --------------
   Total comprehensive income                                                                                         160.6
                                                                                                             --------------
   Employee share-based payments                   --              2.3               --                --               2.3
                                       --------------   --------------   --------------    --------------    --------------
Balance at September 30, 2005          $          2.8   $      4,578.8   $         29.5    $     (1,724.0)   $      2,887.1
                                       ==============   ==============   ==============    ==============    ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

             ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
          (A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                  (In millions)

                                                                      NINE MONTHS ENDED SEPTEMBER 30,
                                                                          2005               2004
                                                                     --------------     --------------
                                                                                           (RESTATED)
Net cash provided by operating activities                            $        829.3     $        599.3

Cash Flows from Investing Activities:
   Proceeds from the sale, maturity, or redemption of:
     Fixed maturities, available-for-sale                                  15,263.6           21,496.7
     Equity securities, available-for-sale                                     60.5               43.1
     Mortgage loans on real estate                                            151.7               12.4
   Acquisition of:
     Fixed maturities, available-for-sale                                 (15,573.8)         (21,177.9)
     Equity securities, available-for-sale                                    (61.1)             (41.6)
     Mortgage loans on real estate                                           (340.5)            (317.2)
   Policy loans                                                                (0.3)               5.9
   Other investments                                                          (55.1)            (290.6)
   Purchases of property and equipment, net                                    (9.5)              (4.9)
                                                                     --------------     --------------
Net cash used for investing activities                                       (564.5)            (274.1)
                                                                     --------------     --------------

Cash Flows from Financing Activities:
   Deposits received for investment contracts                               1,587.6            1,620.1
   Maturities and withdrawals from investment contracts                    (1,616.3)          (1,347.0)
   Short-term loans                                                          (163.0)            (486.8)
                                                                     --------------     --------------
Net cash used for financing activities                                       (191.7)            (213.7)
                                                                     --------------     --------------
Net increase in cash and cash equivalents                                      73.1              111.5
Cash and cash equivalents, beginning of period                                187.3               57.8
                                                                     --------------     --------------
Cash and cash equivalents, end of period                             $        260.4     $        169.3
                                                                     ==============     ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      ING Life Insurance and Annuity Company ("ILIAC") is a stock life insurance company domiciled in the state of Connecticut. ILIAC and its wholly-owned subsidiaries (collectively, the "Company") are providers of financial products and services in the United States. ILIAC is authorized to conduct its insurance business in the District of Columbia and all states.

      The condensed consolidated financial statements include ILIAC and its wholly-owned subsidiaries, ING Insurance Company of America ("IICA") and ING Financial Advisers, LLC ("IFA"). ILIAC is a direct, wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion" or "Parent"), which is an indirect, wholly-owned subsidiary of ING Groep N.V. ("ING"). ING is a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol "ING."

      On September 30, 2005, ILIAC entered into an agreement and plan of merger with IICA, whereby IICA will merge with and into ILIAC. The anticipated merger date is December 31, 2005. As of the merger date, IICA will cease to exist and ILIAC will be the surviving corporation. The merger is subject to certain regulatory approvals, including approval by the State of Florida Office of Insurance Regulation and the State of Connecticut Insurance Department. The merger is not expected to have any impact on ILIAC, as IICA, a wholly-owned subsidiary, is already included in the consolidated financial statements.

      The condensed consolidated financial statements and notes as of September 30, 2005 (unaudited) and December 31, 2004, and for the three and nine months ended September 30, 2005 and 2004 ("unaudited interim periods"), have been prepared in accordance with accounting principles generally accepted in the United States.

      The condensed consolidated financial statements reflect all adjustments (consisting only of normal, recurring accruals) which are, in the opinion of management, necessary for the fair presentation of the consolidated financial position, results of operations, and cash flows, for the unaudited interim periods. These condensed consolidated financial statements and notes should be read in conjunction with the consolidated financial statements and related notes as presented in the Company's 2004 Annual Report on Form 10-K. The results of operations for the unaudited interim periods may not be considered indicative of results to be expected for the full year.

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

      DESCRIPTION OF BUSINESS

      The Company offers qualified and nonqualified annuity contracts that include a variety of funding and payout options for individuals and employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403, 408 and 457, as well as nonqualified deferred compensation plans. The Company's products are offered primarily to individuals, pension plans, small businesses, and employer-sponsored groups in the health care, government, education (collectively "not-for-profit" organizations), and corporate markets. The Company's products generally are distributed through pension professionals, independent agents and brokers, third party administrators, banks, dedicated career agents, and financial planners.

      Annuity contracts may be deferred or immediate (payout annuities). These products also include programs offered to qualified plans and nonqualified deferred compensation plans that package administrative and record-keeping services along with a variety of investment options, including affiliated and nonaffiliated mutual funds, and variable and fixed investment options. In addition, the Company offers wrapper agreements entered into with retirement plans which contain certain benefit responsive guarantees (i.e. liquidity guarantees of principal and previously accrued interest for benefits paid under the terms of the plan) with respect to portfolios of plan-owned assets not invested with the Company. The Company also offers investment advisory services and pension plan administrative services.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

      RECLASSIFICATIONS

      Certain reclassifications have been made to prior year financial information to conform to the current year classifications (see Note 9).

      SIGNIFICANT ACCOUNTING POLICIES

      For a description of significant accounting policies, see Note 1 to the Consolidated Financial Statements included in the Company's 2004 Annual Report on Form 10-K.

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

2.    NEW AND RECENTLY ADOPTED ACCOUNTING STANDARDS

      ACCOUNTING BY INSURANCE ENTERPRISES FOR DEFERRED ACQUISITION COSTS IN CONNECTION WITH MODIFICATIONS OR EXCHANGES OF INSURANCE CONTRACTS

      In September 2005, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 05-1, "Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts" ("SOP 05-1"), which states that when an internal replacement transaction results in a substantially changed contract, the unamortized deferred acquisition costs, unearned revenue liabilities, and deferred sales inducement assets related to the replaced contract should not be deferred in connection with the new contract. Contract modifications that meet various conditions defined by SOP 05-1 and result in a new contract that is substantially unchanged from the replaced contract, however, should be accounted for as a continuation of the replaced contract.

      SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverages, that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider, to a contract, or by the election of a feature or coverage within a contract. SOP 05-1 applies to internal replacements made primarily to contracts defined by Statement of Financial Accounting Standards ("FAS") No. 60, "Accounting and Reporting by Insurance Enterprises" ("FAS No. 60"), as short-duration and long-duration life insurance contracts, and by FAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments" ("FAS No. 97"), as investment contracts.

      SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006, with earlier adoption encouraged. The Company is in the process of determining the impact of adoption of SOP 05-1.

      INVESTOR'S ACCOUNTING FOR AN INVESTMENT IN A LIMITED PARTNERSHIP WHEN THE INVESTOR IS THE SOLE GENERAL PARTNER AND THE LIMITED PARTNERS HAVE CERTAIN RIGHTS

      In June 2005, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 04-5, "Investor's Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner and the Limited Partners Have Certain Rights" ("EITF 04-5"), which states that the general partner in a limited partnership should presume that it controls and, thus, should consolidate the limited partnership, unless the limited partners have either (a) substantive ability to dissolve the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights. EITF 04-5 applies to limited partnerships that are not variable interest entities under FASB Interpretation No. 46(R): "Consolidation of Variable Interest Entities" ("FIN 46(R)"). EITF 04-5 is effective immediately for all new limited partnerships formed and for existing limited partnerships for which partnership agreements are modified after June 29, 2005, and is effective for all other limited partnerships at the commencement of the first reporting period beginning after December 15, 2005.

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

      EITF 04-5 had no impact on ILIAC as of September 30, 2005, as the Company's investments in limited partnerships are generally considered variable interest entities under FIN 46(R), and are accounted for using the cost or equity method of accounting since the Company is not the primary beneficiary. Investments in limited partnerships are included in Other investments on the Condensed Balance Sheets.

      SHARE-BASED PAYMENT

      In December 2004, the Financial Accounting Standards Board ("FASB") issued FAS No. 123 (revised 2004), "Share-Based Payment" ("FAS No. 123R"), which requires all share-based payments to employees be recognized in the financial statements based upon the fair value. FAS No. 123R is effective at the beginning of the first annual period beginning after June 15, 2005 for registrants. Earlier adoption is encouraged. FAS No. 123R provides two transition methods, modified-prospective and modified-retrospective.

      The Company early adopted the provisions of FAS No. 123R on January 1, 2005, using the modified-prospective method. Under the modified-prospective method, compensation cost recognized in the first nine months of 2005 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of FAS No. 123, "Accounting for Stock-Based Compensation" ("FAS No. 123"), and (b) compensation cost for all share-based payments granted subsequent to January 1, 2005, based on the grant-date fair value in accordance with the provisions of FAS No. 123R. Results for prior periods are not restated. Prior to January 1, 2005, the Company applied the intrinsic value-based provisions set forth in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related Interpretations, as permitted by FAS No.123. No stock based employee compensation cost was recognized in the Statement of Operations during 2004, as all options granted during the year had an exercise price equal to the market value of the underlying common stock on the date of grant. All shares granted during 2005 and 2004 were those of ING, the Company's ultimate parent. As a result of adopting FAS No. 123R, the Company's net income for the three and nine months ended September 30, 2005, is $0.7 and $1.5 lower, respectively, than if it had continued to account for share-based payments under APB 25.

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

3.    DEFERRED POLICY ACQUISITION COSTS AND VALUE OF BUSINESS ACQUIRED

      Deferred policy acquisition costs ("DAC") represent policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and certain agency expenses, related to the production of new and renewal business.

      Value of business acquired ("VOBA") represents the outstanding value of in force business capitalized in purchase accounting when the Company was acquired and is subject to amortization. The value is based on the present value of estimated net cash flows embedded in the Company's contracts.

      FAS No. 97 applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts (usually 25 years) in relation to the present value of estimated future gross profits from investment, mortality, and expense margins plus surrender charges.

      FAS No. 60 applies to traditional life insurance products, primarily traditional whole life and term life insurance contracts. Under FAS No. 60, DAC and VOBA are amortized over the premium payment period, in proportion to the premium revenue recognized.

      Activity for the nine months ended September 30, 2005 and 2004, within DAC, was as follows:

                                                                         2005            2004
                                                                      ----------      ----------
      Balance at January 1                                            $    414.5      $    307.9
        Deferrals of commissions and expenses                               92.6            85.4
        Amortization:
          Amortization                                                     (44.3)          (32.6)
          Interest accrued at 5% to 7%                                      22.4            17.4
                                                                      ----------      ----------
        Net amortization included in the Statements of Operations          (21.9)          (15.2)
        Change in unrealized gains and losses on
          available-for-sale securities                                      3.2             1.7
        Implementation of the SOP and TPA                                     --             0.2
                                                                      ----------      ----------
      Balance at September 30                                         $    488.4      $    380.0
                                                                      ==========      ==========

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

      Activity for the nine months ended September 30, 2005 and 2004, within VOBA, was as follows:

                                                                          2005            2004
                                                                      ----------      ----------
      Balance at January 1                                            $  1,365.2      $  1,415.4
        Deferrals of commissions and expenses                               36.9            37.4
        Amortization:
          Amortization                                                    (167.6)         (163.2)
          Interest accrued at 5% to 7%                                      66.6            69.6
                                                                      ----------      ----------
        Net amortization included in the Statements of Operations         (101.0)          (93.6)
        Change in unrealized gains and losses on
          available-for-sale securities                                      9.1             5.3
                                                                      ----------      ----------
      Balance at September 30                                         $  1,310.2      $  1,364.5
                                                                      ==========      ==========

4.    INVESTMENTS

      IMPAIRMENTS

      The following table identifies the Company's other-than-temporary impairments, included in net realized capital gains (losses), by type for the three and nine months ended September 30, 2005 and 2004:

                                                           THREE MONTHS ENDED SEPTEMBER 30,
                                                     2005                                    2004
                                      -----------------------------------     -----------------------------------
                                                               NO. OF                                 NO. OF
                                        IMPAIRMENT           SECURITIES         IMPAIRMENT          SECURITIES
                                      ---------------     ---------------     ---------------     ---------------
      Residential mortgage-backed     $           3.3                  11     $           5.6                  26
                                      ---------------     ---------------     ---------------     ---------------
      Total                           $           3.3                  11     $           5.6                  26
                                      ===============     ===============     ===============     ===============

                                                           NINE MONTHS ENDED SEPTEMBER 30,
                                                     2005                                    2004
                                      -----------------------------------     -----------------------------------
                                                               NO. OF                                 NO. OF
                                        IMPAIRMENT           SECURITIES         IMPAIRMENT          SECURITIES
                                      ---------------     ---------------     ---------------     ---------------
      Residential mortgage-backed     $          37.1                  78     $          12.0                  49
                                      ---------------     ---------------     ---------------     ---------------
      Total                           $          37.1                  78     $          12.0                  49
                                      ===============     ===============     ===============     ===============

      The fair value of the fixed maturities which have had other-than-temporary impairments as of September 30, 2005 and 2004 is $174.3 and $134.7, respectively.

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

5.    INCOME TAXES

      The Company's effective tax rates for the three months ended September 30, 2005 and 2004 were (61.3)% and (23.3)%, respectively. The effective tax rates for the nine months ended September 30, 2005 and 2004 were (7.8)% and 12.8%, respectively. The effective rate differs from the statutory rate primarily due to the following items:

                                      THREE MONTHS ENDED SEPTEMBER 30,            NINE MONTHS ENDED SEPTEMBER 30,
                                         2005                  2004                  2005                  2004
                                   ---------------       ---------------       ---------------       ---------------
      Statutory tax rate                      35.0%                 35.0%                 35.0%                 35.0%
        IRS audit settlement                 (77.6)%               (53.8)%               (31.7)%               (18.3)%
        Dividends received
          deduction                          (18.6)%                (4.8)%               (11.2)%                (4.1)%
        Other                                 (0.1)%                 0.3%                  0.1%                  0.2%
                                   ---------------       ---------------       ---------------       ---------------
      Total effective tax rate               (61.3)%               (23.3)%                (7.8)%                12.8%
                                   ===============       ===============       ===============       ===============

      The Internal Revenue Service ("IRS") completed an examination of the Company's returns through tax year 2001. The provisions as of September 30, 2005 and 2004 reflect non-recurring, favorable adjustments resulting from a reduction in the tax liability that is no longer necessary based on the results of the current IRS examination, monitoring the activities of the IRS with respect to this issue with other taxpayers, and the merits of the Company's positions.

      The IRS has commenced examination of the Company's returns for tax years 2002 and 2003.

6.    FINANCING AGREEMENTS

      ILIAC maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), an affiliate, to facilitate the handling of unanticipated short-term cash requirements. Under this agreement, which became effective in June 2001 and expires on April 1, 2011, either party can borrow from the other up to 3% of ILIAC's statutory admitted assets as of the preceding December 31. Interest on any ILIAC borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, ILIAC incurred interest expense of $0.3 for the three and nine months ended September 30, 2005, and earned interest income of $0.2 and $0.8 for the three and nine months ended September 30, 2005, respectively. ILIAC incurred minimal interest expense for the three months ended September 30, 2004, incurred interest expense of $0.1 for the nine months ended September 30, 2004, and earned interest income of $0.5 and $1.0 for the three and nine months ended September 30, 2004, respectively. At September 30, 2005 and December 31, 2004, ILIAC had $20.0 and $25.0 receivable from ING AIH under this agreement, respectively.

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

      Prior to September 30, 2005, the Company also maintained a $125.0 uncommitted revolving note facility with SunTrust Bank, Atlanta ("SunTrust"). At December 31, 2004, the Company had no amounts outstanding under the revolving note facility. Effective September 30, 2005, the Company no longer maintains the SunTrust note facility.

7.    COMMITMENTS AND CONTINGENT LIABILITIES

      COMMITMENTS

      Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments, at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At September 30, 2005, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $573.6, $416.0 of which was with related parties. At December 31, 2004, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $778.2, $440.4 of which was with related parties. During the nine months ended September 30, 2005 $54.0 was funded to related parties under these commitments.

      LITIGATION

      The Company is a party to threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages, and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company's operations or financial position.

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

8.    ACCUMULATED OTHER COMPREHENSIVE INCOME

      Shareholder's equity included the following components of accumulated other comprehensive income (loss) as of September 30, 2005 and 2004:

                                                                    2005            2004
                                                                 ----------      ----------
      Net unrealized capital gains (losses):
        Fixed maturities, available-for-sale                     $    124.8      $    543.8
        Equity securities, available-for-sale                           7.8            10.2
        DAC/VOBA adjustment on available-for-sale securities            2.8           (12.6)
        Sales inducements amortization adjustment                        --            (0.1)
        Other investments (primarily limited partnerships)              7.3             1.0
        Less: allocation to experience-rated contracts                 66.5           424.4
                                                                 ----------      ----------
      Subtotal                                                         76.2           117.9
      Less: deferred income taxes                                      30.0            41.5
                                                                 ----------      ----------
      Net unrealized capital gains                                     46.2            76.4
      Minimum pension liability                                       (16.7)             --
                                                                 ----------      ----------
      Accumulated other comprehensive income                     $     29.5      $     76.4
                                                                 ==========      ==========

      Net unrealized capital gains allocated to experience-rated contracts at September 30, 2005 and 2004, respectively, are reflected on the Condensed Consolidated Balance Sheets in Future policy benefits and claims reserves and are not included in Shareholder's equity.

      Changes in accumulated other comprehensive income, net of DAC/VOBA and tax, related to changes in net unrealized gains (losses) on securities, including securities pledged and excluding those related to experience-rated contractowners, were as follows:

                                                                         NINE MONTHS ENDED SEPTEMBER 30,
                                                                              2005              2004
                                                                         ------------      ------------
      Net unrealized holding gains arising during the period (1)         $        1.8      $        3.1
      Less: reclassification adjustment for realized gains and other
        items included in net income (2)                                         39.4              42.7
                                                                         ------------      ------------
      Net unrealized losses on securities                                $      (37.6)     $      (39.6)
                                                                         ============      ============

      (1) Pretax unrealized holding gains arising during the period were $2.4 and $4.7, for the nine months ended September 30, 2005 and 2004, respectively.

      (2) Pretax reclassification adjustments for realized gains and other items included in net income were $51.2 and $65.6, for the nine months ended September 30, 2005 and 2004, respectively.

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF LION CONNECTICUT HOLDINGS INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

9.    RECLASSIFICATIONS AND CHANGES TO PRIOR YEAR PRESENTATION

      During 2005, certain changes were made to the Condensed Statement of Cash Flows for the nine months ended September 30, 2004, to reflect the correct balances, primarily related to investment contracts and short-term loans. As a result of these adjustments, the Company has labeled the Condensed Statement of Cash Flows for the nine months ended September 30, 2004, as restated. The following summarizes the adjustments:

                                                        PREVIOUSLY
      NINE MONTHS ENDED SEPTEMBER 30, 2004               REPORTED         ADJUSTMENT         RESTATED
                                                       ------------      ------------      ------------
         Net cash provided by operating activities     $      430.5      $      168.8      $      599.3
         Net cash used for investing activities              (235.3)            (38.8)           (274.1)
         Net cash used for financing activities               (83.7)           (130.0)           (213.7)

ITEM 2. MANAGEMENT'S NARRATIVE ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION
         (Dollar amounts in millions, unless otherwise stated)

         OVERVIEW

         The following narrative analysis presents a review of the consolidated results of operations of ING Life Insurance and Annuity Company ("ILIAC") and its wholly-owned subsidiaries (collectively, the "Company") for the three and nine months ended September 30, 2005 and 2004, and financial condition as of September 30, 2005 and December 31, 2004. This item should be read in its entirety and in conjunction with the condensed consolidated financial statements and related notes, which can be found under Part I, Item 1 contained herein, as well as the "Management's Narrative Analysis of the Results of Operations and Financial Condition" section contained in the Company's 2004 Annual Report on Form 10-K.

         FORWARD-LOOKING INFORMATION/RISK FACTORS

         In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities Exchange Commission ("SEC"). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as "expect," "anticipate," "believe," or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future levels of sales and redemptions of the Company's products, investment spreads and yields, or the earnings and profitability of the Company's activities.

         Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law, and changes in interest rates. Some may be related to the insurance industry generally, such as pricing competition, regulatory developments, and industry consolidation. Others may relate to the Company specifically, such as litigation, regulatory action, and risks associated with the Company's investment portfolio such as changes in credit quality, price volatility, and liquidity. Investors are also directed to consider other risks and uncertainties discussed in other documents filed by the Company with the SEC. Except as may be required by the federal securities laws, the Company disclaims any obligation to update forward-looking information.

         MERGER

         On September 30, 2005, ILIAC entered into an agreement and plan of merger with IICA, its wholly owned subsidiary, whereby IICA will merge with and into ILIAC. The anticipated merger date is December 31, 2005. As of the merger date, IICA will cease to exist and ILIAC will be the surviving corporation. The merger is subject to certain regulatory approvals, including approval by the State of Florida Office of Insurance Regulation and the State of Connecticut Insurance Department. The merger is not expected to have any impact on ILIAC, as IICA, a wholly owned subsidiary, is already included in the consolidated financial statements.

         CRITICAL ACCOUNTING POLICIES

         There have been no material changes to the Company's critical accounting policies since the filing of the Company's 2004 Form 10-K Annual Report.

         RESULTS OF OPERATIONS

         Overview

         Products offered by the Company include qualified and nonqualified annuity contracts that include a variety of funding and payout options for individuals and employer-sponsored retirement plan qualified under Internal Revenue Code Sections 401, 403, 408, and 457, as well as nonqualified deferred compensation plans.

         The Company derives its revenue mainly from (a) fee income generated on average variable assets under management ("AUM"), (b) net investment income earned on average fixed AUM, and (c) certain other fees. Fee income is primarily generated from separate account assets, which are deposited to the Company through the sale of variable annuity contracts. Net investment income from average fixed AUM is mainly generated from annuity products with fixed investment options. The Company's expenses primarily consist of interest credited and other benefits to contractowners, amortization of deferred policy acquisition costs ("DAC") and value of business acquired ("VOBA"), expenses related to the selling and services of the various products offered by the Company, and other general business expenses.

         The Company's results of operations for the three and nine months ended September 30, 2005, and changes therein, were primarily impacted by higher AUM, increasing sales and cash flows, changing equity market and interest rate conditions, portfolio realignment, and rising expenses. Equity market conditions for the three and nine months ended September 30, 2005 positively impacted the Company, as increases in the equity market increased the value of the Company's average variable AUM. Interest rate conditions for the three and nine months ended September 30, 2005 also had a positive impact to the Company, as declining interest rates for most of the period increased the value of the Company's average fixed AUM.

                                                 THREE MONTHS ENDED SEPTEMBER 30,            $ INCREASE           % INCREASE
                                                    2005                   2004              (DECREASE)           (DECREASE)
                                              ---------------       ---------------       ---------------      ---------------
         REVENUES:
            Net investment income             $         244.6       $         251.6       $          (7.0)                (2.8)%
            Fee income                                  123.5                 110.6                  12.9                 11.7%
            Premiums                                      9.1                   7.4                   1.7                 23.0%
            Net realized capital gains                   24.2                   3.7                  20.5                   NM
            Other income                                  2.5                   1.5                   1.0                 66.7%
                                              ---------------       ---------------       ---------------      ---------------
         Total revenue                                  403.9                 374.8                  29.1                  7.8%
                                              ---------------       ---------------       ---------------      ---------------

         BENEFITS AND EXPENSES:
            Interest credited and other
              benefits to contract owners               180.0                 185.3                  (5.3)                (2.9)%
            Operating expenses                          118.8                  93.5                  25.3                 27.1%
            Amortization of deferred policy
              acquisition costs and value
              of business acquired                       29.6                  34.6                  (5.0)               (14.5)%
            Interest expense                              0.5                   0.1                   0.4                   NM
                                              ---------------       ---------------       ---------------      ---------------
         Total benefits and expenses                    328.9                 313.5                  15.4                  4.9%
                                              ---------------       ---------------       ---------------      ---------------

         Income before income taxes                      75.0                  61.3                  13.7                 22.3%
         Income tax (benefit) expense                   (46.0)                (14.3)                (31.7)                  NM
                                              ---------------       ---------------       ---------------      ---------------
         Net income                           $         121.0       $          75.6       $          45.4                 60.1%
                                              ===============       ===============       ===============      ===============

         Effective tax rate                             (61.3)%               (23.3)%
                                              ===============       ===============

         NM - Not meaningful.

                                                  NINE MONTHS ENDED SEPTEMBER 30,          $ INCREASE            % INCREASE
                                                    2005                  2004             (DECREASE)            (DECREASE)
                                              ---------------       ---------------      ---------------      ---------------
         REVENUES:
            Net investment income             $         769.1       $         730.8      $          38.3                  5.2%
            Fee income                                  358.8                 340.6                 18.2                  5.3%
            Premiums                                     35.3                  27.1                  8.2                 30.3%
            Net realized capital gains                   26.1                  19.6                  6.5                 33.2%
            Other income                                  5.2                   2.3                  2.9                126.1%
                                              ---------------       ---------------      ---------------      ---------------
         Total revenue                                1,194.5               1,120.4                 74.1                  6.6%
                                              ---------------       ---------------      ---------------      ---------------

         BENEFITS AND EXPENSES:
            Interest credited and other
              benefits to contract owners               559.4                 550.5                  8.9                  1.6%
            Operating expenses                          327.4                 280.3                 47.1                 16.8%
            Amortization of deferred policy
              acquisition costs and value
              of business acquired                      122.9                 108.8                 14.1                 13.0%
            Interest expense                              0.9                   0.4                  0.5                125.0%
                                              ---------------       ---------------      ---------------      ---------------
         Total benefits and expenses                  1,010.6                 940.0                 70.6                  7.5%
                                              ---------------       ---------------      ---------------      ---------------

         Income before income taxes                     183.9                 180.4                  3.5                  1.9%
         Income tax (benefit) expense                   (14.3)                 23.1                (37.4)              (161.9)%
                                              ---------------       ---------------      ---------------      ---------------
         Net income                           $         198.2       $         157.3      $          40.9                 26.0%
                                              ===============       ===============      ===============      ===============

         Effective tax rate                              (7.8)%                12.8%
                                              ===============       ===============

         NM - Not meaningful.

         Revenues

         Total revenue increased for the three and nine months ended September 30, 2005, respectively, primarily due to changes in Net investment income, Fee income, Premiums, and Net realized capital gains (losses). Net investment income for the nine months ended September 30, 2005 increased due to higher average fixed AUM, partially offset by lower investment yields. The increase in average fixed AUM reflects the increase in contractowner deposits for existing products as well as a rise in sales, net of surrenders and withdrawals. The increase in sales mainly reflects 401(k) and 403(b) products. These increases were more than offset for the three months ended September 30, 2005, by increases in mortgage loan prepayment income allocated to experience-rated contractowners. Fee income increased for the three and nine months ended September 30, 2005, as average variable AUM increased, driven by equity market increases in late 2004 that continued in 2005. Partially offsetting this increase is a decline in margin rates charged on variable AUM. Premiums increased for the three and nine months ended September 30, 2005 due to the rise in annuitizations in rollover/payout products. Changing interest rate conditions contributed to the increase in Net realized capital gains (losses). During the nine months ended September 30, 2005, interest rates declined for most of the period and slightly increased toward the end of the period. These declining interest rates increased the value of the Company's fixed maturities portfolio, which resulted in an increase in realized gains, as the Company sold several fixed maturities during the second quarter of 2005, in conjunction with its realignment of investments, to more closely match its business needs. However, for the nine months ended September 30, 2005, these gains were partially offset by an increase in realized losses from impairments.

         Other income did not fluctuate significantly during the three and nine month periods ended September 30, 2005, compared to the same periods for 2004.

         Benefits and Expenses

         Total benefits and expenses increased for the three and nine months ended September 30, 2005, respectively, primarily due to changes in Interest credited and other benefits to contractowners, Operating expenses, and Amortization of DAC and VOBA. During the nine months ended September 30, 2005, Interest credited and other benefits to contractowners increased mainly due to higher average fixed AUM. This increase was more than offset for the three months ended September 30, 2005, by higher surrenders on the Company's run-off annuity block of business. In addition, Operating expenses increased in conjunction with the overall growth of the business for the three and nine months ended September 30, 2005, primarily driven by a rise in benefit costs, strategic spending on projects such as the implementation of the Sarbanes-Oxley Act of 2002, and net commissions. During the three and nine months ended September 30, 2005, Amortization of DAC and VOBA increased due to increased gross profits, which were driven by higher fixed and variable margins due to higher asset volume, partially offset by higher expenses. However, for the three months ended September 30, 2005, this increase was more than offset by declining amortization related to positive unlocking, primarily due to favorable equity market performance and revision of policyholder withdrawal behavior assumptions.

         Interest expense did not fluctuate significantly during the three and nine month periods ended September 30, 2005, compared to the same periods for 2004.

         Net Income and Taxes

         Income tax benefit increased for the three and nine months ended September 30, 2005, respectively, mainly due to the dividends received deduction and non-recurring favorable adjustments related to a 2000 and 2001 Internal Revenue Service ("IRS") audit settlement.

         FINANCIAL CONDITION

         INVESTMENTS

         Investment Strategy

         The Company's investment strategy for its general account investments involves diversification by asset class, and seeks to add economic diversification and to reduce the risks of credit, liquidity, and embedded options within certain investment products, such as convexity risk on collateralized mortgage obligations and call options. The investment management function is centralized under ING Investment Management LLC ("IIM"), an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for each general type of product within the Company.

         The Company's use of derivatives is limited mainly to hedging purposes to reduce the Company's exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. Generally, derivatives are not accounted for using hedge accounting treatment under FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as the Company has not historically sought hedge accounting treatment.

         Portfolio Composition

         The following table presents the investment portfolio at September 30, 2005 and December 31, 2004.

                                                       2005                              2004
                                           ---------------------------      ---------------------------
                                           CARRYING VALUE          %        CARRYING VALUE          %
                                           ---------------      ------      ---------------      ------
         Fixed maturities, including
            securities pledged             $      18,188.5        90.9%     $      18,425.6        92.1%
         Equity securities                           168.5         0.8%               162.6         0.8%
         Mortgage loans on real estate             1,279.0         6.4%             1,090.2         5.5%
         Policy loans                                263.0         1.3%               262.7         1.3%
         Other investments                           118.1         0.6%                57.0         0.3%
                                           ---------------      ------      ---------------      ------
                                           $      20,017.1       100.0%     $      19,998.1       100.0%
                                           ===============      ======      ===============      ======

         Fixed Maturities

         Fixed maturities, available-for-sale, as of September 30, 2005, were as follows:

                                                                       GROSS           GROSS
                                                    AMORTIZED       UNREALIZED       UNREALIZED         FAIR
                                                       COST            GAINS           LOSSES           VALUE
                                                  ------------     ------------     ------------     ------------
         Fixed maturities:
            U.S. government and government
              agencies and authorities            $      633.2     $        0.7     $       10.2     $      623.7
            States, municipalities, and
              political subdivisions                      64.9              1.4              1.3             65.0

            U.S. corporate securities:
              Public utilities                         1,219.5             33.2             12.3          1,240.4
              Other corporate securities               6,043.4            145.2             76.9          6,111.7
                                                  ------------     ------------     ------------     ------------
            Total U.S. corporate securities            7,262.9            178.4             89.2          7,352.1
                                                  ------------     ------------     ------------     ------------

            Foreign securities:
              Government                                 560.2             30.1              5.5            584.8
              Other                                    1,798.7             54.9             19.1          1,834.5
                                                  ------------     ------------     ------------     ------------
            Total foreign securities                   2,358.9             85.0             24.6          2,419.3
                                                  ------------     ------------     ------------     ------------

            Residential mortgage-backed
              securities                               4,567.9             43.4             67.3          4,544.0
            Commercial mortgage-backed
              securities                               2,071.9             38.4             20.7          2,089.6
            Other asset-backed securities              1,104.0              7.4             16.6          1,094.8
                                                  ------------     ------------     ------------     ------------

            Total fixed maturities, including
              fixed maturities pledged                18,063.7            354.7            229.9         18,188.5
            Less: fixed maturities pledged             1,645.0             13.2              9.1          1,649.1
                                                  ------------     ------------     ------------     ------------

         Fixed maturities                         $   16,418.7     $      341.5     $      220.8     $   16,539.4
                                                  ============     ============     ============     ============

         Fixed maturities, available-for-sale, as of December 31, 2004, were as follows:

                                                                       GROSS           GROSS
                                                    AMORTIZED       UNREALIZED       UNREALIZED         FAIR
                                                       COST            GAINS           LOSSES           VALUE
                                                  ------------     ------------     ------------     ------------
         Fixed maturities:
            U.S. government and government
              agencies and authorities            $      197.3     $        0.9     $        0.9     $      197.3
            States, municipalities, and
              political subdivisions                      32.1              0.2              0.9             31.4

            U.S. corporate securities:
              Public utilities                         1,207.6             50.0              5.0          1,252.6
              Other corporate securities               5,846.5            275.0             25.4          6,096.1
                                                  ------------     ------------     ------------     ------------
            Total U.S. corporate securities            7,054.1            325.0             30.4          7,348.7
                                                  ------------     ------------     ------------     ------------

            Foreign securities:
              Government                                 660.2             33.9              3.1            691.0
              Other                                    1,656.4             78.4              6.1          1,728.7
                                                  ------------     ------------     ------------     ------------
            Total foreign securities                   2,316.6            112.3              9.2          2,419.7
                                                  ------------     ------------     ------------     ------------

            Residential mortgage-backed
              securities                               5,497.6             65.6             58.2          5,505.0
            Commercial mortgage-backed
              securities                               1,491.2             73.2              4.4          1,560.0
            Other asset-backed securities              1,354.6             22.6             13.7          1,363.5
                                                  ------------     ------------     ------------     ------------

            Total fixed maturities, including
              fixed maturities pledged                17,943.5            599.8            117.7         18,425.6
            Less: fixed maturities pledged             1,258.8             18.0              2.5          1,274.3
                                                  ------------     ------------     ------------     ------------

         Fixed maturities                         $   16,684.7     $      581.8     $      115.2     $   17,151.3
                                                  ============     ============     ============     ============

         It is management's objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company's portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. The average quality rating of the Company's fixed maturities portfolio was AA- at September 30, 2005 and December 31, 2004. Ratings are calculated using a rating hierarchy that considers Standard & Poor's ("S&P"), Moody's, and internal ratings.

         Total fixed maturities by quality rating category, including fixed maturities pledged to creditors, were as follows at September 30, 2005 and December 31, 2004:

                                    2005                         2004
                        ------------------------     ------------------------
                            FAIR           % OF           FAIR          % OF
                            VALUE         TOTAL          VALUE         TOTAL
                        ------------    --------     ------------    --------
         AAA            $    8,258.5        45.4%    $    8,675.4        47.1%
         AA                  1,010.8         5.6%           910.4         4.9%
         A                   4,014.7        22.1%         3,754.3        20.4%
         BBB                 4,157.1        22.8%         4,311.4        23.4%
         BB                    648.2         3.6%           698.9         3.8%
         B and below            99.2         0.5%            75.2         0.4%
                        ------------    --------     ------------    --------
         Total          $   18,188.5       100.0%    $   18,425.6       100.0%
                        ============    ========     ============    ========

         95.9% and 95.8% of fixed maturities were invested in securities rated BBB and above (Investment Grade) at September 30, 2005 and December 31, 2004, respectively.

         Fixed maturities rated BB and below (Below Investment Grade) may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

         Total fixed maturities by market sector, including fixed maturities pledged to creditors, were as follows at September 30, 2005 and December 31, 2004:

                                                                  2005                          2004
                                                       ------------------------     ------------------------
                                                           FAIR          % OF          FAIR           % OF
                                                           VALUE         TOTAL         VALUE          TOTAL
                                                       ------------    --------     ------------    --------
         U.S. corporate, states, and municipalities    $    7,417.1        40.8%    $    7,380.1        40.1%
         Residential mortgage-backed                        4,544.0        25.0%         5,505.0        29.9%
         Foreign (1)                                        2,419.3        13.3%         2,419.7        13.1%
         Commercial/multifamily mortgage-backed             2,089.6        11.5%         1,560.0         8.5%
         Other asset-backed                                 1,094.8         6.0%         1,363.5         7.4%
         U.S. Treasuries/Agencies                             623.7         3.4%           197.3         1.0%
                                                       ------------    --------     ------------    --------
         Total                                         $   18,188.5       100.0%    $   18,425.6       100.0%
                                                       ============    ========     ============    ========

         (1) Primarily U.S. dollar denominated

         The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at September 30, 2005.

         Mortgage Loans

         Mortgage loans, primarily commercial mortgage loans, totaled $1,279.0 and $1,090.2 at September 30, 2005 and December 31, 2004, respectively. These loans are reported at amortized cost, less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect on all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows, cash flows from the loan (discounted at the loan's effective interest rate), or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write down charged to realized loss. At September 30, 2005 and December 31, 2004, the Company had no allowance for mortgage loan credit losses.

         Unrealized Losses

         Fixed maturities, including securities pledged to creditors, comprise 90.9% and 92.1% of the Company's total investment portfolio at September 30, 2005 and December 31, 2004, respectively. Unrealized losses related to fixed maturities are analyzed in detail in the following tables.

         Unrealized losses in fixed maturities, including securities pledged to creditors, for Investment Grade ("IG") and Below Investment Grade ("BIG") securities by duration were as follows at September 30, 2005 and December 31, 2004:

                                                     2005                                          2004
                                  ------------------------------------------    ------------------------------------------
                                             % OF IG                % OF IG                % OF IG                % OF IG
                                     IG      AND BIG        BIG     AND BIG        IG      AND BIG        BIG     AND BIG
                                  --------   --------    --------   --------    --------   --------    --------   --------
         Less than six
           months below
           amortized cost         $   98.4       42.8%   $    2.8        1.2%   $   37.3       31.7%   $    0.5        0.4%
         More than six
           months and less
           than twelve months
           below amortized cost       46.2       20.1%        2.2        1.0%       33.1       28.1%        1.6        1.4%
         More than twelve
           months below
           amortized cost             78.9       34.3%        1.4        0.6%       44.4       37.7%        0.8        0.7%
                                  --------   --------    --------   --------    --------   --------    --------   --------
         Total unrealized loss    $  223.5       97.2%   $    6.4        2.8%   $  114.8       97.5%   $    2.9        2.5%
                                  ========   ========    ========   ========    ========   ========    ========   ========

         Unrealized losses at September 30, 2005, were primarily related to interest rate movement or spread widening and to mortgage and other asset-backed securities. Mortgage and other asset-backed securities include U.S. government backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows. The following table summarizes the unrealized losses by duration and reason, along with the carrying amount of securities in unrealized loss positions at September 30, 2005:

                                                                           MORE THAN
                                                                           SIX MONTHS
                                                         LESS THAN       AND LESS THAN       MORE THAN
                                                        SIX MONTHS       TWELVE MONTHS     TWELVE MONTHS
                                                      ---------------   ---------------   ---------------
         Interest rate or spread widening             $          55.3   $          30.0   $          40.0
         Mortgage and other asset-backed securities              45.9              18.4              40.3
                                                      ---------------   ---------------   ---------------
         Total unrealized loss                        $         101.2   $          48.4   $          80.3
                                                      ===============   ===============   ===============
         Carrying amount                              $       7,048.7   $       2,145.8   $       1,774.2
                                                      ===============   ===============   ===============

         Unrealized losses in fixed maturities, including securities pledged to creditors, by market sector and duration were as follows at September 30, 2005:

                                                                COMMERCIAL/
                                                   RESIDENTIAL  MULTI-FAMILY                 U.S.       OTHER
                                         U.S.       MORTGAGE-     MORTGAGE-               TREASURIES/   ASSET-
                                      CORPORATE      BACKED        BACKED       FOREIGN    AGENCIES     BACKED      TOTAL
                                      ----------  ------------  ------------  ----------  ----------  ----------  ----------
         Less than six months
            below amortized cost      $     35.4  $       29.3  $       12.8  $     11.1  $      8.8  $      3.8  $    101.2
         More than six months
            and less than twelve
            months below
            amortized cost                  22.5          10.7           3.6         7.4         0.1         4.1        48.4
         More than twelve months
            below amortized cost            32.6          27.3           4.3         6.1         1.3         8.7        80.3
                                      ----------  ------------  ------------  ----------  ----------  ----------  ----------
         Total unrealized loss        $     90.5  $       67.3  $       20.7  $     24.6  $     10.2  $     16.6  $    229.9
                                      ==========  ============  ============  ==========  ==========  ==========  ==========

         Other-Than-Temporary Impairments

         The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Management considers the length of time and the extent to which the fair value has been less than amortized cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of an investment will not be collected, an other-than-temporary impairment is considered to have occurred.

         In addition, the Company invests in asset-backed securities. Determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than book value and there has been an adverse change in cash flow since the last remeasurement date.

         When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

         The following table identifies the Company's other-than-temporary impairments by type for the three and nine months ended September 30, 2005 and 2004:

                                                      THREE MONTHS ENDED SEPTEMBER 30,
                                                    2005                            2004
                                         ---------------------------     ---------------------------
                                                           NO. OF                          NO. OF
                                         IMPAIRMENT      SECURITIES      IMPAIRMENT      SECURITIES
                                         -----------     -----------     -----------     -----------
         Residential mortgage-backed     $       3.3              11     $       5.6              26
                                         -----------     -----------     -----------     -----------
         Total                           $       3.3              11     $       5.6              26
                                         ===========     ===========     ===========     ===========

                                                      THREE MONTHS ENDED SEPTEMBER 30,
                                                    2005                            2004
                                         ---------------------------     ---------------------------
                                                           NO. OF                          NO. OF
                                         IMPAIRMENT      SECURITIES      IMPAIRMENT      SECURITIES
                                         -----------     -----------     -----------     -----------
         Residential mortgage-backed     $      37.1              78     $      12.0              49
                                         -----------     -----------     -----------     -----------
         Total                           $      37.1              78     $      12.0              49
                                         ===========     ===========     ===========     ===========

         Net Realized Capital Gains and Losses

         Net realized capital gains (losses) are comprised of the difference between the carrying value of investments and proceeds from sale, maturity, and redemption, as well as losses incurred due to other-than-temporary impairment of investments and derivative changes in value. Net realized capital gains (losses) on investments were as follows:

                                                            THREE MONTHS ENDED SEPTEMBER 30,
                                                                 2005              2004
                                                            ------------      ------------
         Fixed maturities                                   $       25.3      $        6.5
         Equity securities                                           4.5               2.2
         Derivatives                                                (1.0)             (5.8)
         Other                                                      (0.2)               --
         Less: allocation to experience-rated contracts              4.4              (0.8)
                                                            ------------      ------------
         Pretax net realized capital gains                  $       24.2      $        3.7
                                                            ============      ============
         After-tax net realized capital gains               $       15.7      $        2.4
                                                            ============      ============

                                                            NINE MONTHS ENDED SEPTEMBER 30,
                                                                2005              2004
                                                            ------------      ------------
         Fixed maturities                                   $       29.6      $       49.8
         Equity securities                                           6.2               4.1
         Derivatives                                                 4.4              12.2
         Other                                                      (0.2)              1.4
         Less: allocation to experience-rated contracts             13.9              47.9
                                                            ------------      ------------
         Pretax net realized capital gains                  $       26.1      $       19.6
                                                            ============      ============
         After-tax net realized capital gains               $       17.0      $       12.7
                                                            ============      ============

         Net realized capital gains (losses) allocated to experience-rated contracts for the three and nine months ended September 30, 2005 and 2004, respectively, were deducted from net realized capital gains (losses), and an offsetting amount was reflected in Future policy benefits and claim reserves on the Condensed Consolidated Balance Sheets. Net unamortized realized gains allocated to experience-rated contractowners were $249.9 and $233.4 at September 30, 2005 and December 31, 2004, respectively.

         LIQUIDITY AND CAPITAL RESOURCES

         Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities.

         Sources and Uses of Liquidity

         The Company's principal sources of liquidity are product charges, investment income, proceeds from the maturity and sale of investments, and capital contributions. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, investment purchases, and contract maturities, withdrawals, and surrenders.

         The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowner behavior, and variable separate account performance. Contractowners bear the investment risk related to variable annuity products, subject, in limited cases, to certain minimum guaranteed rates.

         The fixed account liabilities are supported by a general account portfolio principally composed of fixed rate investments with matching duration characteristics that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available-for-sale. This strategy enables the Company to respond to changes in market interest rates, prepayment risk, relative values of asset sectors and individual securities and loans, credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company's asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

         Additional sources of liquidity include borrowing facilities to meet short-term cash requirements that arise in the ordinary course of business. ILIAC maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), an affiliate, whereby either party can borrow from the other up to 3% of ILIAC's statutory admitted assets as of the prior December 31. The Company had $20.0 and $25.0 receivable from ING AIH under the reciprocal loan agreement as of September 30, 2005 and December 31, 2004, respectively. ILIAC also maintains a $100.0 uncommitted, perpetual revolving note facility with the Bank of New York. The Company had no amounts outstanding under the revolving note facility at September 30, 2005 or December 31, 2004. Prior to September 30, 2005, the Company also maintained a $125.0 uncommitted revolving note facility with SunTrust Bank, Atlanta ("SunTrust"). At December 31, 2004, the Company had no amounts outstanding under the revolving note facility. Effective September 30, 2005, the Company no longer maintains the SunTrust note facility. Management believes that these sources of liquidity are adequate to meet the Company's short-term cash obligations.

         Capital Contributions and Dividends

         ILIAC has entered into agreements with ING Insurance Company of America ("IICA"), under which ILIAC has agreed to cause IICA to have sufficient capital to meet certain capital and surplus levels. ILIAC did not make capital contributions to IICA during the nine month periods ended September 30, 2005 and 2004.

         ILIAC did not pay dividends to its parent or receive capital contributions from its parent during the nine month periods ended September 30, 2005 and 2004.

         RECENTLY ADOPTED ACCOUNTING STANDARDS

         (See the New and Recently Adopted Accounting Standards Footnote to the condensed consolidated financial statements for further information.)

         LEGISLATIVE INITIATIVES

         Legislative proposals which have been or are being considered by Congress include repealing the estate tax, reducing the taxation on annuity benefits, changing the tax treatment of non-insurance financial products relative to insurance products, and changing life insurance company taxation. Some of these proposals, if enacted, could have a material effect on life insurance, annuity, and other retirement savings product sales. Legislation to expand private pension plan incentives also may be considered. Prospects for enactment and the ultimate effect of these proposals are uncertain. The President established an advisory panel to study reform of the Internal Revenue Code. The panel reported its findings and recommendations to the Secretary of Treasury on November 1, 2005. Some of the panel's recommendations would affect the tax treatment of life insurance, annuity and other retirement savings products. These panel recommendations are not legislative proposals at this time.

ITEM 4.  CONTROLS AND PROCEDURES

         a) The Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company's current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company's periodic SEC filings is made known to them in a timely manner.

         b) There has not been any change in the internal controls over financial reporting of the Company that occurred during the period covered by this report that has materially affected or is reasonably likely to materially affect these internal controls.

PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

         The Company is a party to threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company's operations or financial position.

         As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation. Reference is made to the "Other Regulatory Matters" section of "Management's Narrative Analysis of the Results of Operations and Financial Condition" included in the Company's 2004 Form 10-K Annual Report filed March 31, 2005 (SEC File No. 033-23376); and the Company's Form 8-K Current Report filed on September 28, 2005 (SEC File No. 033-23376).

ITEM 6.  EXHIBITS

         3.(i) Certificate of Incorporation as amended and restated January 1, 2002, incorporated by reference to the ILIAC Form 10-K, as filed with the SEC on March 28, 2002 (File No. 33-23376).

         3.(ii) Amended and Restated ING Life Insurance and Annuity Company By-Laws, effective January 1, 2005, incorporated by reference to the ILIAC Form 10-Q, as filed with the SEC on May 13, 2005 (File No. 033-23376).

         4.(a) Instruments Defining the Rights of Security Holders, Including Indentures (Annuity Contracts)

                 Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75964), as filed on July 29, 1997.

                 Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75980), as filed on February 12, 1997.

                 Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75964), as filed on February 11, 1997.

                 Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 33-75986), as filed on April 12, 1996.

                 Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 4, 1999.

                 Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-75988), as filed on April 15, 1996.

                 Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 17, 1996.

                 Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-91846), as filed on April 15, 1996.

                 Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-91846), as filed on August 6, 1996.

                 Incorporated by reference to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 21, 1996.

                 Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75982), as filed on February 20, 1997.

                 Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-75992), as filed on February 13, 1997.

                 Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75974), as filed on February 28, 1997.

                 Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75962), as filed on April 17, 1996.

                 Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75962), as filed on April 17, 1998.

                 Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75982), as filed on April 22, 1996.

                 Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-75980), as filed on August 19, 1997.

                 Incorporated by reference to Registration Statement on Form N-4 (File No. 333-56297), as filed on June 8, 1998.

                 Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-79122), as filed on August 16, 1995.

                 Incorporated by reference to Post-Effective Amendment No. 32 to Registration Statement on Form N-4 (File No. 33-34370), as filed on December 16, 1997.

                 Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-34370), as filed on September 29, 1997.

                 Incorporated by reference to Post-Effective Amendment No. 26 to Registration Statement on Form N-4 (File No. 33-34370), as filed on February 21, 1997.

                 Incorporated by reference to Post-Effective Amendment No. 35 to Registration Statement on Form N-4 (File No. 33-34370), as filed on April 17, 1998.

                 Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 33-87932), as filed on September 19, 1995.

                 Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-79122), as filed on April 17, 1998.

                 Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-79122), as filed on April 22, 1997.

                 Incorporated by reference to Post-Effective Amendment No. 21 to Registration Statement on Form N-4 (File No. 33-75996), as filed on February 16, 2000.

                 Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-4 (File No. 333-01107), as filed on April 7, 1999.

                 Incorporated by reference to Post-Effective Amendment No. 37 to Registration Statement on Form N-4 (File No. 33-34370), as filed on April 9, 1999.

                 Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-87305), as filed on December 13, 1999.

                 Incorporated by reference to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-56297), as filed on August 30, 2000.

                 Incorporated by reference to Post-Effective Amendment No.17 to Registration Statement on Form N-4 (File No. 33-75996), as filed on April 7, 1999.

                 Incorporated by reference to Post-Effective Amendment No. 19 to Registration Statement on From N-4 (File No. 333-01107), as filed on February 16, 2000.

                 Incorporated by reference to the Registration Statement on Form S-2 (File No. 33- 64331), as filed on November 16, 1995.

                 Incorporated by reference to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-2 (File No. 33-64331), as filed on January 17, 1996.

                 Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-75988), as filed on December 30, 2003

                 Incorporated by reference to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-75980), as filed on April 16, 2003.

                 Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 333-01107), as filed on April 10, 2002.

                 Incorporated by reference to Post-Effective Amendment No. 24 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 11, 2003.

                 Incorporated by reference to Registration Statement on Form N-4 (File No. 333-109860), as filed on October 21, 2003.

                 Incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement on Form N-4 (File No. 33-75962), as filed on December 17, 2004.

         31.1 Certificate of David A. Wheat pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

         31.2 Certificate of Brian D. Comer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

         32.1 Certificate of David A. Wheat pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

         32.2 Certificate of Brian D. Comer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 November 10, 2005                      ING Life Insurance and Annuity Company
 -----------------                      --------------------------------------
       (Date)                                          (Registrant)


                                        By: /s/ David A. Wheat
                                            ------------------------------------
                                            David A. Wheat
                                            Director, Executive Vice President
                                             and Chief Financial Officer
                                            (Duly Authorized Officer and
                                            Principal Financial Officer)

                                                                    EXHIBIT 31.1

                                  CERTIFICATION

I, David A. Wheat, certify that:

1. I have reviewed this quarterly report on Form 10-Q of ING Life Insurance and Annuity Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

      a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

      a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  November 10, 2005


By:    /s/ David A. Wheat
       -------------------------------
       David A. Wheat
       Director, Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

                                                                    EXHIBIT 31.2

                                  CERTIFICATION

I, Brian D. Comer, certify that:

1. I have reviewed this quarterly report on Form 10-Q of ING Life Insurance and Annuity Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

      a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

      a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 10, 2005


By:   /s/ Brian D. Comer
      -------------------------------
      Brian D. Comer
      President
      (Duly Authorized Officer and Principal Officer)

                                                                    EXHIBIT 32.1

                                  CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ING Life Insurance and Annuity Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the "Report") fully complies with the requirements of
Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


November 10, 2005                     By: /s/ David A. Wheat
-----------------                         ------------------------------------
     (Date)                               David A. Wheat
                                          Director, Executive Vice President and
                                            Chief Financial Officer

                                                                    EXHIBIT 32.2

                                  CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ING Life Insurance and Annuity Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the "Report") fully complies with the requirements of
Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


November 10, 2005                     By: /s/ Brian D. Comer
-----------------                         ------------------------------------
     (Date)                               Brian D. Comer
                                          President

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.

Not Applicable

Item 14. Indemnification of Directors and Officers.

Section 33-779 of the Connecticut General Statutes ("CGS") provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes, as amended by Sections 12 to 20, inclusive, of the CGS. Reference is hereby made to Section 33-771(e) of the CGS regarding indemnification of directors and Section 33-776(d) of CGS regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall, except to the extent that their certificate of incorporation expressly provides otherwise, indemnify their directors, officers, employees and agents against "liability" (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) when (1) a determination is made pursuant to Section 33-775 that the party seeking indemnification has met the standard of conduct set forth in Section 33-771 or (2) a court has determined that indemnification is appropriate pursuant to Section 33-774. Under Section 33-775, the determination of and the authorization for indemnification are made (a) by the disinterested directors, as defined in Section 33-770(3); (b) by special counsel; (c) by the shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify. Also, Section 33-772 with Section 33-776 provide that a corporation shall indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because he is or was a director, officer, employee, or agent of the corporation. Pursuant to Section 33-771(d), in the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party.

The statute does specifically authorize a corporation to procure indemnification insurance on behalf of an individual who was a director, officer, employee or agent of the corporation. Consistent with the statute, ING Groep N.V. maintains an umbrella insurance policy with an international insurer to cover errors and omissions, directors and officers, employment practices, fiduciary and fidelity. The policy covers ING Groep N.V. and any company in which ING Groep N.V. has controlling interest of 50% or more. This would encompass the principal underwriter as well as the depositor.

Section 20 of the ING Financial Advisers, LLC Limited Liability Company Agreement provides that ING Financial Advisers, LLC will indemnify certain persons against any loss, damage, claim or expenses (including legal fees) incurred by such person if he is made a party or is threatened to be made a party to a suit or proceeding because he was a member, officer, director, employee or agent of ING Financial Advisers, LLC, as long as he acted in good faith on behalf of ING Financial Advisers, LLC and in a manner reasonably believed to be within the scope of his authority. An additional condition requires that no person shall be entitled to indemnity if his loss, damage, claim or expense was incurred by reason of his gross negligence or willful misconduct. This indemnity provision is authorized by and is consistent with Title 8, Section 145 of the General Corporation Law of the State of Delaware.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a)  Furnish the exhibits as required by Item 601 of Regulation S-K
     (ss.229.601):

     (1) Underwriting Agreement dated November 17, 2000 between Aetna Life Insurance and Annuity Company and Aetna Investment Services, LLC o Incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-49176), as filed on November 30, 2000.

     (3) (i) Restated Certificate of Incorporation (amended and restated as of January 1, 2002) of ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) o Incorporated by reference to ING Life Insurance and Annuity Company annual report on Form 10-K (File No. 33-23376), as filed on March 28, 2002.

          (ii) Amended and Restated By-Laws of ING Life Insurance and Annuity Company, effective January 1, 2005 o Incorporated by reference to the ILIAC 10-Q as filed on May 12, 2005 (File No. 033-23376, Accession No. 0001047469-05-014783).

     (4)  Instruments Defining the Rights of Security Holders

          (a) Group Annuity Contract (Form No. G2-MGA-95) o Incorporated by reference to Registration Statement on Form S-2 (File No. 33-63657), as filed on October 25, 1995.

          (b) Individual Annuity Contract (Form No. I2-MGA-95) o Incorporated by reference to Pre-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on January 17, 1996.

          (c) Certificate (G2CC-MGA-95) to Group Annuity Contract Form No. G-MGA-95 o Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.

          (d) Endorsement (E2-MGAIRA-95-2) to Group Annuity Contract Form No. G2-MGA-95 and Certificate No. G2CC-MGA-95 o Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.

          (e) Endorsement (E2-MGAROTH-97) to Group Annuity Contract Form No. G2-MGA-95 and Certificate No. G2CC-MGA-95 o Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.

     (5)  Opinion and Consent of James A. Shuchart

     (10) Material contracts are listed under exhibit 10 in the Company's Form 10-K for the fiscal year ended December 31, 2004 (File No. 033-223376), as filed with the Commission on March 31, 2005. Each of the exhibits so listed is incorporated by reference as indicated in the Form 10-K

     (21) Subsidiaries of the Registrant

     (23) (a) Consent of Independent Registered Public Accounting Firm

          (b) Consent of James A. Shuchart, incorporated in Item 5 of this Part II, together with the Opinion of James A. Shuchart

     (24) (a) Powers of Attorney - Included on signature page.

Exhibits other than these listed above are omitted because they are not required or are not applicable.

(b) Financials pursuant to Regulation S-X - Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2004 (File No. 033-23376), as filed with the Commission on March 31, 2005 Accession No. 0001047469-05-014783) and by reference to Form 10-Q for the period ended September 30, 2005 (File No. 033-23376), as filed with the Commission on November 14, 2005 Accession No. 0000837276-05-000127.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)  Rule 415 offerings:

     (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(h)  Request for acceleration of effective date:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 3rd day of January, 2006.

                                By:  ING LIFE INSURANCE AND ANNUITY COMPANY
                                       (REGISTRANT)

                                          /s/Brian D. Comer
                                     By:  ------------------
                                          Brian D. Comer
                                          President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated. . Each person whose signature appears below hereby constitutes and appoints J. Neil McMurdie, James A. Shuchart and Kimberly J. Smith and each of them individually, such person's true and lawful attorneys and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments).


Signature                    Title                                 Date

/s/ Brian D. Comer                                                 )
-------------------          President                             )
Brian D. Comer               (principal executive officer)         )
                                                                   )
/s/ Thomas J. McInerney                                            )
-------------------          Director                              ) January
Thomas J. McInerney                                                ) 3, 2006
                                                                   )
/s/ Kathleen A. Murphy                                             )
-------------------          Director                              )
Kathleen A. Murphy                                                 )
                                                                   )
/s/ Catherine H. Smith       Director                              )
-------------------                                                )
Catherine H. Smith                                                 )
                                                                   )
/s/ Jacques de Vaucleroy                                           )
-------------------          Director                              )
Jacques de Vaucleroy                                               )
                                                                   )
/s/ David A. Wheat                                                 )
-------------------          Director and Chief Financial Officer  )
David A. Wheat                                                     )
                                                                   )
/s/ Steven T. Pierson                                              )
-------------------          Chief Accounting Officer              )
Steven T. Pierson                                                  )

                                  EXHIBIT INDEX


Exhibit No.   Exhibit

16(5)         Opinion and Consent of James A. Shuchart                   EX-5

16(21)        Subsidiaries of the Registrant                             EX-21

16(23)(a)     Consent of Independent Registered Public                   EX-23A
              Accounting Firm